Prospectus Supplement
(To Prospectus Dated June 14, 1999)

                                  $245,645,000
                                 (APPROXIMATE)

                 [Logo of GreenPoint Mortage Securities Inc.]
                                   SPONSOR

                       GREENPOINT MORTGAGE FUNDING, INC.
                              SELLER AND SERVICER

                    GREENPOINT HOME EQUITY LOAN TRUST 1999-2
               HOME EQUITY LOAN ASSET-BACKED NOTES, SERIES 1999-2
            $193,275,000 CLASS A-1 VARIABLE RATE ASSET-BACKED NOTES
             $52,370,000 CLASS A-2 VARIABLE RATE ASSET-BACKED NOTES

--------------------------------------------------------------------------------
CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-10 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 4 OF THE ACCOMPANYING PROSPECTUS.

The notes represent obligations of the trust only and do not represent an interest in or obligation of GreenPoint Mortgage Securities Inc., GreenPoint Mortgage Funding, Inc., Bank One, National Association, Wilmington Trust Company, or any of their affiliates.

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.
--------------------------------------------------------------------------------


                               [Logo of Ambac]

                    THE TRUST WILL ISSUE:

                    o  Two series of senior Class A Notes.

                    o A certificate representing the beneficial ownership interest in the entire Trust.

                    THE CLASS A NOTES:

                    o Represent debt obligations of a Delaware business trust supported primarily by two separate pools:

                        o The first pool consists of adjustable rate, revolving home equity lines of credit mortgage loans and fixed-rate closed-end second lien mortgage loans, all of which substantially conform to certain loan origination standards with respect to loan balances as of the date of origination set forth by the Federal National Mortgage Association; and

                        o The second pool consists of adjustable rate, revolving home equity lines of credit mortgage loans which may not so conform.

                    o  Currently have no trading market.

                    o Receive distributions on the 15th day of each month (or if such day is not a business day, the next business day), beginning on January 18, 2000.

                    o Will have the benefit of an insurance policy from Ambac Assurance Corporation which will guarantee timely payment of interest and the ultimate payment of principal, as described in this prospectus supplement.

                    o Are offered pursuant to this prospectus and prospectus supplement and are listed on the table on page S-4.

    Greenwich Capital Markets, Inc., as underwriter, will buy the offered notes from GreenPoint Mortgage Securities Inc. at a price equal to approximately 99.75% of their face value. GreenPoint Mortgage Securities Inc. will pay the expenses related to the issuance of the notes from these proceeds. The certificate will not be offered and will be retained by GreenPoint Mortgage Securities Inc. The underwriter proposes to sell the offered notes purchased by it from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. GreenPoint Mortgage Securities Inc. has agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

GREENWICH CAPITAL
--------------------------------------------------------------------------------
-----------------

December 15, 1999

            IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

         We tell you about the notes in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your series of notes, and (2) this prospectus supplement, which describes the specific terms of your series of notes and may be different from the information in the prospectus.

         If the terms of your series of notes and any other information contained herein vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

         We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

         You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under "Index of Defined Terms" beginning on page S-72 in this prospectus supplement.

         The underwriter may engage in transactions that stabilize, maintain, or in some way affect the price of the notes. These types of transactions may include stabilizing the purchase of notes to cover syndicate short positions and the imposition of penalty bids. For a description of these activities, please read the section entitled "Underwriting" in this prospectus supplement.

                                TABLE OF CONTENTS

                              Prospectus Supplement


SUMMARY...................................................................S-4
RISK FACTORS.............................................................S-10
FORMATION OF THE TRUST...................................................S-15
THE TRUST PROPERTY.......................................................S-15
THE INSURER AND THE POLICY...............................................S-16
GREENPOINT MORTGAGE FUNDING, INC.........................................S-19
THE COMPANY'S MORTGAGE LOAN PROGRAM......................................S-21
THE SPONSOR..............................................................S-23
DESCRIPTION OF THE MORTGAGE LOANS........................................S-23
YIELD, MATURITY AND PREPAYMENT CONSIDERATIONS............................S-42
POOL FACTOR AND TRADING INFORMATION......................................S-48
DESCRIPTION OF THE CLASS A NOTES.........................................S-48
CERTAIN PROVISIONS OF THE SALE AND SERVICING AGREEMENT...................S-58
USE OF PROCEEDS..........................................................S-66
CERTAIN FEDERAL INCOME TAX CONSEQUENCES..................................S-66
STATE TAXES..............................................................S-68
ERISA CONSIDERATIONS.....................................................S-69
LEGAL INVESTMENT CONSIDERATIONS..........................................S-69
UNDERWRITING.............................................................S-70
LEGAL MATTERS............................................................S-70
EXPERTS..................................................................S-70
RATINGS..................................................................S-71
INDEX OF DEFINED TERMS...................................................S-72


                                   Prospectus

RISK FACTORS................................................................4
THE TRUST...................................................................8
USE OF PROCEEDS............................................................14
THE SPONSOR................................................................14
LOAN PROGRAM...............................................................14
DESCRIPTION OF THE SECURITIES..............................................17
CREDIT ENHANCEMENT.........................................................31
YIELD AND PREPAYMENT CONSIDERATIONS........................................38
THE AGREEMENTS.............................................................41
CERTAIN LEGAL ASPECTS OF THE LOANS.........................................58
FEDERAL INCOME TAX CONSEQUENCES............................................69
STATE TAX CONSIDERATIONS...................................................96
ERISA CONSIDERATIONS.......................................................96
LEGAL INVESTMENT .........................................................101
METHOD OF DISTRIBUTION....................................................102
LEGAL MATTERS.............................................................103
FINANCIAL INFORMATION.....................................................103
AVAILABLE INFORMATION.....................................................103
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........................104
RATING....................................................................104

                       WHERE YOU CAN FIND MORE INFORMATION

         Federal securities law requires the filing of certain information with the Securities and Exchange Commission (the "SEC"), including annual, quarterly and special reports, proxy statements and other information. You can read and copy these documents at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, NW, Room 1024, Washington, DC 20549. You can also copy and inspect such reports, proxy statements and other information at the following regional offices of the SEC:

      New York Regional Office        Chicago Regional Office
      Seven World Trade Center        Citicorp Center
      Suite 1300                      500 West Madison Street, Suite 1400
      New York, NY  10048             Chicago, Illinois 60661

         Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SEC filings are also available to the public on the SEC's web site at http://www.sec.gov.

         The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information.

         In addition to the documents described in the accompanying prospectus under "Incorporation of Certain Documents by Reference," the financial statements of Ambac Assurance Corporation included in, or as exhibits to, the following documents, which have been filed by Ambac Assurance Corporation with the SEC are hereby incorporated by reference:

         o Annual report on Form 10-K for the year ended December 31, 1998, and

         o        Quarterly Report on Form 10-Q for the quarter ended September
                  30, 1999.

         All financial statements of Ambac Assurance Corporation and subsidiaries included in documents filed by Ambac Financial Group, Inc. with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the filing of this prospectus supplement and prior to the termination of the offering of the notes shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof.

         This prospectus supplement and the accompanying prospectus are part of a registration statement filed by the Sponsor with the SEC (Registration No. 333-79833). You may request a free copy of any of the above filings by writing or calling:

                        GreenPoint Mortgage Securities Inc.
                        700 Larkspur Landing Circle
                        Suite 240
                        Larkspur, CA  94939
                        Attention:  Peter T. Paul
                        (415) 925-5442

         You should rely only on the information provided in this prospectus supplement or the accompanying prospectus or incorporated by reference herein. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the cover page of this prospectus supplement or the accompanying prospectus or that the information incorporated by reference herein is accurate as of any date other than the date stated therein.

                                     SUMMARY

   o This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the notes, read carefully this entire prospectus supplement and the accompanying prospectus.

   o This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

                         -------------------------------

                    GreenPoint Home Equity Loan Trust 1999-2
                      Home Equity Loan Asset-Backed Notes,
                                  Series 1999-2
                       Class A-1 Notes and Class A-2 Notes

                                                              Initial Rating
                                                                of Offered
                                                                 Class A
                                                                 Notes(1)
                  Initial      Interest        Final
                 Principal     Rate (per     Scheduled          S&P      Moody's
     Class        Balance       annum)      Payment Date      Rating     Rating
     -----        -------       ------      ------------      ------     ------
   Class A-1    $193,275,000   Variable    December, 2025      AAA         Aaa
   Class A-2    $ 52,370,000   Variable    December, 2025      AAA         Aaa


------------

(1) A description of the ratings of the Class A Notes is set forth under the heading "Ratings" in this prospectus supplement.

         The Trust will issue the Class A Notes in book-entry form through the facilities of The Depository Trust Company.

         We refer you to "Description of the Class A Notes -- General" and "--Book-Entry Securities" in this prospectus supplement for more detail.


                   ------------------------------------------


Trust:            GreenPoint Home Equity Loan Trust 1999-2.

Sponsor: GreenPoint Mortgage Securities Inc. (formerly known as Headlands Mortgage Securities Inc.)

Servicer:         GreenPoint Mortgage Funding, Inc. (formerly known as Headlands
                  Mortgage Company).


Owner Trustee:    Wilmington Trust Company.


Indenture
Trustee:          Bank One, National Association.

Insurer:          Ambac Assurance Corporation.


                   ------------------------------------------

Initial
Cut-Off Date:     The close of business on November 30, 1999.

Closing Date:     On or about December 22, 1999.

Payment Date:     The 15th day of each month or if such day is not a business day, the next business day. The first payment date will be January 18, 2000.

Record Date:      The last business day preceding a payment date unless
                  the notes are no longer book-entry notes in which case the record date is the last business day of the month preceding the month of a payment date.


                   ------------------------------------------


Mortgage Loans

On December 22, 1999, the trust will acquire two pools of mortgage loans.

Pool I

The mortgage loans in pool I will consist of:

         o Home equity lines of credit mortgage loans secured by first or second lien deeds of trust on residential properties located in 31 states and in the District of Columbia. We expect these initial home equity lines of credit mortgage loans in pool I to have an aggregate principal balance of approximately $141,422,871 as of November 30, 1999. After the closing date, GreenPoint Mortgage Securities Inc. will also transfer one or more groups of subsequent home equity lines of credit mortgage loans to the trust prior to January 18, 2000 for assignment to pool I. We expect these groups of subsequent home equity lines of credit mortgage loans to have an aggregate principal balance of approximately $38,739,074. As of November 30, 1999, the initial home equity lines of credit mortgage loans in pool I had the following characteristics:

Number of Mortgage Loans:                                             3,861
Range of Outstanding Principal Balances(1):                  $0 to $351,688
Average Outstanding Principal Balance(1):                           $37,582
Range of Remaining Term to Stated Maturity:               166 to 300 months
Weighted Average Remaining Term to Stated Maturity(1):           209 months
Range of Mortgage Rates:                                    5.625%- 15.500%
Weighted Average Mortgage Rate(1):                                   6.690%
Weighted Average Net Mortgage Rate(1):                               6.190%
Geographic Concentrations in Excess of 5%(1):
          California                                                 74.46%
--------------
(1)  Approximate

         o Fixed-rate closed-end mortgage loans secured by second lien mortgages on residential property located in 23 states. We expect these initial closed end second lien mortgage loans in pool I to have an aggregate principal balance of approximately $13,113,557 as of November 30, 1999. As of November 30, 1999, the initial closed end second lien mortgage loans in pool I had the following characteristics:

Number of Mortgage
  Loans:                                                347
Range of Outstanding
  Principal                                       $10,000 to
  Balances(1):                                     $112,500
Average Outstanding
  Principal Balance(1):                             $37,791
Range of Remaining
  Term to Stated                                 176 to 180
  Maturity:                                          months
Weighted Average
  Remaining Term to
  Stated Maturity(1):                             180 months
Range of Mortgage                                   8.500% -
  Rates:                                             13.875%
Weighted Average
  Mortgage Rate(1):                                  11.328%
Weighted Average Net
  Mortgage Rate(1):                                  10.828%
Geographic Concentrations in Excess of 5%(1):
   California                                         69.58%
   Washington                                          7.96%
--------------
(1)  Approximate

         o The home equity lines of credit mortgage loans and fixed-rate closed-end mortgage loans in pool I will substantially conform to certain loan origination standards with respect to loan balances as of the date of origination set forth by the Federal National Mortgage Association. These criteria have been used solely in selecting pool I mortgage loans. Information on pool I is set forth herein and no representation or warranty is made that individual mortgage loans in pool I would be eligible for purchase by the Federal National Mortgage Association.

Pool II

The mortgage loans in pool II will consist of home equity lines of credit mortgage loans secured by first or second lien deeds of trust on residential properties located in 19 states. Pool II will not contain any fixed rate closed-end mortgage loans. We expect these initial home equity lines of credit mortgage loans in pool II to have an aggregate principal balance of approximately $41,109,718 as of November 30, 1999. After the closing date, GreenPoint Mortgage Securities Inc. will also transfer one or more groups of subsequent home equity lines of credit mortgage loans to the trust prior to January 18, 2000 for assignment to pool II. We expect these groups of subsequent home equity lines of credit mortgage loans to have an aggregate principal balance of approximately $11,260,926. As of November 30, 1999, the initial home equity lines of credit mortgage loans in pool II had the following characteristics:

Number of Mortgage
  Loans:                                                 388
Range of Outstanding
  Principal                                            $0 to
  Balances(1):                                      $500,000
Average Outstanding
  Principal Balance(1):                             $110,214
Range of Remaining
  Term to Stated                                  170 to 300
  Maturity:                                           months
Weighted Average
  Remaining Term to
  Stated Maturity(1):                             209 months
Range of Mortgage                                   5.875% -
  Rates:                                             14.500%
Weighted Average
  Mortgage Rate(1):                                   6.451%
Weighted Average Net
  Mortgage Rate(1):                                   5.951%
Geographic Concentrations in Excess of 5%(1):
   California                                         86.57%
----------------
(1)  Approximate

         o The home equity lines of credit mortgage loans in pool II may not substantially conform to loan origination standards with respect to loan balances as of the date of origination set forth by the Federal National Mortgage Association.

We refer you to "Description of the Mortgage Loans" in this prospectus supplement for more detail on these two pools of mortgage loans.

Trust Property

In addition to pool I and pool II, the trust property will also include cash on deposit in certain accounts and other assets as described in detail elsewhere in this prospectus supplement. The Class A-1 Notes will relate to pool I and the Class A-2 Notes will relate to pool II.

We refer you to "The Trust Property" in this prospectus supplement for more detail.

Pre-Funding Account



         o As indicated above, GreenPoint Mortgage Securities Inc. expects to sell additional groups of home equity lines of credit mortgage loans to the trust during a period beginning on or about December 22, 1999 and ending not later than January 18, 2000. On or about December 22, 1999, approximately $50,000,000 will be deposited in a pre-funding account set up in the name of the indenture trustee from the proceeds from the sale of the notes. The funds in this pre-funding account will be used to purchase the subsequent groups of home equity lines of credit mortgage loans for inclusion in pool I and pool II. GreenPoint Mortgage Securities Inc. expects to sell groups of subsequent home equity lines of credit mortgage loans for inclusion in pool I with an aggregate principal balance of approximately $38,739,074. GreenPoint Mortgage Securities Inc. expects to sell groups of subsequent home equity lines of credit mortgage loans for inclusion in pool II with an aggregate principal balance of approximately $11,260,926. Any monies remaining in the pre-funding account after the time period has expired will be paid to the noteholders of the related Class A Notes as a principal payment. Prior to being used to purchase these additional groups of mortgage loans or paid to you, funds on deposit in the pre-funding account will be invested from time to time in eligible investments.

We refer you to "Description of the Class A Notes -- Pre-Funding Account" in this prospectus supplement for more detail.

Removal of Certain Mortgage Loans

On any payment date, GreenPoint Mortgage Securities Inc. will have a limited right to elect to remove from the trust certain mortgage loans without providing notice to you. GreenPoint Mortgage Securities Inc. must comply with certain conditions, which include obtaining the consent of Ambac Assurance Corporation, in order to exercise this option.

We refer you to "Description of the Class A Notes--Optional Retransfers of Mortgage Loans to the Sponsor" in this prospectus supplement for more detail.

Priority of Distributions

Funds available from payments and other amounts received on the mortgage loans and any amounts available as property of the trust on any payment date will be distributed in accordance with the priority of distributions set forth elsewhere in this prospectus supplement.

We refer you to "Description of the Class A Notes--Priority of Distributions" in this prospectus supplement for more detail.

Interest Distributions

On each payment date and for each class of notes, you will be entitled to interest at the applicable interest rate that accrued during the accrual period.

Class A-1 Interest Rate

         o Interest accrues on the Class A-1 Notes from the preceding payment date to the date immediately preceding the next payment date (or from December 22, 1999, in the case of the first payment date).

         o For each interest period, interest will generally accrue on the Class A-1 Notes at an annual rate of interest equal to one-month LIBOR plus 0.30% (for each interest period ending on or prior to the date on which the sponsor could exercise its option to redeem the Class A-1 Notes) or one-month LIBOR plus 0.60% (for each interest period ending after such date), but only as described in "Description of the Class A Notes--Payment of Interest--Class A-1 Notes" and subject to a maximum rate and other limitations contained therein.

Class A-2 Interest Rate

         o Interest accrues on the Class A-2 Notes from the preceding payment date to the date immediately preceding the next payment date (or from December 22, 1999, in the case of the first payment date).

         o For each interest period, interest will generally accrue on the Class A-2 Notes at an annual rate of interest equal to one-month LIBOR plus 0.38% (for each interest period ending on or prior to the date on which the sponsor could exercise its option to redeem the Class A-2 Notes) or one-month LIBOR plus 0.76% (for each interest period ending after such date), but only as described in "Description of the Class A Notes--Payment of Interest--Class A-2 Notes" and subject to a maximum rate and other limitations contained therein.

We refer you to "Description of the Class A Notes--Payment of Interest" in this prospectus supplement for more information.

Principal Distributions

         o Principal will be paid on the notes on each payment date in reduction of the outstanding principal balance of the notes.

         o The amount of principal payable with respect to the Class A-1 Notes will be determined by the period of amortization described below and in accordance with a formula that takes into account the principal collections received on the home equity lines of credit mortgage loans in pool I each month plus the principal collections on the fixed-rate closed-end mortgage loans in pool I each month minus the total principal balance of additional draws made by the borrower on such home equity lines of credit mortgage loans for such month minus any excess cash not needed to maintain certain required levels of overcollateralization for the Class A-1 Notes. As a result of the revolving nature of the home equity lines of credit mortgage loans, the terms of the amortization of the Class A-1 Notes have been divided into two periods, the managed amortization period and the rapid amortization period, as described in detail elsewhere in this prospectus supplement.

         o The amount of principal payable with respect to the Class A-2 Notes will be determined by the period of amortization described below and in accordance with a formula that takes into account the principal collections received on the home equity lines of credit mortgage loans in pool II each month minus the total principal balance of additional draws made by the borrower on such home equity lines of credit mortgage loans for such month minus any excess cash not needed to maintain certain required levels of overcollateralization for the Class A-2 Notes. As a result of the revolving nature of the home equity lines of credit mortgage loans, the terms of the amortization of the Class A-2 Notes have been divided into two periods, the managed amortization period and the rapid amortization period, as described in detail elsewhere in this prospectus supplement.

         o During certain periods, additional amounts collected from the underlying mortgage loans for each of the pools will be distributed to the holders of the related notes as a principal payment in order to maintain certain required levels of overcollateralization.

We refer you to "Description of the Class A Notes -- Payment of Principal" in this prospectus supplement for more information regarding the calculation as to the amount of principal each class of notes is entitled to receive on each payment date.

Credit Enhancement

Credit enhancement reduces the harm caused to the holders of notes from shortfalls in payments received from and losses incurred on the underlying pools of mortgage loans. The credit enhancement provided for the benefit of the notes consists of the following:

         o Subordination of the Certificates. The trust is issuing a certificate representing the entire beneficial ownership interest in the underlying pools of mortgage loans. Payments on the certificate are subordinated to payments due on the notes as described elsewhere in this prospectus supplement. This subordination of the certificate provides credit enhancement to the notes.

         o Overcollateralization and Limited Crosscollateralization. Additional credit enhancement will result from the fact that the size of the pools of underlying mortgage loans is expected to eventually be greater than the principal balance of the notes secured by each pool. In addition, the cash flow provisions of the trust require the acceleration of principal payments on the notes in order to maintain a certain overcollateralization level for each pool. Once the required level of overcollateralization is reached for a pool, the acceleration feature for the related class of notes will cease, unless it is necessary to maintain the required level of overcollateralization.

         The Indenture allows excess cash on any payment date by a class of notes to be applied to the funding of certain deficiencies in interest and principal with respect to the other class of notes.

o Application of Excess Cashflow. Generally, because more interest is paid by the borrowers than is necessary to pay the interest earned on the notes, there probably will be excess cashflow each month. Some of the excess cashflow will be used as principal payments on the related notes to create overcollateralization until the required level of overcollateralization has been reached. The actual level of overcollateralization required on any date for the Class A-1 Notes or the Class A-2 Notes may decrease following the payment date in December 2002.

         o The Insurance Policy. GreenPoint Mortgage Securities Inc. will obtain a noncancellable insurance policy from Ambac Assurance Corporation with respect to both classes of notes. This insurance policy will unconditionally and irrevocably guarantee to you timely payments of interest and the ultimate payment of principal on the notes, but subject to specific terms and conditions set forth under the heading "The Insurer and the Policy" in this prospectus supplement.

         o Reserve Fund. On December 22, 1999, an account will be set up in the name of the indenture trustee on behalf of the noteholders, which will be used to deposit excess cashflow from either pool until certain levels of overcollateralization have been reached with respect to both pools. The level of overcollateralization required will be determined by Ambac Assurance Corporation and may decrease following the payment date in December 2002.

We refer you to "Description of the Class A Notes--Overcollateralization and Crosscollateralization Feature" in this prospectus supplement for more detail.

Optional Redemption

On any payment date after the total note principal balance of either class of notes declines below 10% of the total note principal balance of such class of notes as of December 22, 1999, GreenPoint Mortgage Securities Inc. may elect to redeem such class of notes subject to certain conditions herein. If such an event occurs for your class of notes, you will receive a final distribution on such payment date.

We refer you to "Certain Provisions of the Sale and Servicing
Agreement--Termination; Retirement of the Class A Notes" in this prospectus supplement for more detail.

Final Scheduled Payment Date

If the notes have not already been paid in full, the outstanding principal amount of the Class A-1 Notes will be paid in full on the payment date in December 2025 and the outstanding principal amount of the Class A-2 Notes will be paid in full on the payment date in December 2025. Because principal prepayments on the mortgage loans will probably occur, the disposition of the last remaining mortgage loan may be earlier than the final scheduled payment date for the related class of notes.

Federal Income Tax Consequences

For federal income tax purposes Dewey Ballantine LLP, special tax counsel to GreenPoint Mortgage Securities Inc. and counsel to Greenwich Capital Markets, Inc., is of the opinion that the notes will be characterized as debt. By your acceptance of a note, you agree to treat the notes as debt.

We refer you to "Certain Federal Income Tax Consequences" in this prospectus supplement and to "Federal Income Tax Consequences" in the prospectus for more detail.

ERISA Considerations

Subject to the considerations and conditions described under "ERISA Considerations" in this prospectus supplement and prospectus, we expect that pension, profit-sharing and other employee benefit plans, as well as individual retirement accounts and certain types of Keogh Plans, may purchase the notes. You should consult with your counsel regarding the applicability of the provisions of ERISA before purchasing a note.

We refer you to "ERISA Considerations" in this prospectus supplement and in the prospectus.

Legal Investment

The notes will not be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

We refer you to "Legal Investment Considerations" in this prospectus supplement and to "Legal Investment" in the prospectus for more detail.

Ratings

         o The trust will not issue the notes unless they have been assigned the ratings designated on page S-71.

         o You must not assume that the ratings initially assigned to the notes will not subsequently be lowered, qualified or withdrawn by the rating agencies.

We refer you to "Ratings" in this prospectus supplement for more detail.

                                  RISK FACTORS

         You should carefully consider the following risk factors (as well as the factors set forth under "Risk Factors" in the prospectus) in connection with the purchase of the notes.

Junior Lien         Because certain of the mortgage loans in the trust are
Mortgage Loans      secured by a junior lien subordinate to the rights of the
                    mortgagee or beneficiary under the related senior mortgage or deed of trust, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such a junior mortgage loan only to the extent that the claims of such senior mortgagee or beneficiary have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgage, in which case it must either pay the entire amount due on the senior mortgage to the senior mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgage in the event the mortgagor is in default thereunder. In servicing a junior mortgage in its portfolio, it is generally the servicer's practice to satisfy the senior mortgage at or prior to the foreclosure sale.

                    Information is provided under "Description of the Mortgage Loans" in this prospectus supplement with respect to the combined loan-to-value ratios of the mortgage loans as of November 30, 1999. As discussed in the prospectus under "Risk Factors," the value of the mortgaged properties underlying such loans could be adversely affected by a number of factors. As a result, despite the amortization of the junior and senior mortgage loans on such mortgaged properties, there can be no assurance that the combined loan-to-value ratios of such loans, determined as of a date subsequent to the origination date, will be the same or lower than the combined loan-to-value ratios for such loans, determined as of the origination date.

Delays Upon         Even assuming that the mortgaged properties provided
Liquidation         adequate security for the mortgage loans, substantial delay could be encountered in connection with the liquidation of defaulted mortgage loans and corresponding delays in the receipt of such proceeds by the trust could occur. Further, the servicer will be entitled to deduct from liquidation proceeds received in respect of a fully liquidated mortgage loan all expenses incurred in attempting to recover amounts due on such mortgage loan and not yet repaid, including payments to senior mortgagees, legal fees, real estate taxes, and maintenance and preservation expenses, thereby reducing collections available to the trust.

Liquidation         Liquidation expenses with respect to defaulted mortgage
Expenses            loans do not vary directly with the outstanding principal
                    balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a larger principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the smaller mortgage loan than would be the case with a larger loan. Because the average outstanding principal balances of the mortgage loans are small relative to the size of the loans in a typical pool of purchase-money first lien residential mortgages, recoveries after the satisfaction of liquidation expenses on defaulted mortgage loans may also be smaller as a percentage of the principal amount of the mortgage loans than would be the case if such loans were a typical pool of purchase-money first residential mortgages.

Prepayment          The rate of principal distributions and yield to maturity
Considerations      on your notes will be directly related to the rate of
                    principal payments on the mortgage loans. Mortgagors may prepay a closed end second lien mortgage loan at any time without any prepayment penalty. All of the home equity lines of credit mortgage loans are subject to prepayment penalties for three years after origination except in those states where prepayment penalties are prohibited by law. The rate of principal payments on the mortgage loans will be affected by the following:

                    o     the amortization schedules of the mortgage loans;

                    o the rate of principal prepayments (including partial prepayments and prepayments in full) by mortgagors;

                    o liquidations of defaulted mortgage loans by the servicer;

                    o repurchases of mortgage loans by the sponsor as a result of defective documentation or breaches of representations and warranties; and

                    o the optional redemption by the sponsor of either pool of mortgage loans.

                    The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. For example, if mortgage rates for similar mortgage loans fall below the mortgage rates on the mortgage loans, the rate of prepayment would generally be expected to increase. Conversely, if mortgage rates on similar mortgage loans rise above the mortgage rates on the mortgage loans, the rate of prepayment would generally be expected to decrease.

                    We cannot predict the rate at which borrowers will repay their mortgage loans. Please consider the following:

                    o If you are purchasing a note at a discount, your yield may be lower than expected if principal payments on the mortgage loans occur at a slower rate than you expected.

                    o If you are purchasing a note at a premium, your yield may be lower than expected if principal payments on the mortgage loans occur at a faster rate than you expected.

                    o The earlier a payment of principal occurs, the greater the impact on your yield. For example, if you purchase a note at a premium, although the average rate of principal payments is consistent with your expectations, if the rate of principal payments occurs initially at a rate higher than expected, which would adversely impact your yield, a subsequent reduction in the rate of principal payments will not offset any adverse yield effect.

                    We refer you to "Yield, Maturity and Prepayment Considerations" in this prospectus supplement for more detail.

Eligibility of      Each subsequent group of mortgage loans transferred to the
Subsequent Groups   trust after December 22, 1999 must satisfy certain
of Mortgage Loans   eligibility criteria at the time of its addition to the
                    trust including the consent of Ambac Assurance Corporation to the transfer. Following the transfer of these subsequent groups of mortgage loans, the aggregate characteristics of the pool of mortgage loans then held in the trust may vary from the pool conveyed on December 22, 1999.

                    See "Description of the Mortgage Loans" in this prospectus supplement.

Balloon Payment     Balloon loans pose a special payment risk because the
Mortgage Loans      borrower must pay a large lump sum payment of principal at
Present Special     the end of the loan term. If the borrower is unable to pay
Payment Risks       the lump sum or refinance such amount, you will suffer a
                    loss if the collateral for such loan is insufficient, the other forms of credit enhancement are insufficient to cover the loss and the insurer fails to perform its obligations under the insurance policy. Approximately 4.22% of the initial pool I mortgage loans (by aggregate principal balance) and approximately 0.30% of the initial pool II mortgage loans (by aggregate principal balance) are mortgage loans with balloon payments.

Risks Associated    The servicer is faced with the task of completing its goals
With Year 2000      for compliance in connection with the year 2000 issue. The
Compliance          year 2000 issue is the result of prior computer programs
                    being written using two digits to define the applicable year. Any computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. Any such occurrence could result in major computer system failure or miscalculations.
                    Although the servicer has been assured by its third party computer system provider that such servicing system will be year 2000 compliant prior to the year 2000, it is presently engaged in various procedures to determine if the computer systems and software of this and other suppliers, customers, brokers and agents will be year 2000 compliant. The servicer believes that this will be the case.

                    In the event that the servicer, any subservicer or any of their suppliers, customers, brokers or agents do not successfully and timely achieve year 2000 compliance, the servicer's performance of its obligations under the Sale and Servicing Agreement could be adversely affected. This could result in delays in processing payments on the mortgage loans and could cause a delay in distributions to you.

Insolvency Related  The sale of the mortgage loans from GreenPoint Mortgage
Matters Funding, Inc. to the sponsor will be treated as a sale of the mortgage loans. However, if GreenPoint Mortgage Funding, Inc. becomes insolvent, the trustee in bankruptcy of GreenPoint Mortgage Funding, Inc. may attempt to recharacterize the sale of the mortgage loans as a borrowing by GreenPoint Mortgage Funding, Inc., secured by a pledge of the applicable mortgage loans. If the trustee in bankruptcy decided to do this, and if the mortgage loans have not been delivered to the indenture trustee, the interest of the trust in the mortgage loans may be an unperfected security interest. Even if the mortgage loans have been delivered to the indenture trustee, delays in the payments of the notes and reductions in the amounts of the notes could occur. The sponsor will state in the Sale and Servicing Agreement that the transfer of the mortgage loans by it to the trust is a valid transfer and assignment of such mortgage loans to the trust.

                    If a conservator, receiver or trustee were appointed for the sponsor, or if certain other events relating to the bankruptcy or insolvency of either GreenPoint Mortgage Funding, Inc. or the sponsor were to occur, this would be an event of default and the indenture trustee may attempt to sell the mortgage loans (unless noteholders evidencing more than 50% of the principal balance of the related class of notes instruct otherwise), and cause early payment of the principal of the notes. The net proceeds of such sale will first be paid to Ambac Assurance Corporation under the policy and the insurance agreement. Any remaining amounts will be distributed to satisfy the noteholders first and then the certificateholder. Such amount may not be enough to pay the full amount of principal and interest of the notes. Subject to the prior written consent of Ambac Assurance Corporation as to the terms of such sale of the mortgage loans, the policy will be available to cover such shortfalls.

                    In the event of a bankruptcy or insolvency of the servicer, the bankruptcy trustee or receiver may have the power to prevent the indenture trustee or the noteholders from appointing a successor servicer.

Geographic          As of November 30, 1999, approximately 77.92% of the
Concentration       initial home equity lines of credit mortgage loans in pool I by original pool balance were secured by properties that are located in the state of California and approximately 69.57% and 7.96% of the initial closed-end fixed-rate mortgage loans in pool I by original pool balance were secured by properties that are located in the states of California and Washington, respectively. As of November 30, 1999, approximately 85.85% of the initial home equity lines of credit mortgage loans in pool II by original pool balance were secured by properties that are located in the state of California. An overall decline in the residential real estate markets in these states could reduce the values of the properties securing such mortgage loans such that the principal balances of the related mortgage loans, together with any primary financing on the properties underlying these mortgage loans, could equal or exceed the value of such properties. Since the residential real estate market is influenced by many factors, including the general condition of the economy and interest rates, there is no guaranty that the residential real estate markets in these states will not weaken. If these residential real estate markets should weaken after the dates of origination of the mortgage loans, losses on such mortgage loans will probably increase substantially. In the event of a natural disaster, such as an earthquake, fire or flood, the values of the properties may decline. Neither the mortgages, the Sale and Servicing
                    Agreement nor the loan agreements require natural disaster insurance that would cover earthquake damage.

Servicer's Ability  The servicer may agree to changes in the terms of a home
to Change the       equity line of credit mortgage loan, provided that these
Terms of the Home   changes (i) do not adversely affect the interests of the
Equity Lines of     noteholders or Ambac Assurance Corporation, and (ii) are
Credit Mortgage     consistent with prudent business practice.  There is no
Loans               guaranty that changes in applicable law or the marketplace for home equity lines of credit mortgage loans or prudent business practice will not result in changes to the terms of the home equity lines of credit mortgage loans. In addition, the Sale and Servicing Agreement permits the servicer, within certain limitations described therein, to increase the credit limit of the related home equity line of credit mortgage loans or reduce the margin for such home equity line of credit mortgage loan.


Financial Strength  The rating on the notes depends primarily on an assessment
of the Insurer      by the rating agencies of the mortgage loans and upon the
                    financial strength of the insurer. Any reduction of the rating assigned to the financial strength of the insurer may cause a corresponding reduction on the ratings assigned to the notes. A reduction in the rating assigned to the notes will reduce the market value of the notes and may affect your ability to sell them.

                    We refer you to "Ratings" in this prospectus supplement for more detail.


Maximum Interest    The notes are subject to a maximum rate on their note
Rate                interest rate, which is equal to the weighted average
                    coupon rate on the mortgage loans minus certain fees of the trust. This means that the interest that is payable to the investors on the notes may be limited to the interest the trust receives on the mortgage loans minus such fees. If the weighted average interest rate of the mortgage loans was reduced significantly, under a relatively high prepayment scenario, or if the interest rate index for the mortgage loans decreased without a corresponding decrease in the index for the notes, the note interest rate could be subject to the limitation imposed by the maximum rate. This limitation may reduce the amount of interest you, as an investor in the notes, receive.

The Trust Assets    The notes will be non-recourse obligations solely of the
and the Insurance   trust and will not represent an obligation of or an
Policy are the      interest in GreenPoint Mortgage Funding, Inc., Wilmington
Only Source of      Trust Company, Bank One, National Association, GreenPoint
Payments on the     Mortgage Securities Inc. or Ambac Assurance Corporation, or
Notes               in any of their respective affiliates, except as described in this prospectus supplement. The assets included in the trust and the payments under the insurance policy will be the sole source of payments on the notes, and there will be no recourse to GreenPoint Mortgage Funding, Inc., Wilmington
                    Trust Company, Bank One, National Association, GreenPoint
                    Mortgage Securities Inc. or Ambac Assurance Corporation
                    (other than as provided in the insurance policy), or any of their respective affiliates, or any other entity, in the event that the assets included in the trust and the payments under the insurance policy are insufficient or otherwise unavailable to make all payments provided for under the notes.

                             FORMATION OF THE TRUST

General

         GreenPoint Home Equity Loan Trust 1999-2 (the "Trust") is a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement dated as of December 1, 1999 and entered into between the Sponsor and the Owner Trustee (the "Trust Agreement"). Pursuant to the Trust Agreement, the Trust will issue certificates (the "Certificates") representing the beneficial ownership interest in the Trust on or about December 22, 1999 (the "Closing Date"). Prior to the sale and assignment of the Initial Mortgage Loans (as defined herein) to the Trust, the Trust will have no assets or obligations or any operating history. The Trust will not engage in any business other than (i) acquiring, holding and managing the Mortgage Loans, the other assets of the Trust and any proceeds therefrom, (ii) issuing the Class A Notes and the Certificates, (iii) making payments on the Class A Notes and the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto.

         The Trust will not acquire any assets other than the property of the Trust described below under the heading "The Trust Property" (the "Trust Property"), and it is not anticipated that the Trust will have any need for additional capital resources. Because the Trust will have no operating history upon its establishment and will not engage in any business other than the duties discussed above, no historical or pro forma financial statements or ratios of earnings to fixed charges with respect to the Trust have been included herein.

Certain Activities

         The Trust will not, except as expressly provided in the Trust Agreement and the Indenture dated as of December 1, 1999 between the Trust and the Indenture Trustee (the "Indenture"): (i) borrow money; (ii) make loans; (iii) invest in securities for the purpose of exercising control; (iv) underwrite securities; (v) engage in the purchase and sale (or turnover) of investments;
(vi) offer securities in exchange for property; or (vii) repurchase or otherwise reacquire its securities.

The Owner Trustee

         Wilmington Trust Company, (the "Owner Trustee") under the Trust Agreement, is a Delaware banking corporation and its principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration. The Owner Trustee will perform limited administrative functions under the Trust Agreement. The Owner Trustee's duties in connection with the issuance and sale of the Class A Notes and the Certificates are limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement, the Indenture and the Sale and Servicing Agreement dated as of December 1, 1999 among the Sponsor, the Servicer, the Trust and the Indenture Trustee (the "Sale and Servicing Agreement").

The Indenture Trustee

         Bank One, National Association, a national banking association, is the Indenture Trustee ("Indenture Trustee") under the Indenture. The principal offices of the Indenture Trustee are located in Chicago, Illinois. The Indenture Trustee's duties in connection with the Class A Notes are limited solely to its express obligations under the Indenture and the Sale and Servicing Agreement.

                               THE TRUST PROPERTY

         As of the Closing Date, the Trust Property will include:

         o a pool ("Pool I") of certain adjustable rate revolving home equity lines of credit mortgage loans conveyed to the Trust on the Closing Date (the "Initial HELOC Mortgage Loans") (including any additional balances thereto as a result of new advances made pursuant to the applicable Credit Line Agreements (the "Additional Balances" with respect to such Initial HELOC Mortgage Loans in Pool I)), and certain fixed-rate closed end second lien residential mortgage loans conveyed to the Trust on the Closing Date (the "Initial Closed End Mortgage Loans", and together with the Initial HELOC Mortgage Loans, the "Initial Mortgage Loans "), all of which substantially conform to certain loan origination standards with respect to loan balance as of the date of origination set forth by the Federal National Mortgage Association ("FNMA") conveyed to the Trust on the Closing Date (the "Initial Pool I Mortgage Loans");

         o a pool ("Pool II") containing certain Initial HELOC Mortgage Loans (including any Additional Balances with respect to such Initial HELOC Mortgage Loans in Pool II) which may not so conform with respect to loan balance as of the date of origination, conveyed to the Trust on the Closing Date (the "Initial Pool II Mortgage Loans" and together with the Initial Pool I Mortgage Loans, the "Initial Mortgage Loans");

         o the collections in respect of such Initial Mortgage Loans conveyed to the Trust and received after November 30, 1999 (the "Initial Cut-Off Date") (except Interest Collections due on or before the Initial Cut-Off Date);

         o the subsequent HELOC Mortgage Loans conveyed to the Trust after the Closing Date (the "Subsequent Mortgage Loans" and together with the Initial Mortgage Loans, the "Mortgage Loans") (including any Additional Balances with respect to such Subsequent Mortgage Loans) and collections with respect to such Subsequent Mortgage Loans received after the related Cut-Off Date (as defined below);

         o property that secured a Mortgage Loan that has been acquired by foreclosure or deed in lieu of foreclosure;

         o amounts on deposit in the Pre-Funding Account (as defined below);

         o rights of the Sponsor (as defined below) under hazard insurance policies covering the Mortgaged Properties (as defined below);

         o        amounts on deposit in the Reserve Fund (as defined below);

         o certain rights of GreenPoint Mortgage Securities Inc. (the "Sponsor") under the Purchase Agreement dated as of December 1, 1999 (the "Purchase Agreement") between the Sponsor and GreenPoint Mortgage Funding, Inc. (the "Servicer"); and

         o        certain other property.

         The Mortgage Loans are secured by first or second mortgages or deeds of trust on residential properties that are primarily one-to-four family properties and also include planned unit developments and condominiums (the "Mortgaged Properties"). During the Pre-Funding Period (as defined below), the Trust shall have the right to purchase Subsequent Mortgage Loans from amounts on deposit in the Pre-Funding Account. The "Cut-Off Date" for any Subsequent Mortgage Loan is the later of opening of business on the first day of the calendar month in which such Subsequent Mortgage Loan is transferred to the Trust and the date of origination of such Subsequent Mortgage Loan.

                           THE INSURER AND THE POLICY

         The information set forth in this section has been provided by Ambac Assurance Corporation (the "Insurer") for inclusion in this Prospectus Supplement. No representation is made by the Underwriter, the Sponsor, the Servicer or any of their affiliates as to the accuracy or completeness of such information.

         The Insurer is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin and licensed to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico and the Territory of Guam. The Insurer primarily insures newly issued municipal and structured finance obligations. The Insurer is a wholly-owned subsidiary of Ambac Financial Group, Inc. (formerly AMBAC Inc.), a 100% publicly-held company. Moody's Investors Service ("Moody's"), Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies Inc. ("S&P"), and Fitch IBCA, Inc. have each assigned a triple-A financial strength rating to the Insurer.

         The consolidated financial statements of the Insurer and subsidiaries as of December 31, 1998 and December 31, 1997 and for each of the years in the three-year period ended December 31, 1998, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of Ambac Financial Group, Inc. (which was filed with the SEC on March 30, 1999, Commission File No. 1-10777) and the unaudited consolidated financial statements of the Insurer and subsidiaries as of September 30, 1999 and for the periods ending September 30, 1999 and September 30, 1998, included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended September 30, 1999 (which was filed with the SEC on November 12, 1999) are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part of this Prospectus Supplement. Any statement contained in a document incorporated in this Prospectus Supplement by reference shall be modified or superseded for the purposes of this Prospectus Supplement to the extent that a statement contained in this Prospectus Supplement by reference in this Prospectus Supplement also modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

         All financial statements of the Insurer and subsidiaries included in documents filed by Ambac Financial Group, Inc. with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Class A Notes shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part of this Prospectus Supplement from the respective dates of filing of the documents.

         The following table sets forth the capitalization of the Insurer as of December 31, 1996, December 31, 1997, December 31, 1998 and September 30, 1999, respectively, in conformity with generally accepted accounting principles.


                           Ambac Assurance Corporation
                        Consolidated Capitalization Table
                              (Dollars in Millions)


                                                                                                     September 30, 1999
                                       December 31, 1996    December 31, 1997    December 31, 1998       (Unaudited)
                                       -----------------    -----------------    -----------------       -----------

Unearned premiums...............          $       995          $     1,184          $     1,303          $     1,376

Other liabilities...............                  259                  562                  548                  465
                                          -----------          -----------          -----------          -----------

Total liabilities...............          $     1,254          $     1,746          $     1,851          $     1,841
                                          ===========          ===========          ===========          ===========
Stockholder's equity:  (1)

    Common stock................                   82                   82                   82                   82

    Additional paid-in capital..                  515                  521                  541                  643

    Accumulated other
     comprehensive income (loss)                   66                  118                  138                  (23)

    Retained earnings...........                  992                1,180                1,405                1,600
                                          -----------          -----------          -----------          -----------
Total stockholder's equity......          $     1,655          $     1,901          $     2,166          $     2,302
                                          -----------          -----------          -----------          -----------
Total liabilities and
    stockholder's equity........          $     2,909          $     3,647          $     4,017          $     4,143
                                          ===========          ===========          ===========          ===========


--------------------------
(1) Components of stockholder's equity have been restated for all periods presented to reflect "accumulated other comprehensive income" in accordance with the Statement of Financial Accounting Standards No. 130 "Reporting Comprehensive Income" adopted by the Insurer effective January 1, 1998. As this new standard only requires additional information in the financial statements, it does not affect the Insurer's financial position or results of operations.

         For additional financial information concerning the Insurer, see the audited and unaudited financial statements of the Insurer incorporated by reference herein. Copies of the financial statements of the Insurer incorporated herein by reference and copies of the Insurer's annual statement for the year ended December 31, 1998 prepared in accordance with statutory accounting standards are available, without charge, from the Insurer. The address of the Insurer's administrative offices and its telephone number are One State Street Plaza, 17th Floor, New York, New York, 10004 and (212) 668-0340.

         The Insurer makes no representation regarding the Class A Notes or the advisability of investing in the Class A Notes and makes no representation regarding, nor has it participated in the preparation of, this Prospectus Supplement other than the information supplied by the Insurer and presented under the heading "The Insurer and the Policy" and in the financial statements incorporated herein by reference.

The Policy

         The following summary of the Policy is qualified in its entirety by reference to the Policy and the Indenture.

         The Insurer will issue an insurance policy (the "Policy") to the Indenture Trustee with respect to the Class A-1 Notes and the Class A-2 Notes. The Policy unconditionally guarantees the payment of Insured Payments with respect to the Class A Notes. The Insurer will make each required Insured Payment, other than Preference Amounts, to the Indenture Trustee on the later of
(i) the Payment Date on which such Insured Payment is distributable to the related Holders pursuant to the Indenture; and (ii) the next Business Day following the day on which the Insurer shall have received telephonic or telegraphic notice, subsequently confirmed in writing, or written notice by registered or certified mail, from the Indenture Trustee, specifying that an Insured Payment is due in accordance with the terms of the Policy. The Insurer will pay any Preference Amount on the Payment Date next following receipt on a Business Day of a certified copy of a final non-appealable order requiring the return of a Preference Amount, and such other documentation as is reasonably required by the Insurer, such documentation being in a form satisfactory to the Insurer, provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day.

         The Insurer's obligation under the Policy will be discharged to the extent that funds are received by the Indenture Trustee for distribution to the Holders, whether or not such funds are properly distributed by the Indenture Trustee.

         For purposes of the Policy, "Holder" as to a particular Class A Note does not and may not include the Trust, the Servicer or the Sponsor.

         "Insured Payment" means (x) with respect to either Class of Class A Notes and for any Payment Date the excess, if any, of (i) the sum of (a) the related Interest Payment Amount (excluding any Relief Act Shortfalls and any Deferred Interest), (b) the related Overcollateralization Deficit and (c) the related Preference Amount (without duplication) over (ii) the Total Available Funds for such Pool and (y) on the related Final Scheduled Payment Date, the outstanding Note Principal Balance of each Class of Class A Notes then outstanding, to the extent not otherwise paid on such Payment Date.

         "Pool" means Pool I or Pool II, as applicable.

         "Note Principal Balance" means as of any date of determination and with respect to each Class of Class A Notes, the principal balance of the related Class of Class A Notes on the Closing Date less any amounts actually distributed as principal thereon on all prior Payment Dates.

         "Overcollateralization Deficit" with respect to either Class of Class A Notes is equal to the amount, if any, by which the Note Principal Balance exceeds the Pool Balance for the related Class of Class A Notes.

         "Preference Amount" means any payment of principal or interest on a Class A Note which is made to a Holder of a Class A Note by or on behalf of the Indenture Trustee which has been deemed to be a preferential transfer and is therefore recovered from such Holder by a trustee in bankruptcy pursuant to the United States

Bankruptcy Code (11 U.S.C.) as amended from time to time, in accordance with a final non-appealable order of a court having competent jurisdiction.

         "Relief Act Shortfalls" are interest shortfalls resulting from the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended. See "Certain Legal Aspects of Loans--Soldiers' and Sailors' Civil Relief Act" in the Prospectus.

         "Total Available Funds" with respect to each Class of Class A Notes and on any Payment Date is the sum of (i) the Available Funds for the related Class of Class A Notes (excluding the fees of the Indenture Trustee and the premium amount payable to the Insurer for the related Pool), (ii) any Crossover Amounts available from the other Pool, (iii) any amounts that may be realized from the Overcollateralization Amount for the related Class of Class A Notes and (iv) amounts on deposit in the Reserve Fund (but only to the extent that Available Funds with respect to the related Class, plus any Crossover Amount available from the other Class, are insufficient to pay the amounts specified in clauses
(iii), (v) and (vi) of "Description of the Class A Notes--Priority of Distributions" with respect to the related Class).

         To the extent that the Insurer makes Insured Payments, either directly or indirectly (as by paying through the Indenture Trustee), to the related Holders, the Insurer will be subrogated to the rights of such Holders with respect to such Insured Payments and shall be deemed to the extent of the payments so made to be a registered Holder of the Class A Notes for purposes of payment.

         Payments under the Policy will be made only at the times set forth in the Policy. No accelerated payments shall be made on the Policy, regardless of any acceleration of any of the Class A Notes, unless such accelerated payments are made at the sole option of the Insurer.

         The Policy does not guarantee to the Class A Noteholders any rate of principal payments on the Class A Notes. The Policy does not cover any Deferred Interest on the Class A Notes.

         The Policy is non-cancelable. The Policy expires and terminates without any action on the part of the Insurer or any other person on the date that is one year and one day following the date on which the Class A Notes have been paid in full.

         The Policy is issued under and pursuant to and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

         THE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

Drawings Under the Policy

         On each Determination Date, the Indenture Trustee shall determine, with respect to the immediately following Payment Date, the Total Available Funds for such Payment Date. With respect to each Payment Date, the "Determination Date" is the third Business Day next preceding such Payment Date or such earlier day as shall be agreed to by the Insurer and the Indenture Trustee.

         If the Indenture Trustee determines that an Insured Payment is required to be paid for a Class of Class A Notes for any Payment Date, the Indenture Trustee shall complete a Notice in the form of Exhibit A to the Policy and submit such notice to the Insurer no later than 12:00 noon New York City time on the second Business Day preceding such Payment Date as a claim for an Insured Payment.

                        GREENPOINT MORTGAGE FUNDING, INC.

General

         GreenPoint Mortgage Funding, Inc. (the "Company" or the "Servicer") is engaged in the mortgage banking business, which consists of the origination, acquisition, sale and servicing of residential mortgage loans secured primarily by one to four-unit family residences, and the purchase and sale of mortgage servicing rights. The Company originates loans through a nationwide network of production branches. Loans are originated primarily through the Company's wholesale division, through a network of independent mortgage loan brokers approved by the Company, and also through its retail lending division and correspondent lending division. The Mortgage Loans were acquired by the Company in one of the three following manners: (i) originated by an independent broker and purchased by the Company, (ii) originated by a broker and funded by the Company, or (iii) originated and funded by the Company in the ordinary course of business.

         The Company is a wholly-owned subsidiary of GreenPoint Financial Corp. ("GreenPoint Financial"), a national specialty housing finance company. GreenPoint Financial's other subsidiaries include GreenPoint Bank, a New York State chartered savings bank with $11 billion in deposits and 73 branch offices in the greater New York area, and GreenPoint Credit Corp., the nation's second largest manufactured housing lender. GreenPoint Financial is listed on the New York Stock Exchange under the symbol "GPT."

         The Company's present business operations were formed through the transfer to the Company effective October 1, 1999 of the assets and liabilities of Headlands Mortgage Company ("Headlands"). Simultaneously with this transfer, GreenPoint Mortgage Corp. ("GreenPoint Mortgage"), a subsidiary of GreenPoint Financial specializing in non-conforming, no documentation loans, was merged into the Company. All of the mortgage operations of GreenPoint Financial are now conducted through the Company.

         The Company's executive offices are located at 1100 Larkspur Landing Circle, Suite 101, Larkspur, CA 94939.

Servicing Overview

         The Company (in its capacity as servicer) will act as servicer for the Mortgage Loans pursuant to the Sale and Servicing Agreement. All of the Mortgage Loans are currently serviced by the Company substantially in accordance with the procedures described herein and in the accompanying Prospectus.

         As of October 31, 1999, the Company's mortgage loan servicing portfolio consisted of 141,770 one to four family residential mortgage loans with an aggregate principal balance of $14.0 billion. The Company's primary source of mortgage servicing rights is from mortgage loans it has originated.

         In connection with the consolidation of GreenPoint Financial's mortgage operations in the Company as described above, the servicing operations formerly maintained by Headlands at its servicing center in Santa Rosa, California are being transferred to the servicing center formerly maintained by GreenPoint Mortgage in Columbus, Georgia. The Company expects this transfer to be completed during the first quarter of 2000, at which time all of the Company's servicing operations will be located in Columbus. The Company will continue to use the servicing procedures described herein and in the accompanying Prospectus to service the Mortgage Loans; however the personnel who service the Mortgage Loans at the Columbus facility will principally be former GreenPoint Mortgage employees rather than former Headlands employees. Until the transfer is complete, a portion of the Mortgage Loans will continue to be serviced at the Santa Rosa facility.

         The following table contains servicing portfolio information with respect to dates and periods prior to the consolidation of GreenPoint Financial's mortgage operations in the Company on October 1, 1999. The first table below summarizes the delinquency, foreclosure and loss experience on Headlands' HELOC Mortgage Loan and Closed End Mortgage Loan servicing portfolio. This portfolio consists of second-lien and home equity lines of credit mortgage loans originated or acquired by Headlands and included in a securitization transaction (either pursuant to the Sponsor's securitization program or one sponsored by a third-party conduit). The second table below summarizes the available delinquency, foreclosure and loss experience of GreenPoint Mortgage with respect to second-lien and home equity lines of credit mortgage loans originated or acquired by GreenPoint Mortgage. GreenPoint Mortgage did not originate second-lien or home equity lines of credit mortgage loans using underwriting standards comparable to those used by Headlands and which were used to originate the Mortgage Loans. GreenPoint Mortgage only had limited experience in servicing second-lien or home equity loans.



               HEADLANDS' HELOC AND SECOND LIEN MORTGAGE PORTFOLIO
                  DELINQUENCY, FORECLOSURE AND LOSS EXPERIENCE

                               --------------------------------------------------------------------------------------------
                               December 31, 1996**     December 31, 1997**       December 31, 1998       September 30, 1999
                               -------------------     -------------------       -----------------       ------------------
                                                                  Percent                  Percent                 Percent
                                          Percent of              of                       of                      of
                             Number of    Servicing   Number of   Servicing    Number of   Servicing   Number of   Servicing
                               Loans      Portfolio     Loans     Portfolio      Loans     Portfolio     Loans     Portfolio
                               -----      ---------     -----     ---------      -----     ---------     -----     ---------
Total Number*                  3,711         100%       8,671        100%       18,178        100%      21,332       100%

Period of Delinquency

30-59 days                        15         0.4%         174        2.0%          209         1.1%        254        1.2%

60-89 days                         0         0.0           27        0.3            36         0.2          41        0.2

90 days or more                    0         0.0            6        0.1            26         0.1          34        0.2
                               -----      ---------     -----     ---------      -----     ---------     -----     ---------

Total Delinquencies               15         0.4%         207        2.4%          271         1.5%        329        1.6%
                               =====      =========     =====     =========      =====     =========     =====     =========
(excluding Foreclosures)

Foreclosures Pending               0         0.0%           8        0.1%           37         0.2%         58       0.3%

Losses sustained                       $0                    $293,111                $703,930                $1,159,593

* The total portfolio has been reduced by the number of loans that have been foreclosed.

** Figures do not include loans held by Headlands in any of its warehouse facilities.



         GREENPOINT MORTGAGE'S HELOC AND SECOND LIEN MORTGAGE PORTFOLIO
                  DELINQUENCY, FORECLOSURE AND LOSS EXPERIENCE

                                                 December 31, 1998       September 30, 1999
                                                 -----------------       ------------------
                                                           Percent of                Percent of
                                               Number of   Servicing    Number of    Servicing
                                                 Loans     Portfolio      Loans      Portfolio
                                                 -----     ---------      -----      ---------
                  Total Number*                  1,673       100.00%      1,722      100.00%

                  Period of Delinquency

                  30-59 days                        44         2.6%          25        1.5%

                  60-89 days                        17         1.0           10        0.6

                  90 days or more                    2         0.1            2        0.1
                                                -------     -------      -------    -------

                  Total Delinquencies               63         3.8%          37        2.1%
                                                =======     =======      =======    =======

                  (excluding Foreclosures)

                  Foreclosures Pending              11         0.7%          20        1.2%

                  Losses sustained                       $0                      $0


* The total portfolio has been reduced by the number of loans that have been foreclosed.


                       THE COMPANY'S MORTGAGE LOAN PROGRAM

         The Mortgage Loans will have been originated or purchased by the Company, either directly or through affiliates, from mortgage loan brokers or originated by its retail division. The Mortgage Loans have been originated in accordance with the underwriting criteria specified below under "Underwriting Standards."

Underwriting Standards

         The Company believes that the Mortgage Loans originated were underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination.

         Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the Mortgaged Property as collateral. In general, a prospective borrower applying for a Mortgage Loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to acquire a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy or other public records. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer) which verification reports the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

         In determining the adequacy of the Mortgaged Property as collateral, an appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. With respect to single family loans, the appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. With respect to a loan on a two-to-four unit property, the appraisal must specify whether an income analysis, a market analysis or a cost analysis, was used. An appraisal employing the income approach to value analyzes a two-to-four unit project's cash flow, expenses, capitalization and other operational information in determining the property's value. The market approach to value focuses its analysis on the prices paid for the purchase of similar properties in the two-to-four unit project's area, with adjustments made for variations between these other properties and the multifamily project being appraised. The cost approach calls for the appraiser to make an estimate of land value and then determine the current cost of reproducing the building less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance. For property values up to $650,000 appraisers may use either a full appraisal (FNMA 1004/FHLMC 70) or a drive-by appraisal (FHLMC 704); for values between $650,001 to $1,000,000 with a combined loan-to-value of less than 75%, a full appraisal is required; for values between $650,001 to $1,000,000 with a combined loan-to-value of greater than 75%, a full appraisal and one field review ordered by the Company is required; and for loans with values greater than $1,000,000 with a combined loan-to-value greater than 65%, two full appraisals are required. The Company may order discretionary reviews at any time to ensure the value of the properties.

         In the case of single family loans, once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available
(a) to meet the borrower's monthly obligations on the proposed mortgage loan (determined on the basis of the monthly payments due in the year of origination) and other expenses related to the mortgaged property (such as property taxes and hazard insurance) and (b) to meet monthly housing expenses and other financial obligations and monthly living expenses. The underwriting standards applied by the Company may be varied in appropriate cases where factors such as low loan-to-value ratios or other favorable credit exist. However, maximum combined loan-to-value ratios and maximum loan amounts are limited by credit score and total debt-to-income ratios.

         The Company requires title insurance for all mortgage loans. Fire and extended hazard insurance and flood insurance, when applicable, are also required.

         A lender may originate Mortgage Loans under a reduced documentation program. These reduced documentation programs include an "EZ Documentation" program, a "No Employment/Income Documentation" program and a "No Ratio Documentation" program. A reduced documentation program is designed to streamline the loan approval process and thereby improve the lender's competitive position among other loan originators. Under a reduced documentation program, relatively more emphasis is placed on credit score and property underwriting than on certain credit underwriting documentation concerning income and employment verification is waived.

         In the case of a Mortgage Loan secured by a leasehold interest in a real property, the title to which is held by a third party lessor, the Company will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term of the Mortgage Loan.

                                   THE SPONSOR

         GreenPoint Mortgage Securities Inc. (the "Sponsor") is a Delaware corporation which was incorporated on November 18, 1996. The Sponsor is a special purpose corporation organized for limited purposes, with limited assets and a limited operating history. The Sponsor is a wholly owned subsidiary of the Company and maintains its principal office at 700 Larkspur Landing Circle, Suite 240, Larkspur, California 94939. Its telephone number is (415) 925-5442.

                        DESCRIPTION OF THE MORTGAGE LOANS

Mortgage Loans - General

         The Mortgage Loans were originated pursuant to loan agreements and promissory notes and the appropriate state disclosure statements and are secured by first and second mortgages or deeds of trust, on Mortgaged Properties located in 33 states and in the District of Columbia. The loan agreements with respect to the HELOC Mortgage Loans are the "Credit Line Agreements" and with respect to the Closed End Mortgage Loans are the "Mortgage Notes" (the Mortgage Notes, together with the Credit Line Agreements, the "Loan Agreements"). The Mortgaged Properties securing the Mortgage Loans consist primarily of residential properties that are one- to four-family properties and also include planned unit developments and condominiums. See "Mortgage Loan Terms" below.

         The HELOC Mortgage Loans are adjustable rate revolving home equity lines of credit mortgage loans, secured by first or second mortgages or deeds of trust. The HELOC Mortgage Loans have monthly payments which may vary throughout their term. The Closed End Mortgage Loans are generally fixed-rate, fully amortizing second lien mortgages. The monthly payment remains constant throughout the term of the Closed End Mortgage Loans and is applied to principal and interest based on a predetermined actuarial paydown schedule.

Mortgage Loan Terms

         The Mortgage Loans consist of loans originated under three different loan term options: a 15-year HELOC Mortgage Loan, a 25-year HELOC Mortgage Loan or a 15-year Closed End Mortgage Loan.

         The HELOC loan programs originate mortgage loans that have either a 5-year or 15-year draw period, during which the borrower may make cash withdrawals against the equity line and a 10-year repayment period, during which the balance of the HELOC as of the end of the draw period is repaid. Generally, the HELOC borrowers are subject to a $500 prepayment penalty for loans paid prior to maturity.

         A borrower may access a HELOC credit line at any time during the draw period by writing a check. The minimum payment during the draw period of the HELOC is the greatest of accrued finance charges on the daily balance of the HELOC at the applicable Loan Rate, $100, or 1% of the outstanding principal balance. The payment during the repayment period of the HELOC is calculated as accrued interest plus 0.8333% of principal outstanding as of the last day of the draw period. HELOC Mortgage Loans bear interest at a variable rate which changes monthly with changes in the applicable "Index Rate" which is a variable per annum rate based on the prime rate or base rate published in the Money Rates table of the Wall Street Journal. Generally, the HELOC Mortgage Loans are subject to a maximum rate equal to approximately 18% per annum and subject to applicable usury limitations except that some HELOC Mortgage Loans may have a maximum rate between 18% per annum and 25% per annum. The "Loan Rate" on the HELOC Mortgage Loans is a per annum rate equal to the sum of the Index Rate plus a margin, ranging from 0.00% to 6.25% (with respect to each HELOC Mortgage Loan, the "Margin") (subject to "teaser periods") which generally ranges between 5.625% and 15.500%. The Pool I Mortgage Loans which are Initial HELOC Mortgage Loans had a weighted average Loan Rate, as of the Initial Cut-Off Date of approximately 6.690% and the Pool II Mortgage Loans which are Initial HELOC Mortgage Loans had a weighted average Loan Rate as of the Initial Cut-Off Date of approximately 6.451%.

         Unlike the HELOC Mortgage Loans, the Closed End Mortgage Loans are all "closed-end" loans which do not permit additional borrowings thereunder. All of the Closed End Mortgage Loans bear interest at a fixed-rate (the "Loan Rate" with respect to the Closed End Loans).

Pool I Mortgage Loans - General

         The aggregate Principal Balance of the Initial Pool I Mortgage Loans as of the Initial Cut-Off Date was approximately $154,536,428 (the "Initial Pool I Balance"). As of the Cut-Off Date, the Principal Balance of Initial Pool I Closed End Mortgage Loans was approximately $13,113,557 (the "Initial Pool I Closed End Balance") and the Principal Balance of Initial Pool I HELOC Mortgage Loans was approximately $141,422,871 (the "Initial Pool I HELOC Balance"). As of the Initial Cut-Off Date, the average Principal Balance of the Initial Pool I Mortgage Loans was approximately $37,600, the minimum Principal Balance was $0, the maximum Principal Balance was $351,688, the Loan Rates ranged from 5.625% to 15.500% per annum and the weighted average Loan Rate was approximately 7.084% per annum. Each of the Initial Pool I HELOC Mortgage Loans is subject to a maximum Loan Rate of 18%, except for three Initial Pool I HELOC Mortgage Loan subject to a maximum rate of 24%, representing approximately 0.02% of the Initial Pool I HELOC Balance. As of the Initial Cut-Off Date and with respect to the Initial Pool I HELOC Mortgage Loans, the weighted average Credit Limit Utilization Rate (weighted by Credit Limit) was approximately 88.93%, the minimum Credit Limit Utilization Rate was 0% and the maximum Credit Limit Utilization Rate was approximately 110%. The "Credit Limit Utilization Rate" is determined by dividing the Principal Balance of a HELOC Mortgage Loan by the Credit Limit of the related HELOC Mortgage Loan. The "Credit Limit" with respect to a HELOC Mortgage Loan is the maximum dollar amount of draws permitted to be made thereunder at any one time by the related Mortgagor. As of the Initial Cut-Off Date, the remaining term to scheduled maturity for the Initial Pool I Mortgage Loans ranged from 166 months to 300 months and the weighted average remaining term to scheduled maturity was approximately 207 months. As of the Initial Cut-Off Date, the Combined Loan-to-Value Ratio of the Initial Pool I Mortgage Loans ranged from 4.98% to 100.00% and the weighted average Combined Loan-to-Value Ratio of the Initial Pool I Mortgage Loans was approximately 84.27%. The "Combined Loan-to-Value Ratio" is (I) with respect to a HELOC Mortgage Loan, the ratio (expressed as a percentage) of (A) the sum of (i) the Credit Limit of such HELOC Mortgage Loan and (ii) any outstanding principal balances of mortgage loans senior to such HELOC Mortgage Loan (calculated as of the date of execution of the related Credit Line Agreement) to (B) the lesser of
(i) the appraised value of the related Mortgaged Property as set forth in the loan files at such date of origination or (ii) in the case of a Mortgaged Property purchased within one year of the origination of the related HELOC Mortgage Loan, the purchase price of such Mortgaged Property and (II) with respect to a Closed End Mortgage Loan, the ratio (expressed as a percentage) of
(A) the sum of (i) the original principal balance of such Closed End Mortgage Loan and (ii) the outstanding principal balance of any mortgage loan or mortgage loans that are senior or equal in priority to such Closed End Mortgage Loan (calculated as of the date of execution of the related Mortgage Note) and that is or are secured by the same Mortgaged Property to (B) the lesser of (i) the appraised value of the related Mortgaged Property as set forth in the loan files at such date of origination or (ii) in the case of a Mortgaged Property purchased within one year of the origination of such Closed End Mortgage Loan, the purchase price of such Mortgaged Property. Credit Limits of the Initial Pool I HELOC Mortgage Loans ranged from $10,000 to $500,000 and averaged approximately $52,380. The Weighted Average Second Mortgage Ratio for the Initial Pool I Mortgage Loans was approximately 23.09%. The "Weighted Average Second Mortgage Ratio" is (I) with respect to a HELOC Mortgage Loan in the second lien position, the Credit Limit of such HELOC Mortgage Loan divided by the sum of such Credit Limit and the outstanding principal balance of any mortgage loan senior to such HELOC Mortgage Loan or (II) with respect to a Closed End Mortgage Loan in the second lien position, the original loan balance of such Closed End Mortgage Loan divided by the sum of the original loan balance of such Closed End Mortgage Loan and the outstanding principal balance of any mortgage loan senior to such Closed End Mortgage Loan. Substantially all of the Initial Pool I Mortgage Loans represented second liens on the related Mortgaged Properties. As of the Initial Cut-Off Date, 69.27% of the Initial Pool I Mortgage Loans were secured by Mortgaged Properties which are single-family residences and 95.79% of the Initial Pool I Mortgage Loans are secured by Mortgaged Properties which are owner-occupied. As of the Initial Cut-Off Date, 74.05%, by Principal Balance, of the Initial Pool I Mortgage Loans are secured by Mortgaged Properties which are located in California.

         Real estate lenders in California are unable as a practical matter to obtain a deficiency judgment against the borrower on a loan secured by one- to four-unit real estate. See "Certain Legal Aspects of the Loans--Anti-Deficiency Legislation; Bankruptcy Laws; Tax Liens" in the Prospectus.

         Set forth below is a description of certain characteristics of the Initial Pool I Mortgage Loans as of the Initial Cut-Off Date. The sum of the columns in each such table may not equal the total indicated due to rounding.

                              TYPE OF MORTGAGE LOAN
                          INITIAL POOL I MORTGAGE LOANS

                                                      Aggregate      Percent of
                               Number of Initial       Initial        Initial
                                Pool I Mortgage     Cut-Off Date       Pool I
Type                                 Loans        Principal Balance   Balance
-----------------------------  -----------------  -----------------  ----------
Closed-End Mortgage Loans....         347         $  13,113,557.10       8.49%
HELOC Mortgage Loans.........       3,861           141,422,871.09      91.51
                               -----------------  -----------------  ----------
   Total.....................       4,208         $ 154,536,428.19     100.00%
                               =================  =================  ==========



                               PRINCIPAL BALANCES
                          INITIAL POOL I MORTGAGE LOANS

                                                      Aggregate      Percent of
                               Number of Initial       Initial        Initial
 Range of Principal Balances    Pool I Mortgage     Cut-Off Date       Pool I
             ($)                     Loans        Principal Balance   Balance
-----------------------------  -----------------  -----------------  ----------
                   0.00......          98         $          0.00       0.00%
       0.01 - 10,000.00......         379            1,760,925.98       1.14
  10,000.01 - 20,000.00......         767           11,906,988.21       7.70
  20,000.01 - 30,000.00......         807           20,274,900.28      13.12
  30,000.01 - 40,000.00......         641           22,548,561.41      14.59
  40,000.01 - 50,000.00......         630           29,218,021.98      18.91
  50,000.01 - 60,000.00......         232           12,832,488.33       8.30
  60,000.01 - 70,000.00......         179           11,673,253.30       7.55
  70,000.01 - 80,000.00......         146           10,991,932.11       7.11
  80,000.01 - 90,000.00......          95            8,147,640.01       5.27
  90,000.01 -100,000.00......         158           15,424,113.07       9.98
 100,000.01 -110,000.00......          32            3,333,546.69       2.16
 110,000.01 -120,000.00......          22            2,549,273.63       1.65
 120,000.01 -130,000.00......           7              886,291.88       0.57
 130,000.01 -140,000.00......           1              137,279.71       0.09
 140,000.01 -150,000.00......           3              436,889.24       0.28
 160,000.01 -170,000.00......           1              164,500.00       0.11
 180,000.01 -190,000.00......           2              366,162.00       0.24
 190,000.01 -200,000.00......           5              997,859.14       0.65
 240,000.01 -250,000.00......           1              245,000.00       0.16
 280,000.01 -290,000.00......           1              289,113.29       0.19
 350,000.01 -351,687.93......           1              351,687.93       0.23
                               -----------------  -----------------  ----------
   Total.....................       4,208         $154,536,428.19     100.00%
                               =================  =================  ==========

                           GEOGRAPHIC DISTRIBUTION(1)
                          INITIAL POOL I MORTGAGE LOANS

                                                      Aggregate      Percent of
                               Number of Initial       Initial        Initial
                                Pool I Mortgage     Cut-Off Date       Pool I
State                                Loans        Principal Balance   Balance
-----------------------------  -----------------  -----------------  ----------

Arizona......................         127         $  3,362,481.81       2.18%
California...................       2,909          114,430,397.80      74.05
Colorado.....................         190            5,416,241.14       3.50
Connecticut..................          19              841,249.11       0.54
Delaware.....................           1               37,935.00       0.02
District of Columbia.........           7              276,478.81       0.18
Florida......................          88            2,032,405.66       1.32
Georgia......................          31            1,167,637.54       0.76
Idaho........................          34              689,986.95       0.45
Illinois.....................          48            1,403,720.83       0.91
Indiana......................           1               30,600.00       0.02
Kansas.......................           3              209,443.84       0.14
Maine........................           1               58,200.00       0.04
Maryland.....................          44            1,545,057.08       1.00
Massachusetts................          90            3,247,740.01       2.10
Michigan.....................           6              177,176.22       0.11
Montana......................          12              256,001.59       0.17
Nebraska.....................           1               70,000.00       0.05
Nevada.......................          73            2,071,679.90       1.34
New Hampshire................           7              245,872.25       0.16
New Jersey...................          22              716,076.14       0.46
New Mexico...................          46            1,182,550.28       0.77
New York.....................          14              565,654.29       0.37
North Carolina...............          19              377,893.26       0.24
Oklahoma.....................           1               30,000.00       0.02
Oregon.......................          83            2,741,703.58       1.77
Pennsylvania.................          11              323,307.78       0.21
Rhode Island.................           4               77,698.95       0.05
South Carolina...............           4              110,009.84       0.07
Utah.........................         101            3,531,201.93       2.29
Virginia.....................          47            1,526,214.93       0.99
Washington...................         161            5,665,794.37       3.67
West Virginia................           1               35,000.00       0.02
Wyoming......................           2               83,017.30       0.05
                              ------------------  -----------------  ----------
   Total.....................       4,208         $154,536,428.19     100.00%
                              ==================  =================  ==========

------------------

(1)Geographic location is determined by the address of the Mortgaged Property securing the related Mortgage Loans.

                        COMBINED LOAN-TO-VALUE RATIOS(1)
                          INITIAL POOL I MORTGAGE LOANS

                                                      Aggregate      Percent of
           Range of            Number of Initial       Initial        Initial
Combined Loan-to-Value Ratios   Pool I Mortgage     Cut-Off Date       Pool I
             (%)                     Loans        Principal Balance   Balance
-----------------------------  -----------------  -----------------  ----------

 4.98 to 10.00...............          16         $    417,856.05       0.27%
10.01 to 20.00...............          32            1,022,511.73       0.66
20.01 to 30.00...............          28            1,049,121.44       0.68
30.01 to 40.00...............          25              865,391.61       0.56
40.01 to 50.00...............          45            2,263,124.47       1.46
50.01 to 60.00...............          97            3,781,461.17       2.45
60.01 to 70.00...............         203            9,015,697.41       5.83
70.01 to 80.00...............         763           30,898,714.15      19.99
80.01 to 90.00...............       1,719           56,172,521.96      36.35
90.01 to 100.00..............       1,280           49,050,028.20      31.74
                               -----------------  -----------------  ----------
   Total.....................       4,208         $154,536,428.19     100.00%
                               =================  =================  ==========

------------------
(1) The "Combined Loan-to-Value Ratio" is (I) with respect to a HELOC Mortgage Loan, the ratio (expressed as a percentage) of (A) the sum of (i) the Credit Limit of such HELOC Mortgage Loan and (ii) any outstanding principal balances of mortgage loans senior to such HELOC Mortgage Loan (calculated as of the date of execution of the related Credit Line Agreement) to (B) the lesser of (i) the appraised value of the related Mortgaged Property as set forth in the loan files at such date of origination or (ii) in the case of a Mortgaged Property purchased within one year of the origination of the related HELOC Mortgage Loan, the purchase price of such Mortgaged Property and (II) with respect to a Closed End Mortgage Loan, the ratio (expressed as a percentage) of (A) the sum of (i) the original principal balance of such Closed End Mortgage Loan and (ii) the outstanding principal balance of any mortgage loan or mortgage loans that are senior or equal in priority to such Closed End Mortgage Loan (calculated as of the date of execution of the related Mortgage Note) and that is or are secured by the same Mortgaged Property to (B) the lesser of (i) the appraised value of the related Mortgaged Property as set forth in the loan files at such date of origination or (ii) in the case of a Mortgaged Property purchased within one year of the origination of the related Closed End Mortgage Loan, the purchase price of such Mortgaged Property.

                                  PROPERTY TYPE
                          INITIAL POOL I MORTGAGE LOANS

                                                      Aggregate      Percent of
                               Number of Initial       Initial        Initial
                                Pool I Mortgage     Cut-Off Date       Pool I
Property Type                        Loans        Principal Balance   Balance
-----------------------------  -----------------  -----------------  ----------

2-4 Units....................         232         $  10,147,304.39      6.57%
Condominium..................         414            12,426,623.95      8.04
PUD..........................         637            24,908,337.11     16.12
Single Family................       2,925           107,054,162.74     69.27
                               -----------------  -----------------  ----------
      Total..................       4,208         $ 154,536,428.19    100.00%
                               =================  =================  ==========

                               CURRENT LOAN RATES
                       INITIAL POOL I HELOC MORTGAGE LOANS

                                                     Aggregate       Percent of
                               Number of Initial      Initial       Initial Pool
Range of Current Loan Rates      Pool I HELOC      Cut-Off Date       I HELOC
(%)                             Mortgage Loans   Principal Balance    Balance
-----------------------------  ----------------  -----------------  ------------

  5.62 -  6.00...............       3,298        $ 120,245,506.39       85.03%
  6.51 -  7.00...............           2               19,275.54        0.01
  7.01 -  7.50...............           9              484,410.01        0.34
  8.01 -  8.50...............          27              819,340.23        0.58
  8.51 -  9.00...............           6              266,312.40        0.19
  9.01 -  9.50...............          10              562,436.47        0.40
  9.51 - 10.00...............          27              755,187.65        0.53
 10.01 - 10.50...............          47            1,678,821.09        1.19
 10.51 - 11.00...............          79            2,764,176.79        1.95
 11.01 - 11.50...............         147            5,051,492.20        3.57
 11.51 - 12.00...............          98            4,683,020.44        3.31
 12.01 - 12.50...............          60            2,136,422.05        1.51
 12.51 - 13.00...............          32            1,324,109.47        0.94
 13.01 - 13.50...............          11              395,732.51        0.28
 13.51 - 14.00...............           4              167,013.12        0.12
 14.01 - 14.50...............           3               49,814.73        0.04
 15.01 - 15.50...............           1               19,800.00        0.01
                               ----------------  -----------------  ------------
      Total..................       3,861        $ 141,422,871.09      100.00%
                               ================  =================  ============


                                   LOAN RATES
                    INITIAL POOL I CLOSED END MORTGAGE LOANS

                                                     Aggregate
                                                      Initial        Percent of
                               Number of Initial Cut-Off Date Initial Pool Pool I Closed End Principal I Closed End
Range of Loan Rates (%)          Mortgage Loans       Balance         Balance
-----------------------------  -----------------  ---------------  -------------

  5.62 -  8.50...............           1         $     61,307.19      0.47%
  8.51 -  9.00...............           9              281,816.70      2.15
  9.01 -  9.50...............          26            1,143,500.00      8.72
  9.51 - 10.00...............          42            1,300,168.64      9.91
 10.01 - 10.50...............          36            1,470,635.49     11.21
 10.51 - 11.00...............          41            1,384,224.08     10.56
 11.01 - 11.50...............          41            1,576,435.44     12.02
 11.51 - 12.00...............          47            1,842,872.75     14.05
 12.01 - 12.50...............          31            1,304,350.00      9.95
 12.51 - 13.00...............          40            1,435,817.65     10.95
 13.01 - 13.50...............          27            1,087,254.16      8.29
 13.51 - 15.50...............           6              225,175.00      1.72
                               ------------------  ---------------  ------------
      Total..................         347          $13,113,557.10    100.00%
                               ==================  ===============  ============

                                     MARGIN
                       INITIAL POOL I HELOC MORTGAGE LOANS

                                                       Aggregate     Percent of
                                Number of Initial       Initial     Initial Pool
                                   Pool I HELOC      Cut-Off Date      I HELOC
Range of Margins (%)              Mortgage Loans   Principal Balance   Balance
-----------------------------  ------------------  -----------------  ----------

less than 0.50...............          299         $   8,769,489.30      6.20%
0.51 - 1.00..................          235            7,514,561.32       5.31
1.01 - 1.50..................          144            4,754,488.80       3.36
1.51 - 2.00..................          234            8,455,368.59       5.98
2.01 - 2.50..................          352           15,154,311.98      10.72
2.51 - 3.00..................          330           13,537,630.72       9.57
3.01 - 3.50..................          401           14,024,024.54       9.92
3.51 - 4.00..................          586           19,946,220.77      14.10
4.01 - 4.50..................          616           22,763,744.42      16.10
4.51 - 5.00..................          519           20,951,234.07      14.81
5.01 - 5.50..................          127            4,729,416.59       3.34
5.51 - 6.00..................           16              772,833.36       0.55
6.01 - 6.25..................            2               49,546.63       0.04
                               ------------------  ----------------  -----------
   Total.....................        3,861         $141,422,871.09     100.00%
                               ==================  ================  ===========



                        CREDIT LIMIT UTILIZATION RATES(1)
                       INITIAL POOL I HELOC MORTGAGE LOANS

                                                                     Percent of
                               Number of Initial  Aggregate Initial Initial Pool
Range of  Utilization Rates       Pool I HELOC      Cut-Off Date       I HELOC
(%)                              Mortgage Loans   Principal Balance    Balance
-----------------------------  -----------------  -----------------  -----------

 less than 0.00..............          98         $          0.00       0.00%
  0.01 -10.00................         226              603,990.57       0.43
 10.01 -20.00................          75              846,697.45       0.60
 20.01 -30.00................         109            1,861,243.72       1.32
 30.01 -40.00................         136            2,911,226.12       2.06
 40.01 -50.00................         147            4,191,947.67       2.96
 50.01 -60.00................         174            6,191,338.59       4.38
 60.01 -70.00................         170            6,708,158.76       4.74
 70.01 -80.00................         160            6,540,092.86       4.62
 80.01 -90.00................         184            7,660,954.16       5.42
 90.01 -100.00...............       2,381          103,855,051.94      73.44
100.01 -109.83...............           1               52,169.25       0.04
                               -----------------  -----------------  -----------
   Total.....................       3,861         $141,422,871.09     100.00%
                               =================  =================  ===========

-------------------
(1)The "Credit Limit Utilization Rate" of a HELOC Mortgage Loan is determined by dividing the Principal Balance of a HELOC Mortgage Loan as of the Initial Cut-Off Date by the Credit Limit of the related HELOC Mortgage Loan.

                                  CREDIT LIMITS
                       INITIAL POOL I HELOC MORTGAGE LOANS

                              Number of Initial  Aggregate Initial   Percent of
                                Pool I HELOC      Cut-Off Date    Initial Pool I
Range of Credit Limits ($)     Mortgage Loans   Principal Balance  HELOC Balance
----------------------------  ----------------  -----------------  -------------

 10,000.00 -  25,000.00......         841         $ 13,620,971.24      9.63%
 25,000.01 -  50,000.00......       1,808           56,445,348.53      39.91
 50,000.01 -  75,000.00......         471           23,808,795.82      16.84
 75,000.01 - 100,000.00......         550           34,087,306.67      24.10
100,000.01 - 125,000.00......          51            4,373,459.45       3.09
125,000.01 - 150,000.00......          55            3,576,119.23       2.53
150,000.01 - 175,000.00......          15              768,381.98       0.54
175,000.01 - 200,000.00......          48            3,343,109.29       2.36
200,000.01 - 225,000.00......           3               51,229.80       0.04
225,000.01 - 250,000.00......           9              576,478.75       0.41
275,000.01 - 300,000.00......           1                  613.66       0.00
300,000.01 - 325,000.00......           2              110,133.75       0.08
350,000.01 - 375,000.00......           2              355,192.93       0.25
375,000.01 - 400,000.00......           1                    0.00       0.00
425,000.01 - 450,000.00......           1              289,113.29       0.20
450,000.01 - 475,000.00......           1                7,149.20       0.01
475,000.01 - 500,000.00......           2                9,467.50       0.01
                               ----------------  ----------------  -------------
   Total.....................       3,861         $141,422,871.09     100.00%
                               ================  ================  =============



                                 ORIGINAL TERMS
                          INITIAL POOL I MORTGAGE LOANS

                                                                     Percent of
                               Number of Initial  Aggregate Initial   Initial
                                Pool I Mortgage     Cut-Off Date       Pool I
Original Term (in months)            Loans        Principal Balance   Balance
-----------------------------  -----------------  -----------------  ----------

180...........................      3,142         $118,341,371.46      76.58%
300...........................      1,066           36,195,056.73      23.42
                               -----------------  -----------------  ----------
   Total......................      4,208         $154,536,428.19     100.00%
                               =================  =================  ==========



                     MONTHS REMAINING TO SCHEDULED MATURITY
                          INITIAL POOL I MORTGAGE LOANS

                                                                     Percent of
                               Number of Initial  Aggregate Initial   Initial
Range of Remaining Terms        Pool I Mortgage     Cut-Off Date       Pool I
(in months)                          Loans        Principal Balance   Balance
----------------------------  ------------------  -----------------  -----------

166 - 170...................           19         $    669,337.12       0.43%
171 - 175...................           38            1,469,260.11       0.95
176 - 180...................        3,086          116,204,529.72      75.20
286 - 290...................            1               22,071.48       0.01
291 - 295...................           12              370,336.08       0.24
296 - 300...................        1,052           35,800,893.68      23.17
                              ------------------  -----------------  -----------
   Total....................        4,208         $154,536,428.19     100.00%
                              ==================  =================  ===========

                                TYPE OF OCCUPANCY
                          INITIAL POOL I MORTGAGE LOANS

                                                                     Percent of
                               Number of Initial  Aggregate Initial   Initial
                                Pool I Mortgage     Cut-Off Date       Pool I
Occupancy                            Loans        Principal Balance   Balance
-----------------------------  -----------------  -----------------  -----------

Non-Owner....................         163         $  5,595,921.28       3.62%
Primary......................       4,013          148,025,752.38      95.79
Second Home (1)..............          32              914,754.53       0.59
                               -----------------  -----------------  -----------
   Total.....................       4,208         $154,536,428.19     100.00%
                               =================  =================  ===========

-------------------
(1)   Includes vacation and second homes



                                  CREDIT SCORES
                          INITIAL POOL I MORTGAGE LOANS

                                                                     Percent of
                               Number of Initial  Aggregate Initial   Initial
                                Pool I Mortgage     Cut-Off Date       Pool I
Range of Credit Scores (1)           Loans        Principal Balance   Balance
-----------------------------  -----------------  -----------------  -----------

less than 0..................           8         $    270,964.62       0.18%
501 - 550....................           1               27,500.00       0.02
551 - 600....................           4              187,687.31       0.12
601 - 650....................         599           21,742,655.51      14.07
651 - 700....................       1,822           69,869,532.37      45.21
701 - 750....................       1,301           46,052,308.83      29.80
751 - 800....................         463           16,039,180.47      10.38
801 - 818....................          10              346,599.08       0.22
                                ----------------  -----------------  -----------
   Total.....................       4,208         $154,536,428.19     100.00%
                                ================  =================  ===========

--------------------
(1) "Credit Scores" are statistical credit scores obtained by many mortgage lenders in connection with the loan application to help assess a borrower's credit worthiness. Credit Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The Credit Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower. The Credit Scores set forth in the table above were obtained at either the time of origination of the Pool I Mortgage Loan or more recently. Neither the Sponsor nor the Company make any representations or warranties as to the actual performance of any Pool I Mortgage Loan or that a particular Credit Score should be relied upon as a basis for an expectation that the borrower will repay the mortgage loan according to its terms.

                                  DOCUMENTATION
                          INITIAL POOL I MORTGAGE LOANS

                                                                     Percent of
                               Number of Initial  Aggregate Initial   Initial
                                Pool I Mortgage     Cut-Off Date       Pool I
Documentation                        Loans        Principal Balance   Balance
-----------------------------  -----------------  -----------------  -----------

Full Documentation...........       1,765         $  63,862,968.36     41.33%
No Employment/Income.........       2,244           82,663,542.77      53.49
No Ratio.....................         199            8,009,917.06       5.18
                               -----------------  -----------------  -----------
   Total.....................       4,208         $154,536,428.19     100.00%
                               =================  =================  ===========



                                  LOAN PURPOSE
                          INITIAL POOL I MORTGAGE LOANS

                                                                     Percent of
                               Number of Initial  Aggregate Initial   Initial
                                Pool I Mortgage     Cut-Off Date       Pool I
Purpose                              Loans        Principal Balance   Balance
-----------------------------  -----------------  -----------------  -----------

Cash Out Refinance...........       2,946         $111,257,679.77      71.99%
Purchase.....................       1,117           38,762,770.93      25.08
Rate/Term Refinance..........         145            4,515,977.49       2.92
                               -----------------  -----------------  -----------
   Total.....................       4,208         $154,536,428.19     100.00%
                               =================  =================  ===========



                                  AMORTIZATION
                          INITIAL POOL I MORTGAGE LOANS

                                                                     Percent of
                               Number of Initial  Aggregate Initial   Initial
                                Pool I Mortgage     Cut-Off Date       Pool I
Amortization                         Loans        Principal Balance   Balance
-----------------------------  -----------------  -----------------  ----------

Closed End Second............         203         $  6,772,165.19       4.38%
Closed End Second Balloon....         144            6,341,391.91       4.10
HELOC........................       3,854          141,236,034.93      91.39
HELOC Balloon................           7              186,836.16       0.12
                               -----------------  -----------------  ----------
   Total.....................       4,208         $154,536,428.19     100.00%
                               =================  =================  ==========


Pool II - General

         Pool II consists exclusively of HELOC Mortgage Loans. The aggregate Principal Balance of the Initial Pool II Mortgage Loans as of the Initial Cut-Off Date was approximately $41,109,718 (the "Initial Pool II Balance"). As of the Initial Cut-Off Date, the average Principal Balance of the Initial Pool II Mortgage Loans was approximately $110,214, the minimum Principal Balance was $0, the maximum Principal Balance was $500,000, the Loan Rates ranged from 5.875% to 14.500% per annum and the weighted average Loan Rate was approximately 6.451% per annum. Each of the Initial Pool II Mortgage Loans is subject to a maximum Loan Rate of 18%. As of the Initial Cut-Off Date, the weighted average Credit Limit Utilization Rate (weighted by Credit Limit) was approximately 93.64%, the minimum Credit Limit Utilization Rate was 0% and the maximum Credit Limit Utilization Rate was approximately 100%. As of the Initial Cut-Off Date, the remaining term to scheduled maturity for the Initial Pool II Mortgage Loans ranged from 170 months to 300 months and the weighted average remaining term to scheduled maturity was approximately 209 months. As of the Initial Cut-Off Date, the Combined Loan-to-Value Ratio of the Initial Pool II Mortgage Loans ranged from 16.67% to 100.00% and the weighted average

Combined Loan-to-Value Ratio of the Initial Pool II Mortgage Loans was approximately 78.48%. Credit Limits of the Initial Pool II Mortgage Loans ranged from $15,000 to $500,000 and averaged approximately $127,774. The Weighted Average Second Mortgage Ratio for the Initial Pool II Mortgage Loans was approximately 32.50%. Substantially all of the Initial Pool II Mortgage Loans represented second liens on the related Mortgaged Properties. As of the Initial Cut-Off Date, 78.83% of the Initial Pool II Mortgage Loans were secured by Mortgaged Properties which are single-family residences and 99.04% of the Initial Pool II Mortgage Loans are secured by Mortgaged Properties which are owner-occupied. As of the Initial Cut-Off Date, 86.57%, by Principal Balance, of the Initial Pool II Mortgage Loans are secured by Mortgaged Properties which are located in California.

         Real estate lenders in California are unable as a practical matter to obtain a deficiency judgment against the borrower on a loan secured by one- to four-unit real estate. See "Certain Legal Aspects of the Loans--Anti-Deficiency Legislation; Bankruptcy Laws; Tax Liens" in the Prospectus.

         Set forth below is a description of certain characteristics of the Initial Pool II Mortgage Loans as of the Initial Cut-Off Date. The sum of the columns in each such table may not equal the total indicated due to rounding.

                              TYPE OF MORTGAGE LOAN
                         INITIAL POOL II MORTGAGE LOANS

                                                       Aggregate      Percent of
                                Number of Initial       Initial        Initial
                                Pool II Mortgage     Cut-Off Date      Pool II
Type                                  Loans        Principal Balance   Balance
------------------------------  -----------------  -----------------  ----------

HELOC Mortgage Loans..........         388           $41,109,718.39     100.00%
                                -----------------  -----------------  ----------
   Total......................         388           $41,109,718.39     100.00%
                                =================  =================  ==========

                               PRINCIPAL BALANCES
                         INITIAL POOL II MORTGAGE LOANS

                                                       Aggregate     Percent of
                                Number of Initial       Initial        Initial
 Range of Principal Balances    Pool II Mortgage     Cut-Off Date      Pool II
             ($)                      Loans        Principal Balance   Balance
-----------------------------  -----------------  ------------------  ----------

                0.00.........          15          $          0.00       0.00%
       0.01 - 10,000.00......          28               101,681.82       0.25
  10,000.01 - 20,000.00......          15               220,381.31       0.54
  20,000.01 -30,000.00.......          30               762,261.86       1.85
  30,000.01 -40,000.00.......          22               775,370.37       1.89
  40,000.01 -50,000.00.......          40             1,846,869.18       4.49
  50,000.01 -60,000.00.......          16               882,126.10       2.15
  60,000.01 -70,000.00.......          13               852,381.73       2.07
  70,000.01 -80,000.00.......          12               883,799.23       2.15
  80,000.01 -90,000.00.......           4               344,031.76       0.84
  90,000.01 -100,000.00......          20             1,946,857.86       4.74
 100,000.01 -110,000.00......           2               213,354.73       0.52
 110,000.01 -120,000.00......           4               460,657.99       1.12
 120,000.01 -130,000.00......          18             2,276,141.52       5.54
 130,000.01 -140,000.00......          21             2,871,552.44       6.99
 140,000.01 -150,000.00......          22             3,230,940.70       7.86
 150,000.01 -160,000.00......          13             2,018,799.43       4.91
 160,000.01 -170,000.00......          10             1,651,063.58       4.02
 170,000.01 -180,000.00......           9             1,574,590.09       3.83
 180,000.01 -190,000.00......           9             1,667,826.12       4.06
 190,000.01 -200,000.00......          27             5,358,299.20      13.03
 200,000.01 -210,000.00......           3               612,287.14       1.49
 220,000.01 -230,000.00......           5             1,133,700.00       2.76
 230,000.01 -240,000.00......           4               946,862.42       2.30
 240,000.01 -250,000.00......           8             1,978,762.79       4.81
 250,000.01 -260,000.00......           1               257,600.00       0.63
 260,000.01 -270,000.00......           1               267,176.70       0.65
 270,000.01 -280,000.00......           3               818,559.78       1.99
 290,000.01 -300,000.00......           2               596,550.70       1.45
 310,000.01 -320,000.00......           2               628,300.00       1.53
 340,000.01 -350,000.00......           1               342,200.00       0.83
 370,000.01 -380,000.00......           1               374,428.00       0.91
 380,000.01 -390,000.00......           1               388,877.85       0.95
 400,000.01 -410,000.00......           1               403,912.19       0.98
 430,000.01 -440,000.00......           1               437,100.00       1.06
 490,000.01 - 500,000.00.....           4             1,984,413.80       4.83
                               ------------------  -----------------  ----------
   Total.....................         388           $41,109,718.39     100.00%
                               ==================  =================  ==========

                           GEOGRAPHIC DISTRIBUTION(1)
                         INITIAL POOL II MORTGAGE LOANS

                                                      Aggregate
                                                       Initial       Percent of
                                Number of Initial    Cut-Off Date     Initial
                                Pool II Mortgage      Principal       Pool II
State                                 Loans            Balance        Balance
-----------------------------  ------------------  ----------------  -----------

Arizona......................           6          $    699,479.20      1.70%
California...................         328            35,587,326.96     86.57
Colorado.....................          20             1,261,861.57      3.07
Connecticut..................           1               122,760.00      0.30
Florida......................           1                98,364.06      0.24
Georgia......................           2               351,600.00      0.86
Idaho........................           1                22,449.82      0.05
Massachusetts................           5                88,499.53      0.22
Nevada.......................           1               198,987.97      0.48
New Jersey...................           1               169,182.64      0.41
New Mexico...................           3               610,710.00      1.49
New York.....................           1               150,000.00      0.36
North Carolina...............           1               138,916.92      0.34
Oregon.......................           3               250,697.90      0.61
Pennsylvania.................           1               126,225.00      0.31
Utah.........................           2               333,867.71      0.81
Virginia.....................           1                88,852.50      0.22
Washington...................           9               809,936.61      1.97
Wyoming......................           1                     0.00      0.00
                               -------------------  ---------------  -----------
   Total......................        388           $41,109,718.39    100.00%
                               ===================  ===============  ===========

------------------
(1)Geographic location is determined by the address of the Mortgaged Property securing the related Mortgage Loans.

                        COMBINED LOAN-TO-VALUE RATIOS(1)
                         INITIAL POOL II MORTGAGE LOANS

                                                      Aggregate
                                                       Initial       Percent of
           Range of             Number of Initial    Cut-Off Date     Initial
Combined Loan-to-Value Ratios   Pool II Mortgage      Principal       Pool II
             (%)                      Loans            Balance        Balance
-----------------------------  ------------------  ---------------  ------------

16.67 to 20.00...............           2          $    205,995.47      0.50%
20.01 to 30.00...............           2               123,910.00      0.30
30.01 to 40.00...............           4               412,744.34      1.00
40.01 to 50.00...............           8               885,243.43      2.15
50.01 to 60.00...............          13             2,153,285.20      5.24
60.01 to 70.00...............          51             5,995,069.73     14.58
70.01 to 80.00...............         125            13,934,894.77     33.90
80.01 to 90.00...............         115            11,105,312.59     27.01
90.01 to 100.00..............          68             6,293,262.86     15.31
                               -------------------  --------------  ------------
   Total.....................         388           $41,109,718.39    100.00%
                               ===================  ==============  ============

------------------
(1) The "Combined Loan-to-Value Ratio" with respect to a HELOC Mortgage Loan is the ratio (expressed as a percentage) of (A) the sum of (i) the Credit Limit of such HELOC Mortgage Loan and (ii) any outstanding principal balances of mortgage loans senior to such HELOC Mortgage Loan (calculated as of the date of execution of the related Credit Line Agreement) to (B) the lesser of (i) the appraised value of the related Mortgaged Property as set forth in the loan files at such date of origination or (ii) in the case of a Mortgaged Property purchased within one year of the origination of the related HELOC Mortgage Loan, the purchase price of such Mortgaged Property.



                                  PROPERTY TYPE
                         INITIAL POOL II MORTGAGE LOANS

                                                      Aggregate
                                                       Initial       Percent of
                                Number of Initial    Cut-Off Date     Initial
                                Pool II Mortgage      Principal       Pool II
Property Type                         Loans            Balance        Balance
-----------------------------  -------------------  ---------------  ----------

2-4 Units....................           4              $292,180.15       0.71%
Condominium..................          19             1,231,085.28       2.99
PUD..........................          62             7,180,012.11      17.47
Single Family................         303            32,406,440.85      78.83
                               -------------------  ---------------  ----------
      Total..................         388           $41,109,718.39     100.00%
                               ===================  ===============  ==========

                               CURRENT LOAN RATES
                         INITIAL POOL II MORTGAGE LOANS

                                                      Aggregate
                                                       Initial
                                Number of Initial    Cut-Off Date    Percent of
Range of Current Loan Rates     Pool II Mortgage      Principal     Initial Pool
(%)                                   Loans            Balance       II Balance
-----------------------------  ------------------  ---------------  ------------

  5.88 -.................6.00         337           $36,324,839.74     88.36%
  7.01 -.................7.50           3               440,244.30      1.07
  8.01 -.................8.50           1                31,185.00      0.08
  8.51 -.................9.00           4               377,440.13      0.92
  9.01 -.................9.50           5               671,345.48      1.63
  9.51 -................10.00           2               179,000.00      0.44
 10.01 -................10.50           4               153,792.47      0.37
 10.51 -................11.00           5               455,129.98      1.11
 11.01 -................11.50           7               393,891.72      0.96
 11.51 -................12.00          13             1,514,942.85      3.69
 12.01 -................12.50           2                99,525.14      0.24
 12.51 -................13.00           2               113,529.46      0.28
 13.01 -................13.50           2               265,999.62      0.65
 14.01 -................14.50           1                88,852.50      0.22
                               -------------------  --------------  ------------
   Total.....................         388           $41,109,718.39    100.00%
                               ===================  ==============  ============



                                     MARGIN
                         INITIAL POOL II MORTGAGE LOANS

                                                       Aggregate
                                Number of Initial       Initial       Percent of
                                 Pool II Mortgage    Cut-Off Date   Initial Pool
Range of Margins (%)                  Loans        Principal Balance  II Balance
-----------------------------  ------------------  -----------------  ----------

less than 0.50...............           36         $  1,475,929.86       3.59%
0.51 - 1.00..................           39            2,825,584.97       6.87
1.01 - 1.50..................           12            1,012,072.73       2.46
1.51 - 2.00..................           30            3,352,507.28       8.16
2.01 - 2.50..................           74           10,490,017.20      25.52
2.51 - 3.00..................           44            4,647,663.47      11.31
3.01 - 3.50..................           34            3,496,671.50       8.51
3.51 - 4.00..................           38            4,228,022.08      10.28
4.01 - 4.50..................           35            4,098,285.10       9.97
4.51 - 5.00..................           32            3,671,839.68       8.93
5.01 - 5.50..................           12            1,672,272.02       4.07
5.51 - 6.00..................            2              138,852.50       0.34
                               -------------------  ----------------  ----------
   Total.....................          388          $41,109,718.39     100.00%
                               ===================  ================  ==========

                        CREDIT LIMIT UTILIZATION RATES(1)
                         INITIAL POOL II MORTGAGE LOANS

                               Number of Initial  Aggregate Initial  Percent of
Range of  Utilization Rates    Pool II Mortgage     Cut-Off Date    Initial Pool
(%)                                  Loans        Principal Balance  II Balance
----------------------------- ------------------  -----------------  ----------

 less than 0.00..............         15          $          0.00       0.00%
  0.01 -10.00................         22                55,889.29       0.14
 10.01 -20.00................          5                39,602.07       0.10
 20.01 -30.00................         11               274,690.43       0.67
 30.01 -40.00................          8               296,024.71       0.72
 40.01 -50.00................         20               803,797.21       1.96
 50.01 -60.00................         11               550,063.95       1.34
 60.01 -70.00................         12             1,135,509.60       2.76
 70.01 -80.00................         16             1,833,925.07       4.46
 80.01 -90.00................         19             2,209,925.43       5.38
 90.01 -100.00...............        249            33,910,290.63      82.49
                              -------------------  ----------------  ----------
   Total......................       388           $41,109,718.39     100.00%
                              ===================  ================  ==========

-------------------
(1)The "Credit Limit Utilization Rate" of a HELOC Mortgage Loan is determined by dividing the Principal Balance of a HELOC Mortgage Loan as of the Initial Cut-Off Date by the Credit Limit of the related HELOC Mortgage Loan.



                                  CREDIT LIMITS
                         INITIAL POOL II MORTGAGE LOANS

                               Number of Initial  Aggregate Initial  Percent of
                               Pool II Mortgage     Cut-Off Date    Initial Pool
Range of Credit Limits ($)           Loans        Principal Balance  II Balance
----------------------------- ------------------  -----------------  ----------

  8,500.00 -  25,000.00......          7          $    109,858.27       0.27%
 25,000.01 -  50,000.00......         96             2,898,351.07       7.05
 50,000.01 -  75,000.00......         41             1,948,998.45       4.74
 75,000.01 - 100,000.00......         55             3,135,446.77       7.63
100,000.01 - 125,000.00......          9             1,071,113.82       2.61
125,000.01 - 150,000.00......         56             7,087,589.09      17.24
150,000.01 - 175,000.00......         25             3,865,529.65       9.40
175,000.01 - 200,000.00......         48             8,119,828.88      19.75
200,000.01 - 225,000.00......          9             1,691,807.63       4.12
225,000.01 - 250,000.00......         16             3,229,937.32       7.86
250,000.01 - 275,000.00......          4             1,067,374.41       2.60
275,000.01 - 300,000.00......          9             1,985,445.58       4.83
300,000.01 - 325,000.00......          2               628,300.00       1.53
325,000.01 - 350,000.00......          2               478,988.07       1.17
375,000.01 - 400,000.00......          1               388,877.85       0.95
400,000.01 - 425,000.00......          1               403,912.19       0.98
425,000.01 - 450,000.00......          1               437,100.00       1.06
450,000.01 - 475,000.00......          1               374,428.00       0.91
475,000.01 - 500,000.00......          5             2,186,831.34       5.32
                              -------------------  ----------------  ----------
   Total.....................        388           $41,109,718.39     100.00%
                              ===================  ================  ==========

                                 ORIGINAL TERMS
                         INITIAL POOL II MORTGAGE LOANS

                                                                     Percent of
                                Number of Initial  Aggregate Initial   Initial
                                Pool II Mortgage     Cut-Off Date      Pool II
Original Term (in months)             Loans        Principal Balance   Balance
------------------------------  -----------------  -----------------  ----------

180...........................        249           $30,464,292.87      74.10%
300...........................        139            10,645,425.52      25.90
                                -----------------  -----------------  ----------
   Total......................        388           $41,109,718.39     100.00%
                                =================  =================  ==========



                     MONTHS REMAINING TO SCHEDULED MATURITY
                         INITIAL POOL II MORTGAGE LOANS

                                                                     Percent of
                                Number of Initial  Aggregate Initial   Initial
Range of Remaining Terms (in    Pool II Mortgage     Cut-Off Date      Pool II
months)                               Loans        Principal Balance   Balance
-----------------------------  ------------------  -----------------  ----------

      170....................           1          $     93,495.38       0.23%
171 - 175....................           4               227,300.96       0.55
176 - 180....................         244            30,143,496.53      73.32
286 - 290....................           1                44,948.66       0.11
291 - 295....................           1               195,201.08       0.47
296 - 300....................         137            10,405,275.78      25.31
                               -------------------  ----------------  ----------
   Total.....................         388           $41,109,718.39     100.00%
                               ===================  ================  ==========



                                TYPE OF OCCUPANCY
                         INITIAL POOL II MORTGAGE LOANS

                                                                     Percent of
                                Number of Initial  Aggregate Initial   Initial
                                Pool II Mortgage     Cut-Off Date      Pool II
Occupancy                             Loans        Principal Balance   Balance
-----------------------------  ------------------  -----------------  ----------

Non-Owner....................           5          $     244,621.84      0.60%
Primary......................         382            40,715,096.55      99.04
Second Home (1)..............           1               150,000.00       0.36
                               ------------------  -----------------  ----------
   Total.....................         388           $41,109,718.39     100.00%
                               ==================  =================  ==========

-------------------
(1)   Includes vacation and second homes

                                  CREDIT SCORES
                         INITIAL POOL II MORTGAGE LOANS

                                                                     Percent of
                                Number of Initial  Aggregate Initial   Initial
                                Pool II Mortgage     Cut-Off Date      Pool II
Range of Credit Scores (1)            Loans        Principal Balance   Balance
-----------------------------  ------------------  -----------------  ----------

607 - 650....................          44          $  4,801,946.84      11.68%
651 - 700....................         170            19,562,240.61      47.59
701 - 750....................         118            12,325,431.62      29.98
751 - 800....................          54             4,221,270.70      10.27
801 - 809....................           2               198,828.62       0.48
                               ------------------  -----------------  ----------
   Total.....................         388          $ 41,109,718.39     100.00%
                               ==================  =================  ==========

-----------------

(1) "Credit Scores" are statistical credit scores obtained by many mortgage lenders in connection with the loan application to help assess a borrower's credit worthiness. Credit Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The Credit Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower. The Credit Scores set forth in the table above were obtained at either the time of origination of the Pool II Mortgage Loan or more recently. Neither the Sponsor nor the Company make any representations or warranties as to the actual performance of any Pool II Mortgage Loan or that a particular Credit Score should be relied upon as a basis for an expectation that the borrower will repay the mortgage loan according to its terms.

                                  DOCUMENTATION
                         INITIAL POOL II MORTGAGE LOANS

                                                                     Percent of
                                Number of Initial  Aggregate Initial   Initial
                                Pool II Mortgage     Cut-Off Date      Pool II
Documentation                         Loans        Principal Balance   Balance
-----------------------------  ------------------  -----------------  ----------

Full.........................         195           $15,303,532.11      37.23%
No Employment/Income.........         181            24,209,335.50      58.89
No Ratio.....................          12             1,596,850.78       3.88
                               ------------------  -----------------  ----------
   Total.....................         388           $41,109,718.39     100.00%
                               ==================  =================  ==========



                                  LOAN PURPOSE
                         INITIAL POOL II MORTGAGE LOANS

                                                                     Percent of
                                Number of Initial  Aggregate Initial   Initial
                                Pool II Mortgage     Cut-Off Date      Pool II
Purpose                               Loans        Principal Balance   Balance
-----------------------------  ------------------  -----------------  ----------

Cash Out Refinance...........         340           $36,093,007.63      87.80%
Purchase.....................          43             4,530,510.76      11.02
Rate/Term Refinance..........           5               486,200.00       1.18
                               ------------------  -----------------  ----------
   Total.....................         388           $41,109,718.39     100.00%
                               ==================  =================  ==========



                                  AMORTIZATION
                         INITIAL POOL II MORTGAGE LOANS

                                                                     Percent of
                                Number of Initial  Aggregate Initial   Initial
                                Pool II Mortgage     Cut-Off Date      Pool II
Amortization                          Loans        Principal Balance   Balance
-----------------------------  ------------------  -----------------  ----------

HELOC........................         385           $40,985,294.98        99.70%
HELOC Balloon................           3               124,423.41         0.30
                               ------------------  -----------------  ----------
   Total.....................         388           $41,109,718.39       100.00%
                               ==================  =================  ==========



Conveyance of Subsequent Mortgage Loans

         The Sale and Servicing Agreement permits the Trust to purchase Subsequent Mortgage Loans during the Pre-Funding Period for pledge under the Indenture subject to the consent of the Insurer and certain other conditions and the availability of such Subsequent Mortgage Loans. Accordingly, the characteristics of the Mortgage Loans will vary as of any Payment Date on which the acquisition of these Subsequent Mortgage Loans occurs.

         All of the Subsequent Mortgage Loans will be HELOC Mortgage Loans. The obligation of the Trust to purchase all of the Subsequent Mortgage Loans is subject to the following additional aggregate requirements: (i) the aggregate weighted average Margin for the Subsequent Mortgage Loans is at least 3.10%;
(ii) the aggregate weighted average Combined Loan-to-Value Ratio of all of the Subsequent Mortgage Loans is not more than 84.00%; (iii) the Subsequent Mortgage Loans shall maintain a weighted average Credit Score of at least 691; (iv) no Subsequent Mortgage Loans may be 60 or more days delinquent; and (v) no more than 1.00% of the Subsequent Mortgage Loans shall be 30-59 days delinquent; provided, however, any of the foregoing requirements may be waived upon the consent of S&P and Moody's (together, the "Rating Agencies ") and the Insurer.

                  YIELD, MATURITY AND PREPAYMENT CONSIDERATIONS

General

         The weighted average life of, and, if purchased at other than par, the effective yield of each Class of Class A Notes will be affected by the rate and timing of payments of principal on the Mortgage Loans in the Pool relating to such Class (including, for this purpose, prepayments and amounts received by virtue of refinancings, liquidations of Mortgage Loans due to defaults, casualties, condemnations and repurchases, whether optional or required, by the Sponsor, and in the case of the HELOC Mortgage Loans, the rate at which related Mortgagors make draws thereunder), the amount and timing of delinquencies and defaults by Mortgagors in the related Pool, as well as by the application of Accelerated Principal Payments on the Class A Notes. Such yield may be adversely affected by a higher or lower than anticipated rate of principal payments (including prepayments) on the Mortgage Loans in the Pool relating to such Class. The rate of principal payments on such Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans in such Pool, the rate and timing of prepayments thereon by the Mortgagors, the enforcement (or lack of enforcement) of "due on sale" clauses, liquidations of defaulted Mortgage Loans in such Pool and optional or required repurchases of Mortgage Loans in such Pool as described herein. The timing of changes in the rate of prepayments, liquidations and repurchases of the Mortgage Loans may, and the timing of losses could, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Since the rate and timing of principal payments on the Mortgage Loans in each Pool will depend on future events and on a variety of factors (as described more fully herein), no assurance can be given as to such rate or the timing of prepayments on the related Class of Class A Notes.

         The Mortgage Loans generally may be prepaid in full or in part at any time. However, all of the HELOC Mortgage Loans have prepayment penalties or fees except for those Mortgage Loans which were originated in those states where prepayment penalties or fees are prohibited by law. None of the Closed End Mortgage Loans have prepayment penalties or fees. The prepayment experience with respect to the Mortgage Loans will affect the weighted average life of each Class of Class A Notes.

         The actual rate of prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans and the extent of the mortgagors' equity in such properties, and changes in the mortgagors' housing needs, job transfers and unemployment.

         No representation is made as to the rate of principal payments on the Mortgage Loans in any Pool, or as to the yield to maturity of any Class of Class A Notes. An investor is urged to make an investment decision with respect to the Class A Notes based on the anticipated yield to maturity of such Class A Note resulting from its price and such investor's own determination as to anticipated Mortgage Loan prepayment rates. Prospective investors are urged to analyze fully the effect of Mortgage Loan prepayments for the related Pool and market conditions on the yield and value of the related Class of Class A Notes, before acquiring any Class A Notes. In particular, investors that are required to perform periodic valuations on their investment portfolios should consider the effect of such fluctuations in value. In addition, investors should carefully consider the factors discussed under "Risk Factors--Prepayment Considerations" herein.

         The terms of the Class A Notes provide for the amortization of the Class A Notes into two periods, the Managed Amortization Period (as defined herein) and the Rapid Amortization Period (as defined herein), which affects the rate and timing of the payment of principal on the Class A Notes. Payments of principal to Holders of the Class A Notes may reduce the percentage of the related Pool Balance represented by the related Class A Principal Balance. This may occur during the Managed Amortization Period but this is especially true during the Rapid Amortization Period. In addition, the Holders of the Class A Notes may receive a payment of Excess Cashflow (as defined herein) as an Accelerated Principal Payment (as defined herein) on any Payment Date on which the Specified Overcollateralization Amount (as defined herein) for the related Class of Class A Notes exceeds the Overcollateralization Amount for the related Class of Class A Notes.

         The "Overcollateralization Amount" with respect to each Class of Class A Notes and the related Pool is equal to the amount, if any, by which the related Pool Balance exceeds the Note Principal Balance for the related Class of Class A Notes. The Insurer will require, based upon the terms and conditions hereinafter described, that the Overcollateralization Amount with respect to each Class of Class A Notes be maintained at the Specified Overcollateralization Amount with respect to such Class.

         In addition, to the extent obligors make more draws than principal payments, the Principal Balance of HELOC Mortgage Loans in each Pool may increase. Because during the Rapid Amortization Period, 100% of the Principal Collections with respect to each Class of Class A Notes is distributed to the related Class of Class A Notes, an increase in the Principal Balance of HELOC Mortgage Loans in the related Pool due to additional draws may also result in the related Class of Class A Notes receiving principal at a greater rate during such period. The Sale and Servicing Agreement permits the Sponsor, at its option, but subject to the satisfaction of certain conditions specified in the Sale and Servicing Agreement, and upon notice to the Rating Agencies and the Insurer, to remove Mortgage Loans from either Pool held by the Trust at any time during the life of the Trust, so long as the related Overcollateralization Amount (after giving effect to such removal) exceeds what is then the related Specified Overcollateralization Amount. Such removals may affect the rate at which principal is distributed to the Holders of the related Class of Class A Notes by reducing the overall balance of Mortgage Loans in the related Pool and thus the amount of related Principal Collections (as defined herein). See "Description of the Class A Notes--Optional Retransfers of Mortgage Loans to the Sponsor" herein.

         The Closed End Mortgage Loans are fixed-rate mortgage loans. As with fixed-rate obligations generally, the rate of prepayment on a pool of mortgage loans with fixed rates is affected by prevailing market rates for mortgage loans of a comparable term and risk level. When the market interest rate is below the mortgage coupon, mortgagors may have an increased incentive to refinance their mortgage loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the properties, to meet cash flow needs or to make other investments.

         The rate of prepayment on the Mortgage Loans cannot be predicted. Neither the Servicer nor the Sponsor is aware of any relevant studies or statistics on the rate of prepayment of such Mortgage Loans. Generally, home equity lines of credit are not viewed by borrowers as permanent financing. Accordingly, the HELOC Mortgage Loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because the HELOC Mortgage Loans amortize as described herein, rates of principal payment on the HELOC Mortgage Loans will generally be slower than those of traditional fully-amortizing first mortgages with the same loan terms in the absence of prepayments on such HELOC Mortgage Loans. The prepayment experience of the Trust with respect to the HELOC Mortgage Loans may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility, with respect to the HELOC Mortgage Loans, the frequency and amount of any future draws on the Credit Line Agreements and changes affecting the deductibility for Federal income tax purposes of interest payments on home equity loans. All of the Mortgage Loans contain "due-on-sale" provisions and the Servicer intends to enforce such provisions, unless such enforcement is not permitted by applicable law. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related Mortgage Loan. See "Certain Legal Aspects of the Loans--Due-on-Sale Clauses" in the Prospectus.

Effect of Overcollateralization Feature

         Because all or a portion of the Excess Cashflow (as defined below) with respect to each Pool may be applied as an Accelerated Principal Payment in reduction of the outstanding Note Principal Balance of the related Class of Class A Notes to the extent of the excess of the related Specified Overcollateralization Amount over the related Overcollateralization Amount, the weighted average life of such Class of Class A Notes will also be influenced by the amount of such Excess Cashflow so applied. "Excess Cashflow" with respect to a Payment Date and a Class of Class A Notes means the amount on deposit in the Collection Account in respect of Available Funds for the related Pool during the related Collection Period, available after making the distributions with respect to such Class specified in clauses (i) through (vii) under the caption "Description of the Class A Notes - Priority of Distributions" on such Payment Date. Because Excess Cashflow attributable to the overcollateralization feature is derived, in part, from interest collections on the Mortgage Loans in the related Pool and will be applied to reduce the outstanding Note Principal Balance of the related Class of Class A Notes, the aggregate payments in reduction of the outstanding Note Principal Balance of the related Class of Class A Notes on a Payment Date will usually be greater than the aggregate amount of Principal Collections (including prepayments) on the Mortgage Loans in the related Pool payable during the related Collection Period until the Specified Overcollateralization Amount with respect to such Class is reached. As a consequence, Excess Cashflow available for payment in reduction of the outstanding Note Principal Balance of the related Class of Class A Notes will increase in proportion to such outstanding Note Principal Balance over time, to the extent such Excess Cash Flow is not applied to offset losses on the Mortgage Loans in the related Pool.

         Accelerated Principal Payments (as defined herein) will be paid on each Class of Class A Notes in reduction of the Note Principal Balance of such Class on each Payment Date to the extent the then applicable Specified Overcollateralization Amount with respect to such Class exceeds the related Overcollateralization Amount on such Payment Date. If a Class A Note is purchased at other than par, its yield to maturity will be affected by the rate at which Accelerated Principal Payments are paid to the related Class A Noteholders. If the actual rate of Accelerated Principal Payments on a Class of Class A Notes applied in reduction of the outstanding Note Principal Balance of such Class is slower than the rate anticipated by an investor who purchases such Class A Note at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of Accelerated Principal Payments applied in reduction of the outstanding Note Principal Balance of a Class of Class A Notes is faster than the rate anticipated by an investor who purchases such Class A Note at a premium, the actual yield to such investor will be lower than such investor's anticipated yield. The amount of Excess Cashflow with respect to each Pool which is available to fund Accelerated Principal Payments on any Payment Date will be affected by, among other things, the actual amount of interest received, collected or recovered in respect of the Mortgage Loans in such Pool during the related Collection Period and such amount will be influenced by changes in the weighted average of the Loan Rates resulting from prepayment and liquidations of Mortgage Loans in such Pool.

         The amount of Accelerated Principal Payments paid to each Class of Class A Notes and applied to the outstanding Note Principal Balance of such Class on each Payment Date will be based on the related Specified Overcollateralization Amount of such Class. The Indenture generally provides that the Specified Overcollateralization Amount may, with respect to each Class, over time, decrease, or increase, subject to certain floors, caps and triggers, including triggers that allow such Specified Overcollateralization Amount to decrease or "step down" based on the performance of the Mortgage Loans in the related Pool under certain tests specified in the Indenture based on delinquency rates. Any increase in the Specified Overcollateralization Amount with respect to each Class of Class A Notes may result in an accelerated amortization of such Class until such Specified Overcollateralization Amount is reached. Conversely, any decrease in the Specified Overcollateralization Amount with respect to each Class of Class A Notes may result in a decelerated amortization of such Class until such Specified Overcollateralization Amount is reached.

Class A-1 Note Decrement Table

      The following decrement table is based on the following constant prepayment rate assumptions:

Class A-1 Note Decrement Table

         The following decrement table is based on the following constant prepayment rate assumptions:

                            Scenario   Scenario   Scenario   Scenario   Scenario
                                I         II         III        IV          V
        Description          (%CPR)     (%CPR)     (%CPR)     (%CPR)     (%CPR)
        -----------          ------     ------     ------     ------     ------

    HELOC Mortgage Loan        20%        30%        40%        45%        50%
 Closed End Mortgage Loan      10%        20%        30%        40%        50%


         For purposes of the calculations in the following table, Pool I was assumed to have the following collateral characteristics:


                                                                                                                           Credit
                                               Gross     Fully    Original  Amortization  Remaining             Months   Utilization
                                     Gross    Margin    Indexed   Term          Term         Term       Age     to Roll     Rate
   Description     Current Balance  WAC (%)     (%)     Rate (%)  (months)    (months)     (months)  (months)  (months)     (%)
   -----------     ---------------  -------     ---     --------  --------    --------     --------  --------  --------     ---

Initial HELOCs*    $141,422,871.09   6.69013  3.22630   11.72630     211        211          209         2        3       88.93161
Subsequent
HELOCs*              38,739,074.35   6.69013  3.22630   11.72630     211        211          211         0        3       88.93161
Closed-End Fully
Amortizing            6,772,165.19  11.11965    N/A       N/A        180        180          180         0       N/A        N/A
Closed-End
Balloons              6,341,391.91  11.55021    N/A       N/A        180        360          180         0       N/A        N/A

------------------------------------
*HELOCs have a maximum cap of approximately 18%.


         In addition, it was assumed that (i) the distributions are made in accordance with the description set forth under "Description of the Class A Notes -- Payments on the Class A Notes"; (ii) distributions of principal and interest on the Notes will be made on the 15th day of each calendar month regardless of the day on which the Payment Date actually occurs; (iii) no extension past the scheduled maturity date of a Mortgage Loan is made; (iv) no delinquencies occur; (v) scheduled monthly payments on the HELOC Mortgage Loans are comprised of interest only payments and the only principal payments on the HELOC Mortgage Loans are those represented by prepayments calculated under each of the prepayment assumptions as set forth in the tables below before giving effect to draws, and a principal payment representing the remaining principal balance outstanding at the end of the remaining term and scheduled monthly payments on the Closed End Mortgage Loans consist of principal and interest payments; (vi) monthly draws are calculated under each of the assumptions as set forth in the table before giving effect to prepayments; (vii) each HELOC Mortgage Loan is subject to a maximum credit utilization rate of 100%; (viii) the scheduled due date of the Mortgage Loans is the first day of each month;
(ix) each month consists of 30 days; (x) the Closing Date is December 22, 1999;
(xi) for each Payment Date, LIBOR is 6.46250%; (xii) for each Payment Date, the Index Rate is 8.50%; (xiii) the Servicing Fee for each Mortgage Loan is 0.50%;
(xiv) the Subsequent Pool I Mortgage Loans are purchased for the entire Original Class A-1 Pre-Funded Amount on December 30, 1999 and have their first payment in February 2000; and (xv) any shortfalls in Interest Payment Amounts, due to either the presence of the Pre-Funding Account during the Pre-Funding Period or the teaser period for any HELOC Mortgage Loan, will be fully funded.

                                     Percentage of Original Class A-1 Note
                                 Principal Balance Amortization Schedule(1)(2)
Payment Date                       I         II       III        IV        V
------------                    --------  --------  --------  --------  --------
Initial Percentage...........     100%      100%      100%      100%     100%
   December 2000.............      96%       84%       73%       66%      60%
   December 2001.............      95%       73%       53%       44%      36%
   December 2002.............      94%       63%       39%       29%      21%
   December 2003.............      94%       54%       30%       21%      14%
   December 2004.............      93%       47%       22%       14%       9%
   December 2005.............      75%       33%       13%        8%       4%
   December 2006.............      59%       23%        8%        4%       2%
   December 2007.............      47%       16%        5%        2%       1%
   December 2008.............      38%       12%        3%        1%       0%
   December 2009.............      30%        8%        1%        0%       0%
   December 2010.............      24%        6%        1%        0%       0%
   December 2011.............      19%        4%        0%        0%       0%
   December 2012.............      15%        3%        0%        0%       0%
   December 2013.............      12%        2%        0%        0%       0%
   December 2014.............       9%        1%        0%        0%       0%
   December 2015.............       7%        0%        0%        0%       0%
   December 2016.............       6%        0%        0%        0%       0%
   December 2017.............       0%        0%        0%        0%       0%

Weighted Average Life
Years to Maturity (in years)      8.65        4.79      2.98      2.40     1.96
Years to Call(3) (in years)       8.48        4.56      2.82      2.26     1.83

-------------------
(1) Assumes a constant draw rate of 20% with respect to the HELOC Mortgage Loans for the first 60 months.
(2) All percentages are rounded to the nearest 1%.
(3) Assumes that an optional redemption is exercised on the first possible Payment Date.

Class A-2 Note Decrement Table

      The following decrement table is based on the following constant prepayment rate assumptions:

The following decrement table is based on the following constant prepayment rate assumptions:

                            Scenario   Scenario   Scenario   Scenario   Scenario
                                I         II         III        IV          V
        Description          (%CPR)     (%CPR)     (%CPR)     (%CPR)     (%CPR)
 ------------------------   --------   --------   --------   --------   --------

    HELOC Mortgage Loan        20%        30%        40%        45%        50%
 Closed End Mortgage Loan      10%        20%        30%        40%        50%


         For purposes of the calculations in the following table, Pool II was assumed to have the following collateral characteristics:


                                                                                                                            Credit
                                               Gross     Fully    Original  Amortization   Remaining             Months  Utilization
                                     Gross    Margin    Indexed   Term          Term          Term      Age      to Roll     Rate
   Description     Current Balance  WAC (%)     (%)     Rate (%)  (months)    (months)      (months)  (months)  (months)     (%)
 ---------------  ----------------  -------  --------  ---------  --------  ------------  ----------  --------  -------- -----------

HELOCs*             $41,109,718.39  6.45135   2.99710   11.49710     211        211           209         2         3      93.61460
Subsequent
HELOCs*              11,260,925.65  6.45135   2.99710   11.49710     211        211           211         0         3      93.61460

------------------------------------
*HELOCs have a maximum cap of approximately 18%.

         In addition, it was assumed that (i) the distributions are made in accordance with the description set forth under "Description of the Class A Notes -- Payments on the Class A Notes"; (ii) distributions of principal and interest on the Notes will be made on the 15th day of each calendar month regardless of the day on which the Payment Date actually occurs; (iii) no extension past the scheduled maturity date of a Mortgage Loan is made; (iv) no delinquencies occur; (v) scheduled monthly payments on the HELOC Mortgage Loans are comprised of interest only payments and the only principal payments on the HELOC Mortgage Loans are those represented by prepayments calculated under each of the prepayment assumptions as set forth in the tables below before giving effect to draws, and a principal payment representing the remaining principal balance outstanding at the end of the remaining term; (vi) monthly draws are calculated under each of the assumptions as set forth in the table before giving effect to prepayments; (vii) each HELOC Mortgage Loan is subject to a maximum credit utilization rate of 100%; (viii) the scheduled due date of the Mortgage Loans is the first day of each month; (ix) each month consists of 30 days; (x) the Closing Date is December 22, 1999; (xi) for each Payment Date LIBOR is 6.46250%; (xii) for each Payment Date, the Index Rate is 8.50%; (xiii) the Servicing Fee for each Mortgage Loan is 0.50%; (xiv) the Subsequent Pool II Mortgage Loans are purchased for the entire Original Class A-2 Pre-Funded Amount on December 30, 1999 and have their first payment in February 2000; and (xv) any shortfalls in Interest Payment Amounts, due to either the presence of the Pre-Funding Account during the Pre-Funding Period or the teaser period for any HELOC Mortgage Loan, will be fully funded.

                                       Percentage of Original Class A-2 Note
                                                 Principal Balance
                                            Amortization Schedule(1)(2)
Payment Date                          I        II        III       IV        V
------------                      --------  --------  --------  -------  -------
Initial Percentage...........       100%      100%      100%      100%     100%
   December 2000.............        97%       85%       73%       67%      61%
   December 2001.............        97%       74%       54%       45%      37%
   December 2002.............        97%       64%       40%       30%      22%
   December 2003.............        97%       56%       30%       22%      15%
   December 2004.............        97%       49%       23%       15%       9%
   December 2005.............        77%       34%       14%        8%       5%
   December 2006.............        61%       24%        8%        4%       2%
   December 2007.............        48%       17%        5%        2%       1%
   December 2008.............        38%       12%        3%        1%       0%
   December 2009.............        31%        8%        1%        0%       0%
   December 2010.............        24%        6%        1%        0%       0%
   December 2011.............        20%        4%        0%        0%       0%
   December 2012.............        16%        3%        0%        0%       0%
   December 2013.............        13%        2%        0%        0%       0%
   December 2014.............        10%        1%        0%        0%       0%
   December 2015.............         8%        1%        0%        0%       0%
   December 2016.............         6%        0%        0%        0%       0%
   December 2017.............         0%        0%        0%        0%       0%

Weighted Average Life

Years to Maturity (in years)        8.84      4.88      3.01      2.44     2.01
Years to Call(3) (in years)         8.67      4.64      2.85      2.31     1.89

-------------------
(1) Assumes a constant draw rate of 20% with respect to the HELOC Mortgage Loans for the first 60 months.
(2) All percentages are rounded to the nearest 1%.
(3) Assumes that an optional redemption is exercised on the first possible Payment Date.

                       POOL FACTOR AND TRADING INFORMATION

         The "Pool Factor" is a seven-digit decimal which the Servicer will compute monthly expressing the Note Principal Balance of each Class of Class A Notes as of each Payment Date (after giving effect to any distribution of principal on such Payment Date) as a proportion of the initial Note Principal Balance with respect to such Class. On the Closing Date, the Pool Factor will be
1.0000000 for each Class. See "Description of the Class A Notes--Payments on the Class A Notes" herein. Thereafter, the Pool Factor will decline to reflect reductions in the related Note Principal Balance resulting from distributions of principal to the related Class of Class A Notes.

         Pursuant to the Indenture, monthly reports concerning the Trust and the Class A Notes and various other items of information will be made available to the Holders of Class A Notes ("Class A Noteholders" or "Holders"). In addition, within 60 days after the end of each calendar year, beginning with the 1999 calendar year, information for tax reporting purposes will be made available to each person who has been a Noteholder of record at any time during the preceding calendar year. See "Description of the Class A Notes--Book-Entry Securities" and "--Reports to Class A Noteholders" herein.

                        DESCRIPTION OF THE CLASS A NOTES

         The $193,275,000 Class A-1 Variable Rate Asset-Backed Notes (the "Class A-1 Notes") and the $52,370,000 Class A-2 Variable Rate Asset-Backed Notes (the "Class A-2 Notes" and together with the Class A-1 Notes, the "Class A Notes") will be issued pursuant to the Indenture, a form of which has been filed as an exhibit to the Registration Statement. The following summaries describe certain provisions of the Indenture. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture. Wherever particular sections or defined terms of the Indenture are referred to, such sections or defined terms are incorporated herein by reference. "Class" shall mean each respective class of Class A Notes.

General

         The Class A Notes will be offered in denominations of $1,000 and multiples of $1,000 in excess thereof, in book-entry form only. Definitive Notes, if issued, will be transferable and exchangeable at the corporate trust office of the Indenture Trustee, which will initially act as certificate registrar (the "Note Registrar"). See "Book-Entry Securities" below. No service charge will be made for any registration of exchange or transfer of Class A Notes, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

Payments on the Class A Notes

         Beginning with the first Payment Date (which will occur on January 18, 2000), distributions on the Class A Notes will be made by the Indenture Trustee or the Paying Agent on each Payment Date to the persons in whose names such Class A Notes are registered at the close of business on the Record Date for such Class. The "Record Date" shall be the last Business Day immediately preceding such Payment Date unless the Class A Notes are no longer Book-Entry Securities, in which case the Record Date is the last Business Day of the month preceding the month of a Payment Date. The term "Payment Date" means the fifteenth day of each month or, if such day is not a Business Day, then the next succeeding Business Day. Distributions will be made by check or money order mailed (or upon the request of a Holder holding Class A Notes having denominations aggregating at least $1,000,000 and received by the Indenture Trustee at least five Business Days prior to the related Record Date, by wire transfer or otherwise) to the address of the person entitled thereto (which, in the case of Book-Entry Securities, will be DTC or its nominee) as it appears on the register of Holders of Class A Notes (the "Certificate Register") maintained by the Registrar on the Record Date in amounts calculated as described below. However, the final distribution in respect of the Class A Notes will be made only upon presentation and surrender thereof at the office or the agency of the Indenture Trustee specified in the notice to Holders of such final distribution. For purposes hereof, a "Business Day" is any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the State of New York or in the city in which the principal corporate trust office of the Indenture Trustee is located, are authorized or obligated by law or executive order to be closed.

Payment of Interest

         Interest on each Class of Class A Notes will be payable monthly on each Payment Date, commencing on January 18, 2000, at the related Note Rate for the related Interest Accrual Period.

         Class A-1 Notes. The "Note Rate" on the Class A-1 Notes for any Interest Accrual Period will be equal to: the lesser of (i) (x) with respect to any Payment Date which occurs on or prior to the Optional Redemption Date with respect to the Class A-1 Notes, the sum of (a) LIBOR (determined as described herein) and (b) 0.30% per annum and (y) for any Payment Date thereafter, the sum of (a) LIBOR (determined as described herein) and (b) 0.60% per annum and (ii) 15.50%; provided, however, that notwithstanding the foregoing, in no event will the amount of interest required to be distributed in respect of the Class A-1 Notes on any Payment Date exceed a rate (the "Maximum Rate" with respect to the Class A-1 Notes) equal to the weighted average of the Loan Rates of the Pool I Mortgage Loans, assuming each HELOC Mortgage Loan is fully indexed, weighted on the basis of the average daily balance of each Mortgage Loan in Pool I during the related billing cycle prior to the Collection Period relating to such Payment Date (adjusted to an effective rate reflecting accrued interest calculated on the basis of the actual number of days in such Collection Period and a 360-day year) net of the Servicing Fee Rate, the fee payable to the Indenture Trustee and the Owner Trustee expressed as a rate and the rate at which the premium payable to the Insurer is calculated and, after the December 2000 Payment Date, 0.50% per annum, in each case with respect to the Class A-1 Notes.

         To the extent the Maximum Rate is less than the Note Rate on the Class A-1 Notes for any Payment Date, the deficiency will be deferred (the "Deferred Interest" with respect to the Class A-1 Notes). The Policy will not guarantee the payment of such Deferred Interest.

         Class A-2 Notes. The "Note Rate" with respect to the Class A-2 Notes for any Interest Accrual Period will be equal to: the lesser of (i) (x) with respect to any Payment Date which occurs on or prior to the Optional

Redemption Date with respect to the Class A-2 Notes, the sum of (a) LIBOR (determined as described herein) and (b) 0.38% per annum and (y) for any Payment Date thereafter, the sum of (a) LIBOR (determined as described herein) and (b) 0.76% per annum and (ii) 15.50%; provided, however, that notwithstanding the foregoing, in no event will the amount of interest required to be distributed in respect of the Class A-2 Notes on any Payment Date exceed a rate (the "Maximum Rate" with respect to the Class A-2 Notes) equal to the weighted average of the Loan Rates of the Pool II Mortgage Loans, assuming each HELOC Mortgage Loan is fully indexed, weighted on the basis of the average daily balance of each Mortgage Loan in Pool II during the related billing cycle prior to the Collection Period relating to such Payment Date (adjusted to an effective rate reflecting accrued interest calculated on the basis of the actual number of days in such Collection Period and a 360-day year), net of the Servicing Fee Rate, the fee payable to the Indenture Trustee and the Owner Trustee expressed as a rate and the rate at which the premium payable to the Insurer is calculated and, after the December 2000 Payment Date, 0.50% per annum, in each case with respect to the Class A-2 Notes.

         To the extent the Maximum Rate is less than the Note Rate on the Class A-2 Notes for any Payment Date, the deficiency will be deferred (the "Deferred Interest" with respect to the Class A-2 Notes). The Policy will not guarantee the payment of such Deferred Interest.

         The "Optional Redemption Date" with respect to each Class of Class A Notes is the first Payment Date upon which the Sponsor is entitled to exercise its optional redemption of the related Class of Class A Notes.

         Interest Accrual Periods. Interest on the Class A Notes in respect of any Payment Date will accrue from the preceding Payment Date (or in the case of the first Payment Date, from the Closing Date) through the day preceding such Payment Date (the "Interest Accrual Period" with respect to such Payment Date) on the basis of the actual number of days in the Interest Accrual Period and a 360-day year. For any Payment Date, the interest then due with respect to each Class of Class A Notes (calculated using the related Note Rate) is the "Interest Payment Amount" for such Class of Class A Notes and such Payment Date.

         Calculation of the LIBOR Rate. With respect to each Payment Date, LIBOR shall be established by the Indenture Trustee as follows.

         "LIBOR" shall equal the rate for one-month Eurodollar deposits which appears on the Telerate Screen Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of the related Interest Accrual Period (or as of two LIBOR Business Days prior to the Closing Date, in the case of the first Interest Accrual Period). "Telerate Screen Page 3750" means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Sponsor after consultation with the Indenture Trustee), the LIBOR shall equal the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Sponsor after consultation with the Indenture Trustee) as of 11:00 A.M., London time, on the day that is two LIBOR Business Days prior to the immediately preceding Payment Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the principal amount of the Class A Notes then outstanding. The Indenture Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Sponsor after consultation with the Indenture Trustee, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the principal amount of the Class A Notes then outstanding. If no such quotations can be obtained, the rate will be LIBOR for the prior Payment Date. "LIBOR Business Day" means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

Payment of Principal

         Principal Payment Amount. On each Payment Date, the Holders of each Class of the Class A Notes will receive, to the extent of Available Funds for such Class, the related Principal Payment Amount (as defined below) for such Payment Date.

         The term of each Class of the Class A Notes has been divided into two periods, the Managed Amortization Period and the Rapid Amortization Period (each as defined below). The "Managed Amortization Period is the period commencing on December 22, 1999, and ending on the earlier to occur of (x) the December 2004 Payment Date or (y) the Payment Date which immediately precedes the occurrence of a Rapid Amortization Event. The "Rapid Amortization Period" is the period which immediately follows the end of the Managed Amortization Period.

         With respect to each Payment Date and each Class of Class A Notes, the "Principal Payment Amount" shall equal the positive difference of (a) the Maximum Principal Payment and (b) the Overcollateralization Reduction Amount, if any, in each case, with respect to such Payment Date and such Class. With respect to each Payment Date and each Class of Class A Notes, the "Maximum Principal Payment" shall equal (i) during the Managed Amortization Period, the Net Principal Collections with respect to such Payment Date, such Class and the related Pool and (ii) during the Rapid Amortization Period, the Principal Collections with respect to such Payment Date, such Class and the related Pool. With respect to each Payment Date and each Pool, "Net Principal Collections" shall equal the positive difference of (x) the Principal Collections with respect to such Payment Date and such Pool and (y) the aggregate principal amount of all Additional Balances with respect to such Pool arising during the Collection Period related to such Payment Date. The aggregate distributions of principal to the Holders of each Class of Class A Notes shall not exceed the initial Note Principal Balance of such Class.

         With respect to each Class of Class A Notes, "Overcollateralization Reduction Amount" shall equal the amount by which the Overcollateralization Amount for such Class exceeds the Specified Overcollateralization Amount for such Class, assuming that the Maximum Principal Payment for such Class had been distributed to the related Class A Noteholders on such Payment Date.

         In addition, on the Payment Date in December 2025 (the "Final Scheduled Payment Date" ), the Holders of the Class A-1 Notes and the Class A-2 Notes will be entitled to receive a payment of principal in an amount equal to the outstanding Principal Balance of the Class A-1 Notes and the Class A-2 Notes, respectively. The Final Scheduled Payment Date is the date which is thirteen months after the date which is the latest possible maturity date of an Initial Mortgage Loan which amortizes according to its terms.

         Accelerated Principal. With respect to each Class of Class A Notes and the related Pool, on any Payment Date with respect to which there exists Excess Cashflow with respect to such Pool, such amount will be distributed in reduction of the Note Principal Balance of such Class to the extent required to increase the related Overcollateralization Amount to the related Specified Overcollateralization Amount applicable to such Payment Date (any such payment, an "Accelerated Principal Payment").

         The "Specified Overcollateralization Amount" with respect to each Class of Class A Notes will initially be the amounts as defined in the Indenture. These amounts may be increased or decreased at the discretion of the Insurer.

         Rapid Amortization Events. As described above, the Managed Amortization Period will continue through the Payment Date in December 2004, unless a Rapid Amortization Event occurs prior to such date in which case the Rapid Amortization Period will commence immediately. "Rapid Amortization Event," with respect to each Class of Class A Notes, refers to any of the following events:

                  (a) failure on the part of the Trust, the Company, the Sponsor or the Servicer (i) to make a payment or deposit required under the Indenture, the Sale and Servicing Agreement or the Insurance and Indemnity Agreement, dated as of December 22, 1999, among the Insurer, the Trust, the Servicer, the Sponsor and the Indenture Trustee (the "Insurance Agreement") within two Business Days after notification that such payment or deposit is required to be made or (ii) to observe or perform in any material respect any other covenants or agreements of the Trust, the Company, the Sponsor or the Servicer set forth in the Sale and Servicing

         Agreement or the Insurance Agreement or the Indenture, which failure continues unremedied for a period of 60 days after written notice of such failure shall have been given to the Trust, the Company, the Sponsor or the Servicer, as the case may be, by the Indenture Trustee in accordance with the provisions of the Indenture;

                  (b) any representation or warranty made by the Trust, the Company, the Servicer or the Sponsor in the Sale and Servicing Agreement, the Indenture or the Insurance Agreement proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the Class A Noteholders or the Insurer are materially and adversely affected; provided, however, that with respect to any such representation or warranty made with respect to any Mortgage Loan or Mortgage Loans in the related Pool, a Rapid Amortization Event shall not be deemed to occur if the Company, the Servicer or the Sponsor has purchased such Mortgage Loan or Mortgage Loans if applicable during such period (or within an additional 60 days with the consent of the Indenture Trustee and the Insurer) in accordance with the provisions of the Indenture;

                  (c) the occurrence of certain events of bankruptcy, insolvency or receivership relating to the Sponsor, the Company or the Trust;

                  (d) the Trust becomes subject to regulation by the Securities and Exchange Commission as an investment company within the meaning of the Investment Company Act of 1940, as amended;

                  (e) as of a given date, the aggregate of all draws under the Policy related to either Class exceeds 1% of the related Pool Balance as of the Initial Cut-Off Date; and

                  (f) default in the payment of any interest, principal or any installment of principal on the related Class of Class A Notes when the same becomes due and payable, and such default continues for a period of five Business Days.

      The occurrence of a Rapid Amortization Event with respect to a Class of Class A Notes will not cause the occurrence of a Rapid Amortization Event with respect to the other Class of Class A Notes unless the same event or circumstance is a Rapid Amortization Event with respect to both Classes.

         In the case of any event described in clauses (a) through (e) above, a Rapid Amortization Event will be deemed to have occurred only if, after the applicable grace period, if any, described in the Indenture or Sale and Servicing Agreement either the Indenture Trustee or Holders holding Class A Notes evidencing more than 50% of the Note Principal Balance of the Class A-1 Notes or the Class A-2 Notes, as applicable, in each case, with the prior written consent of the Insurer (so long as there is no continuing default by the Insurer in the performance of its obligations under the Policy) or the Insurer (so long as there is no continuing default by the Insurer in the performance of its obligations under the Policy), by written notice to the Trust, the Insurer, the Sponsor, and the Servicer (and to the Indenture Trustee, if given by the Holders or the Insurer) declare that a Rapid Amortization Event has occurred as of the date of such notice, or in the case of any event described in clause (f), the Indenture Trustee or Holders holding Class A Notes evidencing more than 50% of the Note Principal Balance of the Class A-1 Notes or the Class A-2 Notes, as applicable, by such written notice declare that a Rapid Amortization Event has occurred as of the date of such notice. Following the occurrence of a Rapid Amortization Event described in clauses (a) through (e), the Insurer (so long as there is no continuing default by the Insurer in the performance of its obligations under the Policy) shall have the right to direct the Indenture Trustee to sell the Mortgage Loans. Following the occurrence of a Rapid Amortization Event described in clause (f), the Holders of the Class A Notes evidencing more than 50% of the Note Principal Balance of the Class A-1 Notes or the Class A-2 Notes, as applicable, shall have the right to so direct the Indenture Trustee. If the Insurer has directed such sale, the Policy will cover any amounts by which such remaining net proceeds are insufficient to pay the related Note Principal Balance of such Class of Class A Notes, together with all accrued and unpaid interest thereon.

         In addition to the consequences of a Rapid Amortization Event discussed above, if the Sponsor voluntarily files a bankruptcy petition or goes into liquidation or any person is appointed a receiver or bankruptcy trustee of the Sponsor, on the day of any such filing or appointment no further Additional Balances will be transferred to the Trust, and such the Sponsor will promptly give notice to the Indenture Trustee and the Insurer of any such filing or appointment. Within 15 days, the Indenture Trustee will publish a notice of the occurrence of such event. If so directed by the Insurer, so long as no Insurer Default (as defined in the Indenture) shall have occurred and be

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continuing, the Indenture Trustee will sell, dispose of or otherwise liquidate the Trust Property with respect to the Mortgage Loans in each Pool in a commercially reasonable manner and on commercially reasonable terms. So long as no Event of Servicing Termination has occurred and is continuing, any such sale, disposal or liquidation will be "servicing retained" by the Servicer. With respect to each Pool and the related Class of Class A Notes, the net proceeds of such sale will first be paid to the Insurer to the extent of unreimbursed draws under the Policy and other amounts owing to the Insurer (but only if an Insurer Default shall not have occurred and be continuing). The remainder of such net proceeds will then be distributed to the Holders of such Class of Class A Notes insofar as may be necessary to reduce the Note Principal Balance of such Class, together with all accrued and unpaid interest due thereon, to zero. If the Insurer has directed the Indenture Trustee to undertake such sale or liquidation, the Policy will cover any amount by which such remaining net proceeds are insufficient to pay the related Note Principal Balance in full.

Priority of Distributions

         The Indenture Trustee shall deposit to a certain account (the "Collection Account"), without duplication, upon receipt and with respect to each Class of Class A Notes, (i) any Insured Payments received with respect to such Class, (ii) the proceeds of any liquidation of the assets of the Trust, to the extent that such proceeds relate to the Pool corresponding to such Class,
(iii) the related Principal Collections, (iv) the related Interest Collections,
(v) any amounts remaining in the Pre-Funding Account with respect to such Class on the Payment Date following the end of the Pre-Funding Period (as defined below) and (vi) certain other amounts remitted by the Servicer, together with certain other specified amounts, in each case to the extent such amounts relate to the Pool corresponding to such Class (the amounts specified in clauses (ii) through (vi) with respect to each Class of Class A Notes, being "Available Funds" for such Class and the related Payment Date).

         With respect to each Class of Class A Notes and each Payment Date, and to the extent of Available Funds with respect to such Class, the Indenture Trustee shall make the following allocations, disbursements and transfers from the Collection Account in the following order of priority, and each such allocation, transfer and disbursement shall be treated as having occurred only after all preceding allocations, transfers and disbursements have occurred:

         (i) as payment to the Indenture Trustee for its fee for services rendered pursuant to the Indenture with respect to such Class (the "Trustee Fee" with respect to each Class);

         (ii) the related premium amount payable to the Insurer with respect to each Class;

         (iii) to the Holders of such Class of Class A Notes, the related Interest Payment Amount for such Payment Date;

         (iv) to the Holders of such Class of Class A Notes as a distribution of principal, the related Principal Payment Amount for such Payment Date;

         (v) to the Holders of such Class of Class A Notes, as a distribution of principal, the related Overcollateralization Deficit for such Payment Date;

         (vi) to the Insurer, the related Reimbursement Amount, if any, then due to it with respect to such Class;

         (vii) pursuant to the "crosscollateralization" provisions of the Trust, any Available Funds remaining with respect to such Class on such Payment Date shall be used to fund any deficiency in items (iii), (v) and (vi) above with respect to the other Class after taking into account the allocation of Available Funds for such other Class on such Payment Date (the amount of such remaining Available Funds used to fund such deficiencies with respect to the other Class on such Payment Date is the "Crossover Amount" with respect to such Class);

         (viii) to the Holders of such Class of Class A Notes, the Accelerated Principal Payment, if any, with respect to such Class;

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         (ix)     to the Reserve Fund for application in accordance with the
                  Indenture, to the extent that the sum of the Overcollateralization Amount for both Classes of Notes as of such Payment Date is less than the sum of the Specified Overcollateralization Amount for both Classes of Notes as of such Payment Date;

         (x) to the Servicer, to pay certain amounts that may be required to be paid to the Servicer and not previously reimbursed pursuant to the Sale and Servicing Agreement;

         (xi) to the Holders of such Class of Class A Notes to pay Deferred Interest on such Class A Notes and interest thereon at the related Class A Note Rate;

         (xii) to pay a fee to the Manager (the "Management Fee") with respect to such Class pursuant to the Management Agreement (the "Management Agreement") dated as of December 1, 1999 between GreenPoint Mortgage Funding, Inc., as Manager and the Trust;

         (xiii) to the Certificateholders, any amount remaining on deposit in the Collection Account with respect to such Class.

         On each Payment Date, if Available Funds with respect to a Class, plus any Crossover Amount available from the other Class, are insufficient to pay the amounts specified in clauses (iii), (v) and (vi) above with respect to such Class, the amount of such insufficiency shall be withdrawn from the Reserve Fund to the extent of funds on deposit therein.

         The "Reimbursement Amount" is, as to any Payment Date, the sum of (x) all Insured Payments paid by the Insurer, but for which the Insurer has not been reimbursed prior to such Payment Date, plus interest accrued thereon, calculated at the Late Payment Rate from the date the Indenture Trustee received the related Insured Payments, and (y) without duplication any amounts then due and owing to the Insurer under the Insurance Agreement plus interest on such amounts at the Late Payment Rate.

         The "Late Payment Rate" is the lesser of (a) the greater of (i) the per annum rate of interest publicly announced from time to time by Citibank, N.A. as its prime or base lending rate (any change in such rate of interest to be effective on the date such change is announced by Citibank, N.A.), plus 2% per annum and (ii) the then applicable highest rate of interest on the Class A Notes and (b) the maximum rate permissible under applicable usury or similar laws limiting interest rates. The Late Payment Rate shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

         On each Determination Date the Indenture Trustee shall determine from information provided by the Servicer, with respect to the immediately following Payment Date, whether a drawing is required to be made under the Policy with respect to either Class. With respect to each Payment Date, the "Determination Date" is the third Business Day next preceding such Payment Date or such earlier day as shall be agreed to by the Insurer and the Indenture Trustee.

         The Paying Agent. The Paying Agent shall initially be the Indenture Trustee, together with any successor thereto in such capacity (the "Paying Agent"). The Paying Agent shall have the revocable power to withdraw funds from the Collection Account for the purpose of making distributions to the Class A Noteholders.

Overcollateralization and Crosscollateralization Feature

         The Overcollateralization Amount for each Class of Class A Notes as of the Closing Date will be less than the related initial Specified
Overcollateralization Amount, thus requiring an increase in such Overcollateralization Amount on future Payment Dates until such Overcollateralization Amount equals the Specified Overcollateralization Amount.

         With respect to each Class of Class A Notes, certain Excess Cashflow will be applied as a payment of principal on the related Class of Class A Notes on each Payment Date to maintain the Overcollateralization Amount for such Class at, or to increase it to, the Specified Overcollateralization Amount for such Class for such Payment Date. The amount of such Excess Cashflow with respect to a Class of Class A Notes so applied as a payment of principal on a Payment Date is an "Accelerated Principal Payment" for the related Class of Class A Notes. The requirement to maintain the Overcollateralization Amount at the Specified Overcollateralization Amount, or to increase it to the Specified Overcollateralization Amount, is not an obligation of the Sponsor, the Servicer, the Indenture Trustee, the Insurer, the Owner Trustee or any other person.

         The Indenture permits Excess Cashflow not required to maintain or achieve the Specified Overcollateralization Amount of the related Class of Class A Notes to be applied to the funding of a reserve fund, which has been required by the Insurer to be established and maintained with respect to the Class A Notes (the "Reserve Fund"). Amounts on deposit in the Reserve Fund may be withdrawn therefrom and applied to fund any Interest Payment Amount, any Overcollateralization Deficit or any Reimbursement Amount with respect to any Payment Date.

         The amount on deposit in the Reserve Fund will not exceed the excess of
(x) the sum of the Specified Overcollateralization Amounts with respect to each Class of Class A Notes over (y) the sum of the Overcollateralization Amounts with respect to each Class of Class A Notes. To the extent that the amount on deposit in the Reserve Fund does exceed such amount on any Payment Date, any such excess will be released from the Reserve Account and distributed to the Certificateholders.

         The Insurer may permit the Specified Overcollateralization Amount for a Class of Class A Notes to decrease or "step down" over time, subject to certain floors and triggers. The dollar amount of any decrease in a Specified Overcollateralization Amount is an "Overcollateralization Reduction Amount," which, with respect to each Class of Class A Notes, may result in a release of cash from the lien of the Indenture in an amount up to such Overcollateralization Reduction Amounts (net of any Reimbursement Amounts due to the Insurer), and/or result in the removal of cash or Mortgage Loans from the lien of the Indenture on Payment Dates occurring after such step-downs take effect. The dollar amount of any Overcollateralization Reduction Amount with respect to a Class will first be released from the Reserve Fund, to the extent of the amount on deposit therein. If the amount on deposit in the Reserve Fund with respect to a Class is not sufficient to fund the full amount of such Overcollateralization Reduction Amount with respect to such Class, then an amount equal to the remaining portion of such Overcollateralization Reduction Amount will be released to the Certificateholders from the monthly cashflow with respect to such Class, thus reducing the Overcollateralization Amount for such Class.

Pre-Funding Account

         On the Closing Date, up to approximately $38,739,074 (the "Original Class A-1 Pre-Funded Amount") will be deposited in an account (the "Pre-Funding Account") for the purchase of Subsequent Pool I Mortgage Loans and up to approximately $11,260,926 (the "Original Class A-2 Pre-Funded Amount") will be deposited in the Pre-Funding Account for the purchase of Subsequent Pool II Mortgage Loans, from the proceeds of the sale of the Class A Notes. During the Period (the "Pre-Funding Period") from the Closing Date until the earlier of (i) the date on which the amount on deposit in the Pre-Funding Account is less than $100,000 or (ii) January 18, 2000 (the "Pre-Funding Period Termination Date"), the Sponsor may deliver Subsequent Mortgage Loans to the Indenture Trustee for assignment to Pool I or Pool II in exchange for a corresponding release of money from the Pre-Funding Account in an amount equal to the Principal Balance of such Subsequent Mortgage Loans as of the related Subsequent Transfer Date. The amount on deposit in the Pre-Funding Account as of any date during the Pre-Funding Period for the purchase of Subsequent Pool I Mortgage Loans or Subsequent Pool II Mortgage Loans, respectively, shall be the related "Pre-Funded Amount." Each of the Subsequent Mortgage Loans must meet the criteria set forth in the Sale and Servicing Agreement and must be reasonably acceptable to the Insurer. The Sponsor expects that the sum of (i) the Original Class A-1 Pre-Funded Amount and the Original Class A-2 Pre-Funded Amount will be reduced to less than $100,000 by January 18, 2000. Any amount remaining in the Pre-Funding Account on the Payment Date at the end of the Pre-Funding Period will be treated as Principal Collections and used to pay principal on the Class A Notes.

         The Subsequent Mortgage Loans will consist only of HELOC Mortgage Loans with respect to Pool I and Pool II.


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



Book-Entry Securities

         The Class A Notes will be Book-Entry Securities. The Class A Notes will be issued in one or more certificates, and will be held by a nominee of The Depository Trust Company ("DTC") or any successor depository. Beneficial interests in the Class A Notes will be indirectly held by investors through the book-entry facilities of DTC, as described herein. The Sponsor has been informed by DTC that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the Holder of record of the Class A Notes. Except as described below, no person acquiring a Class A Note (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Class A Note (a "Definitive Note").

         The beneficial owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of a Class A Note. Beneficial ownership of a Note may be transferred only in compliance with the procedures of such Financial Intermediaries and DTC participants.

         DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Class A Notes, whether held for its own account or as a nominee for another person. In general, beneficial ownership of the Class A Notes will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

         Distributions on the Class A Notes will be made on each Payment Date by the Indenture Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Class A Notes that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Class A Notes that it represents.

         Under a book-entry format, beneficial owners of the Class A Notes may experience some delay in their receipt of payments, since such payments will be forwarded by the Indenture Trustee to Cede & Co. None of the Sponsor, the Servicer, the Insurer, the Owner Trustee, or the Indenture Trustee is responsible or liable for such delays in the application of such payments to such beneficial owners. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Class A Notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of the Class A Notes, may be limited due to the absence of physical certificates for the Class A Notes. In addition, issuance of the Class A Notes in book-entry form may reduce the liquidity of such Class A Notes in the secondary market since certain potential investors may be unwilling to purchase Class A Notes for which they cannot obtain physical certificates.

         Unless and until Definitive Notes are issued, it is anticipated that the only "Class A Noteholder" within the meaning of the Indenture will be Cede & Co., as nominee of DTC. Beneficial owners of the Class A Notes will not be "Class A Noteholders", as that term is used in the Indenture. Beneficial owners are only permitted to exercise the rights of Class A Noteholders indirectly through Financial Intermediaries and DTC. Reports on the Trust provided by the Servicer to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the Financial Intermediaries to whose DTC accounts the Class A Notes of such beneficial owners are credited.

         DTC has advised the Sponsor and the Indenture Trustee that, unless and until Definitive Notes are issued, DTC will take any action permitted to be taken by the Holders of the Class A Notes under the Indenture only at the direction of one or more Financial Intermediaries to whose DTC accounts the Class A Notes are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Class A Notes.

         Definitive Notes will be issued to beneficial owners of the Class A Notes, or their nominees, rather than to DTC, only if (a) the Sponsor advises the Indenture Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Class A Notes and the Sponsor or the Indenture Trustee is unable to locate a qualified successor; (b) the Sponsor, at its sole option, advises the Indenture Trustee that it elects to terminate a book-entry system through DTC; or (c) with the consent of the Insurer after the occurrence of an event of default under the Indenture, beneficial owners of the Class A Notes evidencing more than 50% of the Note Principal Balance of the Class A Notes advise the Indenture Trustee and DTC through the Financial Intermediaries in writing that the continuation of a book-entry system with respect to such Book-Entry Securities through DTC (or a successor thereto) is no longer in the best interests of beneficial owners. Voting rights allocated to a Class of Class A Notes shall be allocated among the Class A Notes of such Class in accordance with their respective percentage interests.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Indenture Trustee will be required to notify all beneficial owners of the Class A Notes through DTC of the occurrence of such event and the availability of Definitive Notes. Upon surrender by DTC of the global certificate or certificates representing the Class A Notes and instructions for re-registration, the Indenture Trustee will issue the Definitive Notes, and thereafter the Indenture Trustee will recognize the Holders of such Definitive Notes as Class A Noteholders under the Indenture.

         DTC management is aware that some computer applications, systems, and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and income payments) to security holders, book-entry deliveries, and settlement of trades within DTC ("DTC Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

         However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information of the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

         According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

Reports to Class A Noteholders

         Concurrently with each distribution to the Class A Noteholders and the Insurer, the Servicer will forward to the Indenture Trustee for mailing to such Noteholder and the Insurer a statement setting forth among other items:

                  (i) the amount being distributed to each Class of Class A
         Notes;

                  (ii) the amount of interest included in such distribution and the related Note Rate;

                  (iii) the amount, if any, of overdue accrued interest included in such distribution (and the amount of interest thereon);

                  (iv) the amount, if any, of the remaining overdue accrued interest after giving effect to such distribution;

                  (v) the amount, if any, of principal included in such distribution;

                  (vi) the Servicing Fee for such Payment Date;

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                  (vii) the related Note Principal Balance, each after giving effect to such distribution;

                  (viii) the related Pool Balance as of the end of the preceding Collection Period;

                  (ix) the number and aggregate Principal Balances of each type of Mortgage Loans as to which the minimum monthly payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, as of the end of the preceding Collection Period;

                  (x)the book value of any real estate which is acquired by the Trust through foreclosure or grant of deed in lieu of foreclosure;

                  (xi) the amount of any draws on the Policy;

                  (xii) the amount, if any, on deposit in the Reserve Fund and the amount, if any, transferred from the Reserve Fund in respect of such Payment Date; and

                  (xiii) the occurrence of an Event of Default under the Indenture.

         In the case of information furnished pursuant to clauses (ii), (iii),
(iv) and (v) above, the amounts shall be expressed as a dollar amount per Class A Note with a $1,000 denomination.

         Within 60 days after the end of each full calendar year beginning with 2000, the Servicer will be required to forward to the Indenture Trustee a statement containing the information set forth in clauses (ii) and (v) above aggregated for the prior calendar year.

             CERTAIN PROVISIONS OF THE SALE AND SERVICING AGREEMENT

Collection and Other Servicing Procedures on Mortgage Loans

         The Servicer will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with the Sale and Servicing Agreement, follow such collection procedures as it follows from time to time with respect to the home equity loans in its servicing portfolio comparable to the Mortgage Loans. Consistent with the above, the Servicer may in its discretion waive any late payment charge or any assumption or other fee or charge that may be collected in the ordinary course of servicing the Mortgage Loans.

         With respect to the Mortgage Loans, the Servicer may arrange with a borrower a schedule for the payment of interest due and unpaid for a period, provided that any such arrangement is consistent with the Servicer's policies with respect to the mortgage loans it owns or services. In accordance with the terms of the Sale and Servicing Agreement, the Servicer may consent under certain circumstances to the placing of a subsequent senior lien in respect of a Mortgage Loan.

Allocations and Collections

         All collections on the Mortgage Loans will generally be allocated in accordance with the Loan Agreements between amounts collected in respect of interest and amounts collected in respect of principal. As to any Payment Date, "Interest Collections" with respect to each Pool will be equal to the amounts collected during the calendar month preceding the month of such Payment Date (each such period, the "Collection Period"), including the portion of Net Liquidation Proceeds and insurance proceeds allocated to interest pursuant to the terms of the Loan Agreements and earnings received on funds on deposit in the Pre-Funding Account, in each case, with respect to such Pool for the related Collection Period, less Servicing Fees for the related Collection Period

         As to any Payment Date, "Principal Collections" with respect to each Pool will be equal to the amounts collected during the related Collection Period, including such portion of Net Liquidation Proceeds and insurance proceeds, allocated to principal pursuant to the terms of the Loan Agreements and any amount remaining in the Pre-Funding Account on the Payment Date at the end of the Pre-Funding Period. "Net Liquidation Proceeds" with respect to a Mortgage Loan are equal to the Liquidation Proceeds and insurance proceeds, reduced by related expenses, but not including the portion, if any, of such amount that exceeds the sum of (i) the Principal Balance of the Mortgage Loan, and (ii) accrued and unpaid interest thereon to the end of the Collection Period during which such Mortgage Loan became a Liquidated Mortgage Loan. "Liquidation Proceeds" are the proceeds received in connection with the liquidation of any Mortgage Loan, whether through trustee's sale, foreclosure sale or otherwise.

         A "Liquidated Mortgage Loan" means, as to any Payment Date, any Mortgage Loan in respect of which the Servicer has determined, based on the servicing procedures specified in the Sale and Servicing Agreement, as of the end of the related Collection Period that all Liquidation Proceeds which it expects to recover with respect to the disposition of the related Mortgaged Property have been recovered.

         The Indenture Trustee will deposit any amounts drawn under the Policy into the Collection Account.

         With respect to any date, the "Pool Balance" of a Pool will be equal to the sum of (i) the aggregate of the Principal Balances of all Mortgage Loans in such Pool as of such date plus (ii) the related Pre-Funded Amount, if any. The "Principal Balance" of a Mortgage Loan (other than a Liquidated Mortgage Loan) on any date is equal to (i) the principal balance of such Mortgage Loan as of the related Cut-Off Date, minus (ii) all collections credited against the principal balance of such Mortgage Loan in accordance with the related Loan Agreement prior to such day, plus (iii) if such Mortgage Loan is a HELOC Mortgage Loan, any Additional Balances in respect of such HELOC Mortgage Loan. The Principal Balance of a Liquidated Mortgage Loan shall be zero.

Payments on Mortgage Loans; Deposits to Collection Account; Deposits to the Pre-Funding Account

         The Indenture Trustee shall establish and maintain the Collection Account (as defined herein) for the benefit of the Class A Noteholders, the Insurer and the Sponsor, as their interests may appear. The Collection Account will be an Eligible Account (as defined below). Subject to the investment provision described in the following paragraphs, within two Business Days (as defined herein) of receipt by the Servicer of amounts in respect of the Mortgage Loans (excluding amounts representing administrative charges, annual fees, taxes, assessments, credit insurance charges, insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the Servicer will deposit such amounts in the Collection Account. Amounts so deposited may be invested in Eligible Investments maturing no later than one Business Day prior to the next Payment Date or on such Payment Date if approved by the Rating Agencies and the Insurer. Not later than on or before the third Business Day prior to each Payment Date (the "Determination Date"), the Servicer will notify the Indenture Trustee of the amount of such deposit to be included in funds available for the related Payment Date.

         The Pre-Funding Account will be an Eligible Account established with the Indenture Trustee on the Closing Date. On the Closing Date, $50,000,000 will be deposited into the Pre-Funding Account from the proceeds of the sale of the Class A Notes and will be invested in Eligible Investments at the direction of the Servicer maturing no later than one Business Day prior to the related Payment Date or on the related Payment Date if approved by the Rating Agencies and the Insurer. All income or gain realized from any investment in Eligible Investments shall constitute part of Interest Collections for the related Class. In the event that not all amounts on deposit in the Pre-Funding Account have been applied to the purchase of Subsequent Mortgage Loans on the last Payment Date of the Pre-Funding Period, the remaining amount of Principal Collections on deposit in the Pre-Funding Account will be distributed to the related Class A Noteholders as a payment of principal on such last Payment Date.

         An "Eligible Account" is an account that is (i) maintained with a depository institution whose short-term debt obligations at the time of any deposit therein have the highest short-term debt rating by the Rating Agencies,
(ii) one or more accounts maintained with a depository institution whose long term unsecured debt rating by the Rating Agencies is at least A+ and whose accounts are fully insured by either the Savings Association Insurance Fund ("SAIF") or the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation established by such fund, (iii) a segregated trust account maintained with the Indenture Trustee in its fiduciary capacity or (iv) otherwise acceptable to each Rating Agency and the Insurer as evidenced by a letter from each Rating Agency and the Insurer to the Indenture Trustee, without reduction or withdrawal of their then current ratings of the Class A Notes without regard to the Policy.

         Eligible Investments are specified in the Indenture and may also include investments which meet the criteria of the Rating Agencies from time to time as being consistent with their then current ratings of the Class A Notes.


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Assignment of Mortgage Loans

         At the time of issuance of the Class A Notes, the Sponsor will transfer to the Trust all of its right, title and interest in and to each Mortgage Loan (including, with respect to HELOC Mortgage Loans, any Additional Balances arising in the future) and the related Loan Agreements, mortgages and other related documents (collectively, the "Related Documents"), including all collections received with respect to each such Mortgage Loan after the applicable Cut-Off Date. The Trust will in turn pledge to the Indenture Trustee under the Indenture all of its right, title and interest in the foregoing property as collateral for the Class A Notes. The Indenture Trustee will not have any obligation to make additional funding under the Loan Agreements. The Indenture Trustee, concurrently with such pledge, will deliver the Class A Notes on behalf of the Trust. Each Mortgage Loan transferred to the Trust will be identified on a schedule (the "Mortgage Loan Schedule") delivered to the Indenture Trustee pursuant to the Sale and Servicing Agreement. Such schedule will include information as to the Principal Balance of each Initial Mortgage Loan as of its Initial Cut-Off Date, as well as information with respect to the Loan Rate. Subject to the following conditions, among others, Subsequent Mortgage Loans, to the extent of the availability thereof and funds on deposit in the Pre-Funding Account, will be sold to the Trust on or before the last Payment Date of the Pre-Funding Period. Subsequent Mortgage Loans (i) must meet the general criteria for eligibility in accordance with the terms of the Sale and Servicing Agreement (other than statistical information relating to the Initial Mortgage Loans or Eligible Substitute Mortgage Loans (as defined below)), (ii) must be selected by the Servicer in a manner it believes will not materially adversely affect the Class A Noteholders or the Insurer and (iii) must have received Insurer consent to transfer such Subsequent Mortgage Loans.

         The Sale and Servicing Agreement will require that on or prior to the Closing Date, the Servicer shall deliver to the Indenture Trustee (or a custodian, as the Indenture Trustee's agent for such purpose) the Mortgage Notes endorsed in blank to the Indenture Trustee on behalf of the Trust and the Related Documents. In lieu of delivery of original mortgages, the Servicer may deliver true and correct copies thereof which with respect to lost mortgages have been certified as to the authenticity by the appropriate county recording office where such mortgage is recorded.

         Under the terms of the Sale and Servicing Agreement, the Sponsor will have 30 days after the Closing Date to prepare and submit for recordation assignments of the mortgages related to each Mortgage Loan in favor of the Indenture Trustee.

         Within 90 days of the Closing Date with respect to the Initial Mortgage Loans or within 90 days of the transfer to the Trust of any Subsequent Mortgage Loans, the Indenture Trustee will review the Mortgage Loans and the Related Documents and if any Mortgage Loan or Related Document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the Sponsor by the Indenture Trustee, the Sponsor will be obligated to accept the transfer of such Mortgage Loan from the Trust. Upon such transfer, the Sponsor will be obligated to either substitute an Eligible Substitute Mortgage Loan (as defined below) or to purchase such Mortgage Loan at a purchase price equal to the Principal Balance of such Mortgage Loan plus an amount equal to all accrued but unpaid interest on such removed Mortgage Loan. The obligation of the Sponsor either to accept a transfer of a Defective Mortgage Loan (as defined below) and to convey an Eligible Substitute Mortgage Loan or to repurchase such Mortgage Loan is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the Indenture Trustee or the Class A Noteholders.

         An "Eligible Substitute Mortgage Loan" is a mortgage loan substituted by the Sponsor, with the consent of the Insurer, for a Defective Mortgage Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or, in the case of a substitution of more than one Mortgage Loan for a Defective Mortgage Loan, an aggregate Principal Balance), equal to or less than the Principal Balance of the Defective Mortgage Loan as of the applicable Cut-Off Date (as defined below), (ii) except for HELOC Mortgage Loans still in their teaser period, have a Loan Rate not less than the Loan Rate of the Defective Mortgage Loan and not more than 4.00% in excess of the Loan Rate of such Defective HELOC Mortgage Loan; (iii) in the case of HELOC Mortgage Loans, have a Loan Rate based on the same Index with adjustments to such Loan Rate made on the same date on which the Defective HELOC Mortgage Loan's interest rate adjusts (the "Interest Rate Adjustment Date"); (iv) in the case of HELOC Mortgage Loans except for HELOC Mortgage Loans still in their teaser period, have a Margin that is not less than the Margin of the Defective HELOC Mortgage Loan and not more than 100 basis points higher than the Margin for the Defective HELOC Mortgage Loan; (v) have a mortgage of the same or higher level of priority as the Mortgage

Loan relating to the Defective Mortgage Loan at the time such Mortgage Loan was transferred to the Trust; (vi) have a remaining term to maturity not more than 120 months earlier and not more than 180 months later than the remaining term to maturity of the Defective Mortgage Loan; (vii) comply with each representation and warranty as to the Mortgage Loans set forth in the Sale and Servicing Agreement (deemed to be made as of the date of substitution); (viii) have an original Combined Loan-to-Value Ratio not greater than that of the Defective Mortgage Loan and (ix) have a Credit Score greater than or equal to the Credit Score of the Defective Mortgage Loan at the time such Mortgage Loan was transferred to the Trust.

         The Sponsor will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Indenture Trustee with respect to each Mortgage Loan (e.g., Principal Balance as of the related Cut-Off Date and Loan Rate). In addition, the Sponsor will represent and warrant on the Closing Date that at the time of transfer to the Trust, the Sponsor has transferred or assigned all of its rights, title and interest in each Mortgage Loan and the Related Documents, free of any lien. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the Class A Noteholders or the Insurer in the related Mortgage Loan and Related Documents, the Sponsor will have a period of 90 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, the Sponsor will be obligated to accept a transfer of the Defective Mortgage Loan from the Trust. The same procedure and limitations that are set forth for the transfer of a Defective Mortgage Loan in the preceding paragraph will apply to the transfer of a Mortgage Loan that is required to be transferred because of such breach of a representation or warranty.

         Mortgage Loans required to be transferred to the Sponsor as described in the preceding paragraphs are referred to as "Defective Mortgage Loans."

Optional Retransfers of Mortgage Loans to the Sponsor

         Subject to the conditions specified in the Sale and Servicing Agreement, on any Payment Date the Sponsor may, but shall not be obligated to, designate for removal on such Payment Date (the "Transfer Date") from the Trust, certain Mortgage Loans without notice to the Class A Noteholders. Mortgage Loans so designated will only be removed upon satisfaction of certain conditions specified in the Sale and Servicing Agreement, including that: (i) the Overcollateralization Amount with respect to the applicable Pool as of such Transfer Date (after giving effect to such removal) exceeds the related Specified Overcollateralization Amount as of such Transfer Date; (ii) the Sponsor shall have delivered to the Indenture Trustee a Mortgage Loan Schedule containing a list of all Mortgage Loans remaining in the Trust after such removal; (iii) the Sponsor shall represent and warrant that no selection procedures which the Sponsor reasonably believes are adverse to the interests of the related Class A Noteholders or the Insurer were used by the Sponsor in selecting such Mortgage Loans; (iv) in connection with each such retransfer of Mortgage Loans, the Rating Agencies (as defined herein) shall have been notified of the proposed transfer and prior to the Transfer Date shall have notified the Indenture Trustee and the Insurer in writing that such transfer would not result in a reduction or withdrawal of the ratings assigned to the related Class A Notes without regard to the Policy; (v) the proposed retransfer shall not cause a Rapid Amortization Event to occur; (vi) the Rapid Amortization Period shall not have commenced; and (vii) the Sponsor shall have delivered to the Indenture Trustee and the Insurer an officer's certificate confirming the conditions set forth in clauses (i) through (vi) above.

Amendments to Credit Line Agreements

         Subject to applicable law, the Servicer may change the terms of the Loan Agreements at any time provided that such changes (i) do not adversely affect the interest of the Class A Noteholders or the Insurer, and (ii) are consistent with prudent business practice. In addition, the Sale and Servicing Agreement permits the Servicer, within certain limitations described therein, to increase the Credit Limit of the related HELOC Mortgage Loan or reduce the Margin for such HELOC Mortgage Loan.

Hazard Insurance

         The Servicer shall cause to be maintained for each Mortgage Loan hazard insurance naming the Servicer or the related subservicer as loss payee thereunder providing extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan from time to time or (ii) the combined principal balance owing on such Mortgage Loan and any mortgage loan from senior to such

Mortgage Loan from time to time. The Servicer shall also maintain on property acquired upon foreclosure, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value from time to time of the improvements which are a part of such property or (ii) the combined principal balance owing on such Mortgage Loan and any mortgage loan senior to such Mortgage Loan at the time of such foreclosure or deed in lieu of foreclosure. Amounts collected by the Servicer under any such policies shall be deposited in the Collection Account net of certain amounts as indicated in the Sale and Servicing Agreement. In cases in which any Mortgaged Property is located in a federally designated flood area, the hazard insurance to be maintained for the related Mortgage Loan shall include flood insurance. All such flood insurance shall be in such amounts as are required under applicable guidelines of the Federal Flood Emergency Act. The Servicer shall be under no obligation to require that any Mortgagor maintain earthquake or other additional insurance and shall be under no obligation itself to maintain any such additional insurance on property acquired in respect of a Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Servicer shall obtain and maintain a blanket policy consistent with prudent industry standards insuring against hazard losses on all of the Mortgage Loans in an aggregate amount prudent under industry standards, it shall conclusively be deemed to have satisfied its obligations and if there shall have been a loss which would have been covered by such policy, deposit in the Collection Account, as the case may be, the amount not otherwise payable under the blanket policy because of any deductible clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and the like, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state laws and most of such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive or an exact description of the insurance policies relating to the Mortgaged Properties.

Realization Upon Defaulted Mortgage Loans

         The Servicer will foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Mortgage Loans as come into default when, in accordance with applicable servicing procedures under the Sale and Servicing Agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer will follow such practices as it deems necessary or advisable and as are in keeping with its general subordinate mortgage servicing activities, provided the Servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of default on a related senior mortgage loan or restoration of any property unless, in its sole judgement, such foreclosure, correction or restoration will increase Net Liquidation Proceeds. The Servicer will be reimbursed out of Liquidation Proceeds for advance of its own funds as liquidation expenses before any Net Liquidation Proceeds are distributed to Holders of the Class A Notes or the Certificateholders.

Servicing Compensation and Payment of Expenses

         With respect to each Collection Period and each Pool, the Servicer will receive from interest collections in respect of the Mortgage Loans in such Pool, a portion of such interest collections as a monthly servicing fee (the "Servicing Fee" with respect to each Pool) in the amount equal to approximately 0.50% per annum on the related Pool Balance as of the first day of the related Collection Period (or at the Initial Cut-Off Date for the first Collection Period). All assumption fees, late payment charges and other fees and charges, to the extent collected from borrowers, will be retained by the Servicer as additional servicing compensation.

         The Servicer will pay certain ongoing expenses associated with the Trust and incurred by it in connection with its responsibilities under the Sale and Servicing Agreement. In addition, the Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with defaulted Mortgage Loans and in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Class A Noteholders to receive any related Net Liquidation Proceeds.

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Evidence as to Compliance

         The Sale and Servicing Agreement provides for delivery on or before March 31 in each year, beginning in March 31, 2001, to the Indenture Trustee and the Insurer of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its material obligations under the Sale and Servicing Agreement throughout the preceding fiscal year, except as specified in such statement.

         On or before March 31 of each year, beginning March 31, 2001, the Servicer will furnish a report prepared by a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Sponsor) to the Indenture Trustee, the Insurer and the Rating Agencies to the effect that such firm has examined certain documents and the records relating to servicing of the Mortgage Loans under the Sale and Servicing Agreement and that, on the basis of such examination, such firm believes that such servicing was conducted in compliance with the Sale and Servicing Agreement except for (a) such exceptions as such firm believes to be immaterial and (b) such other exceptions as shall be set forth in such report.

Certain Matters Regarding the Servicer and the Sponsor

         The Sale and Servicing Agreement provides that the Servicer may not resign from its obligations and duties thereunder, (i) unless such duties and obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it or its affiliate or (ii) upon the satisfaction of the following conditions: (a) the Servicer has proposed a successor servicer to the Indenture Trustee and the Insurer in writing and such proposed successor servicer is reasonably acceptable to the Indenture Trustee and the Insurer and
(b) the Rating Agencies have confirmed to the Indenture Trustee that the appointment of such proposed successor servicer as the Servicer will not result in the reduction or withdrawal of the then current ratings of the Class A Notes without regard to the Policy. No such resignation will become effective until the Indenture Trustee or a successor servicer has assumed the Servicer's obligations and duties under the Sale and Servicing Agreement.

         The Servicer may perform any of its duties and obligations under the Sale and Servicing Agreement through one or more subservicers or delegates acceptable to the Insurer, which may be affiliates of the Servicer. Notwithstanding any such arrangement, the Servicer will remain liable and obligated to the Indenture Trustee and the Class A Noteholders for the Servicer's duties and obligations under the Sale and Servicing Agreement, without any diminution of such duties and obligations and as if the Servicer itself were performing such duties and obligations.

         The Sale and Servicing Agreement provides that the Servicer will indemnify the Trust and the Indenture Trustee from and against any loss, liability, expense, damage or injury suffered or sustained as a result of the Servicer's actions or omissions in connection with the servicing and administration of the Mortgage Loans which are not in accordance with the provisions of the Sale and Servicing Agreement. Under the Sale and Servicing Agreement, the Sponsor will indemnify an injured party for the entire amount of any losses, claims, damages or liabilities arising out of or based on the Sale and Servicing Agreement (other than losses resulting from defaults under the Mortgage Loans). The Sale and Servicing Agreement provides that neither the Sponsor nor the Servicer nor their directors, officers, employees or agents will be under any other liability to the Trust, the Indenture Trustee, the Class A Noteholders, the Insurer or any other person for any action taken or for refraining from taking any action pursuant to the Sale and Servicing Agreement. However, neither the Sponsor nor the Servicer will be protected against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence of the Sponsor or the Servicer in the performance of its duties under the Sale and Servicing Agreement or by reason of reckless disregard of its obligations thereunder. In addition, the Sale and Servicing Agreement provides that the Servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Sale and Servicing Agreement and which in its opinion may expose it to any expense or liability. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable with respect to the Sale and Servicing Agreement and the rights and duties of the parties thereto and the interest of the Class A Noteholders and the Insurer thereunder.

         Any corporation into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any corporation succeeding to the business of the Servicer shall be the successor of the Servicer hereunder, without the execution or filing of any paper

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or any further act on the part of any of the parties hereto, anything in the
Sale and Servicing Agreement to the contrary notwithstanding.

Events of Servicing Termination

         "Events of Servicing Termination" will consist of: (i) any failure by the Servicer to deposit in the Collection Account any deposit required to be made under the Sale and Servicing Agreement or to make any payment required to be made under the Insurance Agreement, which failure continues unremedied for two Business Days after the giving of written notice of such failure to the Servicer by the Indenture Trustee, or to the Servicer and the Indenture Trustee by the Insurer or Class A Noteholders evidencing more than 25% of the Note Principal Balance of the Class A Notes; (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Sale and Servicing Agreement which, in each case, materially and adversely affects the interests of the Class A Noteholders or the Insurer and continues unremedied for 60 days after the giving of written notice of such failure to the Servicer by the Indenture Trustee, or to the Servicer and the Indenture Trustee by the Insurer or Class A Noteholders evidencing more than 25% of the Note Principal Balance of the Class A Notes; (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Servicer and certain actions by the Servicer indicating insolvency, reorganization or inability to pay its obligations (each an "Insolvency Event"); or (iv) any Event of Servicing Termination, as defined in the Insurance Agreement, has occurred and is continuing. Under certain other circumstances, the Insurer may deliver written notice to the Servicer terminating all the rights and obligations of the Servicer under the Sale and Servicing Agreement.

         Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (i) above for a period of five Business Days or referred to under clause (ii) above for a period of 60 days, shall not constitute an Event of Servicing Termination if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Sale and Servicing Agreement and the Servicer shall provide the Indenture Trustee, the Sponsor, the Insurer and the Class A Noteholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

Rights Upon an Event of Servicing Termination

         So long as an Event of Servicing Termination remains unremedied, either
(i) the Indenture Trustee, or Class A Noteholders evidencing more than 50% of the Note Principal Balance of the Class A Notes in each case with the consent of the Insurer or (ii) the Insurer, may terminate all of the rights and obligations of the Servicer under the Sale and Servicing Agreement and in and to the Mortgage Loans, whereupon the Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Sale and Servicing Agreement and will be entitled to similar compensation arrangements. In the event that the Indenture Trustee would be obligated to succeed the Servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution or other mortgage loan or home equity loan servicer with all licenses and permits required to perform its obligations under the Sale and Servicing Agreement and having a net worth of at least $15,000,000 and acceptable to the Insurer to act as successor to the Servicer under the Sale and Servicing Agreement. Pending such appointment, the Indenture Trustee will be obligated to act in such capacity unless prohibited by law. Such successor will be entitled to receive the same compensation that the Servicer would otherwise have received (or such lesser compensation as the Indenture Trustee and such successor may agree). A receiver or conservator for the Servicer may be empowered to prevent the termination and replacement of the Servicer where the only Event of Servicing Termination that has occurred is an Insolvency Event.

Amendment

         The Sale and Servicing Agreement may be amended from time to time by the Sponsor, the Servicer and the Indenture Trustee and with the consent of the Insurer, but without the consent of the Class A Noteholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with any other provisions of the Sale and Servicing Agreement, to add to the duties of the Sponsor or the Servicer or to add or amend any provisions of the Sale and Servicing Agreement as required by the Rating Agencies in order to maintain or improve any rating of the Class A Notes (it being understood that, after obtaining the ratings in effect on the Closing Date,

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neither the Sponsor, the Indenture Trustee nor the Servicer is obligated to obtain, maintain, or improve any such rating) or to add any other provisions with respect to matters or questions arising under the Sale and Servicing Agreement or the Policy which shall not be inconsistent with the provisions of the Sale and Servicing Agreement or to comply with any requirement imposed by the Code; provided that such action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Noteholder or the Insurer; provided, that any such amendment will not be deemed to materially and adversely affect the Class A Noteholders and no such opinion will be required to be delivered if the person requesting such amendment obtains a letter from the Rating Agencies stating that such amendment would not result in a downgrading of the then current rating of the Class A Notes, without regard to the Policy. The Sale and Servicing Agreement may also be amended from time to time by the Sponsor, the Servicer, and the Indenture Trustee, with the consent of Class A Noteholders evidencing more than 50% of the Note Principal Balance of the Class A Notes and the Insurer for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Sale and Servicing Agreement or of modifying in any manner the rights of the Class A Noteholders; provided that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, collections of payments on the Class A Notes or distributions or payments under the Policy which are required to be made on any Class A Note without the consent of the Holder of such Class A Note or (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Class A Notes then outstanding or
(iii) adversely affect in any material respect the interest of the Insurer.

Termination; Retirement of the Class A Notes

         The Trust will generally terminate on the later of (A) the Payment Date immediately following the payment in full of all amounts owing to the Insurer and (B) the earliest of (i) the Payment Date on which the Note Principal Balance of all of the Classes of Class A Notes have been reduced to zero and all other amounts due and owing to the Class A Noteholders have been paid in full, (ii) the Payment Date immediately following the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Payment Date immediately following the optional redemption by the Sponsor of the Class A Notes, as described below and (iv) the Payment Date in December 2025.

         The Class A-1 Notes will be subject to optional redemption on any Payment Date after the Note Principal Balance of the Class A-1 Notes is reduced to an amount less than or equal to 10% of the Note Principal Balance of the Class A-1 Notes as of the Closing Date. The Class A-2 Notes will be subject to optional redemption on any Payment Date after the Note Principal Balance of the Class A-2 Notes is reduced to an amount less than or equal to 10% of the Note Principal Balance of the Class A-2 Notes as of the Closing Date. Any such optional repurchase will cause a redemption of the related Class A Notes outstanding at the time. Such redemption will only occur if the purchase price is at least equal to the sum of the outstanding Note Principal Balance for the related Class and accrued and unpaid interest thereon at the related Note Rate through the day preceding the final Payment Date and interest accrued on any unpaid interest, to the extent legally permissible, together with all amounts due and owing to the Insurer and unreimbursed draws on the Policy. The Sponsor may not exercise its right to redeem any Class of Class A Notes if such redemption would result in a draw on the Policy without the prior consent of the Insurer. In no event, however, will the Trust created by the Trust Agreement continue for more than 21 years after the death of certain individuals named in the Trust Agreement. Written notice of termination of the Trust Agreement will be given to each Noteholder, and the final distribution will be made only upon surrender and cancellation of the Class A Notes at an office or agency designated by the Indenture Trustee which will be specified in the notice of termination.

         In addition, the Trust may be liquidated as a result of certain events of bankruptcy, insolvency or receivership relating to the Sponsor. See "Rapid Amortization Events" herein.

         No Holder of a Class A Note will have any right under the Indenture to institute any proceeding with respect to the Indenture unless such Holder previously has given to the Indenture Trustee written notice of default and unless Class A Noteholders evidencing more than 50% of the Note Principal Balance of the Class A Notes have made written requests upon the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee thereunder and have offered to the Indenture Trustee reasonable indemnity and the Indenture Trustee for 60 days has neglected or refused to institute any such proceeding. The Indenture Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Indenture or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any

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of the Class A Noteholders, unless such Class A Noteholders have offered to the
Indenture Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby.

                                 USE OF PROCEEDS

         The net proceeds to be received from the sale of the Class A Notes will be applied by the Sponsor toward the purchase of the Mortgage Loans. The Company will use the proceeds from the transfer of the Mortgage Loans to the Sponsor to pay down warehouse lines and for general corporate purposes.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following is a general discussion, when read in conjunction with the discussion of "Federal Income Tax Consequences" in the Prospectus, of the material anticipated federal income tax considerations to investors of the purchase, ownership and disposition of the securities offered hereby. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax considerations applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Class A Notes.

         The Class A Notes will not represent "real estate assets" for purposes of Section 856(c)(4)(A) of the Internal Revenue Code of 1986, as amended (the "Code") or "[l]oans . . . principally secured by an interest in real property" within the meaning of Section 7701(a)(19)(C) of the Code.

         Treatment of the Class A Notes as Indebtedness. The Sponsor, the Servicer and the Trust agree, and the Noteholders will agree by their purchase of Class A Notes, to treat the Class A Notes as debt for all federal, state and local income tax purposes. There are no regulations, published rulings or judicial decisions involving the characterization for federal income tax purposes of securities with terms substantially the same as the Class A Notes. In general, whether instruments such as the Class A Notes constitute indebtedness for federal income tax purposes is a question of fact, the resolution of which is based primarily upon the economic substance of the instruments and the transaction pursuant to which they are issued rather than merely upon the form of the transaction or the manner in which the instruments are labeled. The Internal Revenue Service (the "IRS") and the courts have set forth various factors to be taken into account in determining, for federal income tax purposes, whether or not an instrument constitutes indebtedness and whether a transfer of property is a sale because the transferor has relinquished substantial incidents of ownership in the property or whether such transfer is a borrowing secured by the property. On the basis of its analysis of such factors as applied to the facts and its analysis of the economic substance of the contemplated transaction, Dewey Ballantine LLP, tax counsel to the Sponsor and counsel to the Underwriter ("Tax Counsel"), is of the opinion that, for federal income tax purposes, the Class A Notes will be treated as indebtedness, and not as an ownership interest in the Mortgage Loans, or an equity interest in the Trust or in a separate association taxable as a corporation or other taxable entity. Further, Tax Counsel is of the opinion that the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation or as a taxable mortgage pool. See "Federal Income Consequences--Taxation of Debt Securities" in the Prospectus.

         If the Class A Notes are characterized as indebtedness, interest paid or accrued on a Class A Note will be treated as ordinary income to the Noteholders and principal payments on a Class A Note will be treated as a return of capital to the extent of the Noteholder's basis in the Class A Note allocable thereto. An accrual method taxpayer will be required to include in income interest on the Class A Notes when earned, even if not paid, unless it is determined to be uncollectible. The Trust will report to Noteholders of record and the IRS in respect of the interest paid and original issue discount, if any, accrued on the Class A Notes to the extent required by law.

         Although, as described above, it is the opinion of Tax Counsel that, for federal income tax purposes, the Class A Notes will be characterized as debt, such opinion is not binding on the IRS and thus no assurance can be given that such a characterization will prevail. If the IRS successfully asserted that the Class A Notes did not represent debt for federal income tax purposes, Holders of the Class A Notes would likely be treated as owning an interest in a partnership and not an interest in an association (or publicly traded partnership) taxable as a corporation. If the Noteholders were treated as owning an equitable interest in a partnership, the partnership itself would not be subject to federal income tax; rather each partner would be taxed individually on their respective distributive share of the partnership's income, gain, loss, deductions and credits. The amount, timing and characterization of items of income and deductions for a Noteholder would differ if the Class A Notes were held to constitute partnership interests, rather than indebtedness. Since the parties will treat the Class A Notes as indebtedness for federal income tax purposes, none of the Servicer, the Indenture Trustee or the Owner Trustee will attempt to satisfy the tax reporting requirements that would apply under this alternative characterization of the Class A Notes. Investors that are foreign persons are strongly advised to consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of the Class A Notes.

         Original Issue Discount. It is anticipated, and this discussion assumes, that the Class A Notes will not have any original issue discount ("OID") other than possibly OID within a de minimis exception and that accordingly the provisions of sections 1271 through 1273 and 1275 the Code generally will not apply to the Class A Notes. OID will be considered de minimis if it is less than 0.25% of the principal amount of a Class A Note multiplied by its expected weighted average life. The prepayment assumption that will be used for purposes of computing original issue discount, if any, for federal income tax purposes is the Prepayment Assumption. See "Federal Income Consequences--Taxation of Debt Securities--Interest and Acquisition Discount" in the Prospectus.

         Market Discount. A subsequent purchaser who buys a Class A Note for less than its principal amount may be subject to the "market discount" rules of
Section 1276 through 1278 of the Code. If a subsequent purchaser of a Note disposes of such Class A Note (including certain nontaxable dispositions such as a gift), or receives a principal payment, any gain upon such sale or other disposition will be recognized, or the amount of such principal payment will be treated, as ordinary income to the extent of any "market discount" accrued for the period that such purchaser holds the Class A Note. Such Holder may instead elect to include market discount in income as it accrues with respect to all debt instruments acquired in the year of acquisition of the Class A Notes and thereafter. Market discount generally will equal the excess, if any, of the then current unpaid principal balance of the Class A Note over the purchaser's basis in the Class A Note immediately after such purchaser acquired the Note. In general, market discount on a Class A Note will be treated as accruing over the term of such Class A Note in the ratio of interest for the current period over the sum of such current interest and the expected amount of all remaining interest payments, or at the election of the Holder, under a constant yield method (taking into account the Prepayment Assumption). At the request of a Holder of a Class A Note, information will be made available that will allow the Holder to compute the accrual of market discount under the first method described in the preceding sentence. See "Federal Income Tax Consequences--Taxation of Debt Securities--Market Discount" in the Prospectus.

         The market discount rules also provide that a Holder who incurs or continues indebtedness to acquire a Class A Note at a market discount may be required to defer the deduction of all or a portion of the interest on such indebtedness until the corresponding amount of market discount is included in income.

         Notwithstanding the above rules, market discount on a Class A Note will be considered to be zero if it is less than a de minimis amount, which is 0.25% of the remaining principal balance of the Class A Note multiplied by its expected weighted average remaining life. If OID or market discount is de minimis, the actual amount of discount must be allocated to the remaining principal distributions on the Class A Notes and, when each such distribution is received, capital gain equal to the discount allocated to such distribution will be recognized.

         Market Premium. A subsequent purchaser who buys a Class A Note for more than its principal amount generally will be considered to have purchased the Class A Note at a premium. Such Holder may amortize such premium, using a constant yield method, over the remaining term of the Class A Note and, except as future regulations may otherwise provide, may apply such amortized amounts to reduce the amount of interest reportable with respect to such note over the period from the purchase date to the date of maturity of the Class A Note. The amortization of such premium on an obligation that provides for partial principal payments prior to maturity should be governed by the methods for accrual of market discount on such an obligation (described above). A Holder that elects to amortize premium must reduce the tax basis in the related obligation by the amount of the aggregate deductions (or interest offsets) allowable for amortizable premium. If a debt instrument purchased at a premium is redeemed in full prior to its maturity, a purchaser who has elected to amortize premium should be entitled to a deduction for any remaining unamortized premium in the taxable year of redemption. See "Federal Income Consequences-- Taxation of Debt Securities--Premium" in the Prospectus.

         Sale or Redemption of Class A Notes. If a Class A Note is sold or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and such Holder's adjusted basis in the Note. Such adjusted basis generally will equal the cost of the Class A Note to the seller, increased by any original issue discount included in the seller's gross income in respect of the Class A Note (and by any market discount which the taxpayer elected to include in income or was required to include in income), and reduced by payments other than payments of qualified stated interest in respect of the Class A Note received by the seller and by any amortized premium. Similarly, a Holder who receives a payment other than a payment of qualified stated interest in respect of a Class A Note, either on the date on which such payment is scheduled to be made or as a prepayment, will recognize gain equal to the excess, if any, of the amount of the payment over his adjusted basis in the Class A Note allocable thereto. A Noteholder who receives a final payment which is less than his adjusted basis in the Class A Note will generally recognize a loss in the amount of the shortfall on the last day of his taxable year. Generally, any such gain or loss realized by an investor who holds a Class A Note as a "capital asset" within the meaning of Code Section 1221 should be capital gain or loss, except as described above in respect of market discount and except that a loss attributable to accrued but unpaid interest may be an ordinary loss. See "Federal Income Consequences-- Taxation of Holders of Residual Interest Securities--Sale or Exchange" in the Prospectus.

         Taxation of Certain Foreign Investors. Interest payments (including OID, if any) on the Class A Notes made to a Noteholder who is a nonresident alien individual, foreign corporation or other non-United States person (a "foreign person") generally will be "portfolio interest" which is not subject to United States tax if such payments are not effectively connected with the conduct of a trade or business in the United States by such foreign person and if the Trust (or other person who would otherwise be required to withhold tax from such payments) is provided with an appropriate statement that the beneficial owner of the Class A Note identified on the statement is a foreign person. For these purposes, "United States person" means a person who or which is for United States federal income tax purposes a citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia (except in the case of a partnership, to the extent provided in regulations), an estate that is subject to United States federal income tax, regardless of the source of its income, or a trust if a court within the United States can exercise primary supervision over its administration and at least one United States person has the authority to control all substantial decisions of the trust. Under the certification requirements, a Noteholder must certify, under penalties of perjury, that it is not a United States person and provide its name and address. Regulations, which will be effective for payments made after December 31, 2000, provide alternative certification requirements and means for claiming the exemption from federal income and withholding tax. If income or gain with respect to a Class A Note is effectively connected with a United States trade or business carried on by a Noteholder who or which is not a United States person, the withholding tax will not apply, but such a Noteholder will be subject to United States federal income tax at graduated rates applicable to United States persons. Potential investors who are non-United States persons should consult their own tax advisors regarding the specific tax consequences to them of owning the Class A Notes. See "Federal Income Consequences--Tax Treatment of Foreign Investors" in the Prospectus.

         Backup Withholding. Distributions of interest and principal as well as distributions of proceeds from the sale of the Class A Notes, may be subject to the "backup withholding tax" under Section 3406 of the Code at rate of 31% if recipients of such distributions fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but does not do so in the proper manner. See "Federal Income Consequences--Miscellaneous Tax Aspects -- Backup Withholding" in the Prospectus.

                                   STATE TAXES

         The Sponsor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Class A Notes under the tax laws of any state. Investors considering an investment in the Class A Notes should consult their own tax advisors regarding such tax consequences.

         All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Class A Notes.

                              ERISA CONSIDERATIONS

         Section 406 of ERISA and Section 4975 of the Code prohibit pension, profit-sharing and other employee benefit plans, as well as individual retirement accounts and certain types of Keogh Plans (each, a "Benefit Plan"), from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plans. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents.

         Certain transactions involving the Trust might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Trust were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation were applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, the Sponsor believes that the Class A Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. This determination is based in part upon the traditional debt features of the Class A Notes, including the reasonable expectation of purchasers of Class A Notes that the Class A Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the Class A Notes for ERISA purposes could change if the Trust incurred losses.

         Without regard to whether the Class A Notes are treated as equity interests in the Trust for purposes of the Plan Assets Regulation, the acquisition or holding of Class A Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Trust or any of its affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 96-23, regarding transactions affected by "in-house asset managers"; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers." Each investor using the assets of a Benefit Plan which acquires the Class A Notes, or to whom the Class A Notes are transferred, will be deemed to have represented that the acquisition and continued holding of the Class A Notes will be covered by one of the exemptions listed above or by another Department of Labor prohibited transaction class exemption.

         Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements; however, such plans may be subject to comparable federal, state or local law restrictions.

         A plan fiduciary considering the purchase of Class A Notes should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other related issues and their potential consequences.

         The sale of Class A Notes to a Benefit Plan is in no respect a representation by the Sponsor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Benefit Plans generally or by a particular Benefit Plan, or that this investment is appropriate for Benefit Plans generally or any particular Benefit Plan.

                         LEGAL INVESTMENT CONSIDERATIONS

         Although, as a condition to their issuance, the Class A Notes will be rated in the highest rating category of the Rating Agencies, the Class A Notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), because not all of the Mortgages securing the Mortgage Loans are first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans may not be legally authorized to invest in the Class A Notes, which because they evidence interests in a pool that includes junior mortgage loans are not "mortgage related securities" under SMMEA.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in the Underwriting Agreement, dated December 15, 1999 (the "Underwriting Agreement"), among the Company, the Sponsor and Greenwich Capital Markets, Inc. (the "Underwriter"), the Sponsor has agreed to cause the Trust to sell to the Underwriter, and the Underwriter has agreed to purchase the Class A Notes from the Trust.

         In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions set forth therein, to purchase all the Class A Notes offered hereby if any of the Class A Notes are purchased.

         The Underwriter has informed the Sponsor that it proposes to offer the Class A Notes for sale from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of the related sale. The Underwriter may effect such transactions by selling the Class A Notes to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter. In connection with the sale of the Class A Notes, the Underwriter may be deemed to have received compensation from the Sponsor in the form of underwriting compensation. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Class A Notes may be deemed to be underwriters and any commissions received by them and any profit on the resale of the Class A Notes by them may be deemed to be underwriting discounts and commissions under the 1933 Act.

         The Sponsor has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the 1933 Act.

         In connection with this offering and in compliance with applicable law and industry practice, the Underwriter may overallot or effect transactions which stabilize, maintain or otherwise affect the market price of the Class A Notes at a level above that which might otherwise prevail in the open market, including stabilizing bids, effecting syndicate covering transactions or imposing penalty bids. A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security. A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. A penalty bid means an arrangement that permits the Underwriter to reclaim a selling concession from a syndicate member in connection with the offering when Class A Notes originally sold by the syndicate member are purchased in syndicate covering transactions. The Underwriter is not required to engage in any of these activities. Any such activities, if commenced, may be discontinued at any time.

         The Sponsor has been advised by the Underwriter that the Underwriter presently intends to make a market in the Class A Notes, as permitted by applicable laws and regulations. The Underwriter is not obligated, however, to make a market in the Class A Notes and such market-making may be discontinued at any time at the sole discretion of the Underwriter. Accordingly, no assurance can be given as to the liquidity of any trading markets for the Class A Notes.

                                  LEGAL MATTERS

         Certain legal matters with respect to the Class A Notes will be passed upon for the Trust and the Sponsor by Tobin & Tobin, San Francisco, California, and for the Underwriter and with regard to the tax characterization of the Class A Notes by Dewey Ballantine LLP, New York, New York.

                                     EXPERTS

         The consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998 are incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                     RATINGS

         It is a condition to issuance that the Class A Notes be rated "AAA" by S&P and "Aaa" by Moody's.

         A securities rating addresses the likelihood of the receipt by Class A Noteholders of distributions on the Class A Notes. The rating takes into consideration the characteristics of the Mortgage Loans and the structural and legal aspects associated with the Class A Notes. The ratings on the Class A Notes do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans or the possibility that Class A Noteholders might realize a lower than anticipated yield. The ratings do not take into account the likelihood of payment of any Relief Act Shortfalls or Deferred Interest.

         The ratings assigned to the Class A Notes will depend primarily upon the creditworthiness of the Insurer. Any reduction in a rating assigned to the claims-paying ability of the Insurer below the ratings initially assigned to the Class A Notes may result in a reduction of one or more of the ratings assigned to the Class A Notes.

         A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                             INDEX OF DEFINED TERMS

                                                                           PAGE

Accelerated Principal Payment...........................................51, 55
Additional Balances.........................................................15
Available Funds.............................................................53
beneficial owner............................................................56
Benefit Plan................................................................69
BIF.........................................................................59
Book-Entry Securities.......................................................56
Business Day................................................................49
Certificate Register........................................................49
Certificates................................................................15
Class.......................................................................49
Class A Noteholders.........................................................48
Class A Notes...............................................................48
Class A-1 Notes.............................................................48
Class A-2 Notes.............................................................48
Closing Date................................................................15
Code........................................................................66
Collection Account..........................................................53
Collection Period...........................................................58
Combined Loan-to-Value Ratio........................................24, 27, 36
Company.....................................................................19
Credit Limit................................................................24
Credit Limit Utilization Rate...............................................24
Credit Line Agreements......................................................23
Credit Scores...........................................................31, 40
Crossover Amount............................................................53
Cut-Off Date................................................................16
Defective Mortgage Loans....................................................61
Deferred Interest.......................................................49, 50
Definitive Note.............................................................56
Determination Date..........................................................19
DTC.........................................................................56
Eligible Account............................................................59
Eligible Substitute Mortgage Loan...........................................60
Events of Servicing Termination.............................................64
Excess Cashflow.............................................................43
Final Scheduled Payment Date................................................51
Financial Intermediary......................................................56
FNMA........................................................................16
foreign person..............................................................68
GreenPoint Financial........................................................20
GreenPoint Mortgage.........................................................20
Headlands...................................................................20
Holder......................................................................18
Holders.....................................................................48
Indenture...................................................................15
Indenture Trustee...........................................................15
Index Rate..................................................................23
Industry....................................................................57
Initial Closed End Mortgage Loans...........................................15
Initial Cut-Off Date........................................................16
Initial HELOC Mortgage Loans................................................15

Initial Mortgage Loans..................................................15, 16
Initial Pool I Balance......................................................24
Initial Pool I Closed End Balance...........................................24
Initial Pool I HELOC Balance................................................24
Initial Pool I Mortgage Loans...............................................16
Initial Pool II Balance.....................................................32
Initial Pool II Mortgage Loans..............................................16
Insolvency Event............................................................64
Insurance Agreement.........................................................51
Insured Payment.............................................................18
Insurer.....................................................................16
Interest Accrual Period.....................................................50
Interest Collections........................................................58
Interest Payment Amount.....................................................50
Interest Rate Adjustment Date...............................................60
IRS.........................................................................66
Late Payment Rate...........................................................54
LIBOR.......................................................................50
LIBOR Business Day..........................................................50
Liquidated Mortgage Loan....................................................59
Liquidation Proceeds........................................................59
Loan Agreements.............................................................23
Loan Rate...............................................................23, 24
Managed Amortization Period.................................................51
Management Agreement........................................................54
Management Fee..............................................................54
Margin......................................................................23
Maximum Principal Payment...................................................51
Maximum Rate............................................................49, 50
Moody's.....................................................................16
Mortgage Loan Schedule......................................................60
Mortgage Loans..............................................................16
Mortgage Notes..............................................................23
Mortgaged Properties........................................................16
Net Liquidation Proceeds....................................................58
Net Principal Collections...................................................51
Note Principal Balance......................................................18
Note Rate...................................................................49
Note Registrar..............................................................49
OID.........................................................................67
Optional Redemption Date....................................................50
Original Class A-1 Pre-Funded Amount........................................55
Original Class A-2 Pre-Funded Amount........................................55
Overcollateralization Amount................................................43
Overcollateralization Deficit...............................................18
Overcollateralization Reduction Amount..................................51, 55
Owner Trustee...............................................................15
Paying Agent................................................................54
Payment Date................................................................49
Plan Assets Regulation......................................................69
Policy......................................................................18
Pool........................................................................18
Pool Balance................................................................59
Pool Factor.................................................................48
Pool I......................................................................15
Pool II.....................................................................16

Preference Amount...........................................................18
Pre-Funded Amount...........................................................55
Pre-Funding Account.........................................................55
Pre-Funding Period..........................................................55
Pre-Funding Period Termination Date.........................................55
Principal Balance...........................................................59
Principal Collections.......................................................58
Principal Payment Amount....................................................51
PTCE........................................................................69
Purchase Agreement..........................................................16
Rapid Amortization Event....................................................51
Rapid Amortization Period...................................................51
Rating Agencies.............................................................41
Record Date.................................................................49
Reference Bank Rate.........................................................50
Reimbursement Amount........................................................54
Related Documents...........................................................60
Relief Act Shortfalls.......................................................19
Reserve Fund................................................................55
S&P.........................................................................16
SAIF........................................................................59
Sale and Servicing Agreement................................................15
SEC..........................................................................3
Servicer................................................................16, 19
Servicing Fee...............................................................62
SMMEA.......................................................................69
Specified Overcollateralization Amount......................................51
Sponsor.................................................................16, 23
Subsequent Mortgage Loans...................................................16
Systems.....................................................................57
Tax Counsel.................................................................66
Telerate Screen Page 3750...................................................50
Total Available Funds.......................................................19
Transfer Date...............................................................61
Trust.......................................................................15
Trust Agreement.............................................................15
Trust Property..............................................................15
Trustee Fee.................................................................53
Underwriter.................................................................70
Underwriting Agreement......................................................70
Underwriting Standards......................................................21
United States person........................................................68
Weighted Average Second Mortgage Ratio......................................24

                                   PROSPECTUS

                      GREENPOINT MORTGAGE SECURITIES INC.
                 (Formerly Headlands Mortgage Securities Inc.)
                                   (Sponsor)

                            Asset Backed Securities
                              (Issuable in Series)


--------------------
Please carefully
consider our
discussion of
some of the
risks of
investing in the
certificates
under "Risk Factors"
beginning on
page 4.
--------------------


                    The Trusts

                    Each trust will be established to hold the assets transferred to it by GreenPoint Mortgage Securities Inc. The assets of each trust will be specified in the prospectus supplement and may consist of:

                    o mortgage loans secured by senior and junior liens on one- to four-family residential properties;

                    o closed-end and/or revolving home equity loans or certain balances thereof secured by senior and junior liens on one-to four- family residential properties;

                    o home improvement installment sales contracts and installment loan agreements that may be unsecured, secured by mortgages primarily on one- to four- family residential properties, or secured by purchase money security interests in the home improvements; and

                    o certain insurance policies, surety bonds, cash accounts, reinvestment income, guaranties or letters of credit.

The Securities

GreenPoint Mortgage Securities Inc. will sell the securities pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having its own distinct designation. Each series will be issued in one or more classes and each class will evidence beneficial ownership of a specified portion of future payments on the assets in the trust that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

Offers of Securities

The securities may be offered through several different methods, including offerings through underwriters.

                                ----------------
The SEC and state securities regulators have not approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

June 14, 1999

                               Table of Contents
                               -----------------


Risk Factors...................................................................4
The Trust......................................................................8
Use of Proceeds...............................................................14
The Sponsor...................................................................14
Loan Program..................................................................14
Description of the Securities.................................................17
Credit Enhancement............................................................31
Yield and Prepayment Considerations...........................................38
The Agreements................................................................41
Certain Legal Aspects of the Loans............................................58
Federal Income Tax Consequences...............................................69
State Tax Considerations......................................................96
ERISA Considerations..........................................................96
Legal Investment.............................................................101
Method of Distribution.......................................................102
Legal Matters................................................................103
Financial Information........................................................103
Available Information........................................................103
Incorporation of Certain Documents by Reference..............................104
Rating.......................................................................104

         Important Notice About Information In This Prospectus and Each
                       Accompanying Prospectus Supplement

         Information about each series of securities is contained in two separate documents:

o this prospectus, which provides general information, some of which may not apply to a particular series; and

o the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

You should rely on the information in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

                                  RISK FACTORS

         Investors should consider the following factors in connection with the purchase of securities. You should also consider the risk factors described in your prospectus supplement.


Ability to Resell Securities May Be Limited

         No market for any of the securities will exist before they are issued. We cannot assure you that a secondary market will develop, or if it does develop, that it will continue. Consequently, you may not be able to sell your securities readily or at prices that will enable you to realize your desired yield. The market values of the securities are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

         The secondary market for asset backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Limited Source of Payments - No Recourse to Sponsor, Seller, Master Servicer or Trustee

         The assets of the trust are the sole source of distributions for the securities. The securities do not represent an interest in or obligation of the sponsor, the seller, the master servicer, the trustee or any of their affiliates, except for the limited obligations of the seller with respect to certain breaches of its representations and warranties and of the master servicer with respect to its servicing obligations. Neither the securities nor the trust assets will be guaranteed by or insured by any governmental agency or instrumentality, the sponsor, the seller, the master servicer, the trustee or any of their affiliates, unless so specified in the supplement. Consequently, if payments on the trust assets are insufficient to make all payments required on the certificates you may incur a loss on your investment.

Credit Enhancement May Not Be Sufficient to Protect You From Losses

         Credit enhancement is intended to reduce the effect of delinquent payments or loan losses on those classes of securities that have the benefit of the credit enhancement. However, the amount of any credit enhancement may decline or be depleted before the securities are paid in full. As a result, securityholders may suffer losses. In addition, credit enhancement may not cover all potential sources of loss, such as a loss resulting from fraud or negligence by a loan originator or other party.

         We refer you to "Credit Enhancement" in this prospectus for more detail.

Prepayments Are Unpredictable and Affect Yield

         The rate of principal distributions and yield to maturity on the securities will be directly related to the rate of principal payments on the trust assets. For example, the rate of principal payments on the loans will be affected by the following:

         o        the amortization schedules of the loans;

         o the rate of principal prepayments (including partial prepayments and prepayments resulting from refinancing) by borrowers;

         o        liquidations of defaulted loans by the master servicer;

         o repurchases of loans by the seller as a result of defective documentation or breaches of representations and warranties; and

         o the optional purchase by the master servicer of all of the loans in connection with the termination of the trust.

         The rate of principal payments on loans is influenced by a variety of economic, geographic, social and other factors. For example, if interest rates for similar loans fall below the interest rates on the loans, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar loans rise above the interest rates on the loans, the rate of prepayment would generally be expected to decrease.

         We cannot predict the rate at which borrowers will repay their loans. Please consider the following:

         o If you are purchasing a security at a discount, in particular, a principal-only security, your yield may be lower than expected if principal payments on the loans occur at a slower rate than you expected;

         o If you are purchasing a security at a premium, in particular, an interest-only security, your yield may be lower than expected if principal payments on the loans occur at a faster rate than you expected and you could lose your initial investment; and

         o The earlier a payment of principal occurs, the greater the impact on your yield. For example, if you purchase a security at a premium, although the average rate of principal payments is consistent with your expectations, if the rate of principal payments occurs initially at a rate higher than expected, which would adversely impact your yield, a subsequent reduction in the rate of principal payments will not offset any adverse yield effect.

Decline in Property Values May Increase Loan Losses.

         Because your securities represent an interest in loans or are secured by loans, your investment may be affected by a decline in property values. If the outstanding balance of a loan and any secondary financing on the underlying property is greater than the value of the property, there is an increased risk of delinquency, default, foreclosure and loss. A decline in property values could extinguish the value of a junior lien holder's interest in a property. Losses on such loans that are not otherwise covered by the credit enhancement described in the supplement will be borne by the holder of one or more classes of securities.

Delays in Liquidation May Adversely Affect You

         Substantial delays may occur before defaulted loans are liquidated and the proceeds forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses that characterize lawsuits if defenses or counterclaims are raised. As a result, foreclosure actions can sometimes take several years to complete and the liquidation proceeds may not cover the defaulted loan amount. In particular, because the costs of liquidation do not vary based on the loan amount, the risk of insufficient liquidation proceeds is greater with small loans. Some states prohibit a mortgage lender from obtaining a judgment against the borrower for amounts not covered by property proceeds if the property is sold outside of a judicial proceeding.

Junior Lien Priority Could Result in Payment Delays and Losses

         Most of the mortgages and deeds of trust, if any, securing the loans are junior in priority. Junior liens receive proceeds from a sale of the related property only after the senior liens have been paid. If the remaining proceeds are insufficient to satisfy the loans, then:

         o there will be a delay in payments to you while a deficiency judgment against the borrower is sought; and

         o you may incur a loss if a deficiency judgment cannot be obtained or is not realized upon.

State and Federal Laws May Limit Ability to Collect on Loans

         Applicable federal and state laws regulate interest rates and other charges and require certain disclosures. In addition, other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans. Depending on the provisions of the applicable law and the specific facts involved, violations may limit the ability to collect all or part of the principal of or interest on the mortgage loans. In some cases, the borrower may be entitled to a refund of amounts previously paid and, could subject the trust to damages and administrative enforcement.

         The home improvement contracts are also subject to federal and state laws which protect a homeowner from defective craftmanship or incomplete work by a contractor. These laws permit the borrower to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor. These laws may have the effect of subjecting the trust to all claims and defenses which the borrower had against the seller.

         We refer you to "Certain Legal Aspects of the Loans" in this prospectus for more detail.

Costs for Cleaning Contaminated Property May Result in Losses

         Under certain state and federal laws, a contaminated property may give rise to a lien on the property to assure the costs of cleanup. In addition these laws may impute liability for clean-up costs to the lender if the lender was involved in the operations of the borrower, even if the environmental damage was caused by a prior owner. Any lien or costs attached to a contaminated property could result in a loss to securityholders.

         We refer you to "Certain Legal Aspects of the Loans--Environmental Risks" in this prospectus for more detail.

Rating of the Securities Does Not Assure Payment

         It will be a condition to the issuance of the securities offered hereby that they be rated in one of the four highest rating categories by the rating agency identified in the supplement. The ratings of the securities will be based on, among other things, the adequacy of the value of the trust assets and any credit enhancement. The rating should not be deemed a recommendation to purchase, hold or sell the securities, particularly since the ratings do not address market price or suitability for an investor. There is no assurance that the ratings will remain in effect over the life of the security, and may be lowered or withdrawn.

         We refer you to "Rating" in this prospectus for more detail.

Consequences of Owning Book-Entry Securities

         Limit on Liquidity of Securities. Issuance of the securities in book-entry form may reduce their liquidity in the secondary trading market because investors may be unwilling to purchase certificates for which they cannot obtain physical securities.

         Limit on Ability to Transfer or Pledge. Since transactions in the book-entry securities can be effected only though the DTC, participating organizations, indirect participants and certain banks, your ability to transfer or pledge a book-entry security to persons or entities that do not participate in the DTC system or otherwise to take actions in respect of such securities, may be limited due to lack of a physical security.

         Delays in Distributions. You may experience some delay in the receipt of distributions on book-entry securities because the distributions will be forwarded by the trustee to DTC for DTC to credit the accounts of its participants which will thereafter credit them to your account either directly or indirectly through indirect participants, as applicable.

         Please review "Description of the Securities" in the prospectus supplement for more detail.

Payments to and Rights of Investors Adversely Affected by Insolvency of Seller

         The seller and the sponsor will treat the transfer of the loans from the seller to the sponsor as a sale for accounting purposes. The sponsor and the trust will treat the transfer of the loans from the sponsor to the trust as a sale for accounting purposes. If these characterizations are correct, then if the seller were to become bankrupt, the loans would not be part of the seller's bankruptcy estate and would not be available to the seller's creditors. On the other hand, if the seller becomes bankrupt, its bankruptcy trustee or one of its creditors may argue that the transfer of the loans is a pledge of the loans as security for a borrowing rather than a sale. Such an attempt, even if unsuccessful, could result in delays in payments to you.

         In the event of a bankruptcy of the master servicer, the bankruptcy trustee or receiver may have the power to prevent the trustee or the securityholders from appointing a successor master servicer, which could result in a delay in payments to you.

         In addition, federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the master servicer to liquidate the property, which could result in a delay in payments to you.

Trust Assets May Not Be Sufficient to Pay Securities

         There is no assurance that the market value of the trust assets at any time will equal the principal amount of the securities. In addition, under any situation in which the trust assets are required to be sold, the proceeds generally will be paid to cover administrative costs before being paid to you. The net proceeds may be insufficient to pay the principal and interest on the securities.

                                   THE TRUST
General

         GreenPoint Mortgage Securities Inc., the sponsor, will establish a trust for each series of asset backed securities and convey to the related trustee certain assets, consisting of the pool of loans specified in the prospectus supplement. Generally, the trust will be a business trust formed pursuant to a trust agreement between the sponsor and the trustee. Each trust will be created on the first day of the month in which the securities are issued or another date which will be specified in the prospectus supplement (the "Cut-off Date"). All references in this prospectus to "pool", "certificates", "notes", "securities", or "securityholders", should be deemed to apply to one specific series, trust and prospectus supplement, unless otherwise noted.

         The securities of each series will represent interests in the assets of the trust and the notes of each series will be secured by the pledge of the trust assets. The trust for each series will be held by the trustee for the benefit of the related securityholders. The securities will be entitled to payment from the assets of the trust or other assets pledged for the benefit of the securityholders, as specified in the prospectus supplement and will not be entitled to payments in respect of the assets of any other trust established by the sponsor.

         The trust assets will be acquired by the sponsor, either directly or through affiliates, from originators or sellers which may be affiliates of the sponsor, and conveyed without recourse by the sponsor to the trust. Loans acquired by the sponsor will have been originated in accordance with the underwriting criteria described under "Loan Program--Underwriting Standards" or as otherwise described in the prospectus supplement. See "Loan Program--Underwriting Standards".

         The sponsor will cause the trust assets to be assigned to the trustee named in the prospectus supplement for the benefit of the holders of the securities. For a fee, the master servicer named in the prospectus supplement will service the trust assets, either directly or through other servicing institutions, or subservicers, pursuant to a pooling and servicing agreement among the sponsor, the master servicer and the trustee in the case of a series consisting of certificates, or a master servicing agreement between the trustee and the master servicer with respect to a series consisting of certificates and notes. See "Loan Program" and "The Agreements". With respect to loans serviced by the master servicer through a subservicer, the master servicer will remain liable for its servicing obligations under the related agreement as if the master servicer alone were servicing such loans.

         As used herein, "Agreement" means, with respect to a series consisting of certificates, the pooling and servicing agreement, and with respect to a series consisting of certificates and notes, the trust agreement, the indenture and the master servicing agreement, as the context requires.

         With respect to each trust, prior to the initial offering of the securities, the trust will have no assets or liabilities. No trust is expected to engage in any activities other than acquiring, managing and holding the trust assets and other assets specified in the prospectus supplement and the proceeds thereof, issuing securities and making payments and distributions thereon and certain related activities. No trust is expected to have any source of capital other than its assets and any related credit enhancement.

         Generally, the only obligations of the sponsor will be to obtain certain representations and warranties from the sellers and to assign them to the trustee. See "The Agreements--Assignment of the Trust Assets". The obligations of the master servicer with respect to the loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the subservicers or sellers, or both, as more fully described herein under "Loan Program--Representations by Sellers; Repurchases" and "The Agreements--Subservicing By Sellers" and "--Assignment of the Trust Assets") and its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to the loans in the amounts described herein under "Description of the Securities--Advances". The obligations of the master servicer to make advances may be subject to limitations, to the extent provided herein and in the prospectus supplement.

         The following is a brief description of the assets expected to be included in the trust. If specific information respecting the trust assets is not known at the time the securities are offered, more general information of the nature described below will be provided in the prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of the securities. A copy of the Agreements with respect to each series of securities will be available for inspection at the corporate trust office of the trustee. A schedule of the loans relating to each series will be attached to the Agreement delivered to the trustee.

The Loans

         General. The loans included in a trust will be mortgage loans, home equity loans or home improvement contracts. The loans may be either closed-end loans or revolving credit line loans. The loans may be conventional loans or loans that are insured or guaranteed by a governmental agency, such as the FHA or VA.

         The loans will have monthly payments due on the first day of each month or on such other day of the month specified in the prospectus supplement. The payment terms of the loans to be included in a trust will be described in the prospectus supplement and may include any of the following features (or combination thereof):

         o Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (as specified in the prospectus supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a loan for such periods and under such circumstances as may be specified in the prospectus supplement.

         o Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity. These payments are called balloon payments. Principal may include interest that has been deferred and added to the principal balance of the loan.

         o Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

         o Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time. Certain loans may permit prepayments after expiration of certain periods. These periods are called lockout periods. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due on sale" clauses which permit the mortgagee to demand payment of the entire loan in connection with the sale or certain transfers of the related property. Other loans may be assumable by persons meeting the then applicable standards set forth in the Agreement.

         A trust may contain buydown loans that include provisions whereby a third party partially subsidizes the monthly payments of the borrowers on such loans during the early years of such loans, the difference to be made up from a buydown fund contributed by such third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and inflation, so that the borrower will be able to meet the full loan payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

         The real property that secures repayment of the loans is referred to herein as the mortgaged properties. Home improvement contracts may, and the other loans will, be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. In the case of home equity loans, such liens generally will be subordinated to one or more senior liens on the related mortgaged properties as described in the prospectus supplement. As specified in the prospectus supplement, home improvement contracts may be unsecured or secured by purchase money security interests in the home improvements financed thereby. The mortgaged properties and the home improvements are collectively referred to herein as the properties. The properties relating to loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, manufactured homes, individual units in planned unit developments, and certain other dwelling units. Such properties may include vacation and second homes, investment properties and dwellings situated on leasehold estates. The loans may include cooperative apartment loans secured by security interests in shares issued by private, nonprofit, cooperative housing corporations and in the related proprietary lease or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' building. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the loan by at least five years, unless otherwise specified in the prospectus supplement. The properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

         Loans with certain loan-to-value ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of any such coverage will be described in the prospectus supplement.

         The aggregate principal balance of loans secured by properties that are owner-occupied may be disclosed in the prospectus supplement. The basis for a representation that a given percentage of the loans is secured by single family properties that are owner-occupied will be either (i) the making of a representation by the borrower at origination of the loan either that the underlying property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the property as a primary residence or (ii) a finding that the address of the underlying property is the borrower's mailing address.

Home Equity Loans.

         As more fully described in the prospectus supplement, interest on each revolving credit line loan, excluding introduction rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of such loan. Principal amounts on a revolving credit line loan may be drawn down (up to a maximum amount as set forth in the prospectus supplement) or repaid under each revolving credit line loan from time to time, but may be subject to a minimum periodic payment. As specified in the prospectus supplement, the trust may include any amounts borrowed under a revolving credit line loan after the Cut-off Date.

         The full amount of a closed-end loan is advanced at the origination of the loan and generally is repayable in equal (or substantially equal) installments of an amount to fully amortize such loan at its stated maturity or is a balloon loan. As more fully described in the prospectus supplement, interest on each closed-end loan is calculated on the basis of the outstanding principal balance of such loan multiplied by the related loan rate thereon and further multiplied by either a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on such loan, or a fraction which is 30 over 360. Except to the extent provided in the prospectus supplement, the original terms to stated maturity of closed-end loans generally will not exceed 360 months.

         Under certain circumstances, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

Home Improvement Contracts.

         The trust assets for a series of securities may consist, in whole or in part, of home improvement contracts originated by a home improvement contractor, a thrift or a commercial mortgage banker in the ordinary course of business. The home improvements securing the home improvement contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. As specified in the prospectus supplement, the home improvement contracts will either be unsecured or secured by mortgages which are generally subordinate to other mortgages on the same property, or secured by purchase money security interests in the home improvements financed thereby. Except as otherwise specified in the prospectus supplement, the home improvement contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described in the prospectus supplement. The initial loan-to-value ratio of a home improvement contract is computed in the manner described in the prospectus supplement.

Additional Information.

         Each prospectus supplement will contain information, as of the date of such prospectus supplement and to the extent then specifically known to the sponsor, with respect to the loans contained in the pool, including:

         o the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the applicable Cut-off Date;

         o the type of property securing the loan (e.g., single family residences, individual units in condominium apartment buildings, two- to four-family dwelling units, other real property or home improvements);

         o        the original terms to maturity of the loans;

         o        the largest principal balance;

         o        the smallest principal balance of any of the loans;

         o the earliest origination date and latest maturity date of any of the loans;

         o the loan-to-value ratios or combined loan-to-value ratios, as applicable, of the loans;

         o the loan rates or annual percentage rates or range of loan rates or annual percentage rates borne by the loans;

         o        the maximum and minimum per annum loan rates; and

         o        the geographical location of the loans.

         If specific information regarding the loans is not known to the sponsor at the time the related securities are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report filed on Form 8-K to be filed with the SEC within 15 days of initial issuance of the securities.

         Generally, the loan-to-value ratio (or "LTV") of a loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related loan and the denominator of which is the collateral value of the related property. Generally, the combined loan-to-value ratio (or "CLTV") of a loan at any given time is the ratio, expressed as a percentage, of (i) the sum of (a) the original principal balance of the loan (or, in the case of a revolving credit line loan, the maximum amount available) and (b) the outstanding principal balance at the date of origination of the loan of any senior mortgage loan(s) or, in the case of any open-ended senior mortgage loan, the maximum available line of credit with respect to such mortgage loan, regardless of any lesser amount actually outstanding at the date of origination of the loan, to (ii) the collateral value of the related property.

         The "collateral value" of a property, other than with respect to certain loans the proceeds of which were used to refinance an existing mortgage loan (each, a "refinance loan"), is the lesser of (a) the appraised value determined in an appraisal obtained at origination of such loan and (b) the sales price for such property if the proceeds of such loan are used to purchase the related property. In the case of refinance loans, the collateral value of the related property is the appraised value thereof determined in an appraisal obtained at the time of refinancing.

         No assurance can be given that values of the properties have remained or will remain at their levels on the dates of origination of the related loans. If the residential real estate market should experience an overall decline in property values such that the sum of the outstanding principal balances of the loans and any primary or secondary financing on the properties, as applicable, in a particular pool become equal to or greater than the value of the properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool. To the extent that such losses are not covered by subordination provisions or alternative arrangements, such losses will be borne by the securityholders.

Substitution of Trust Assets

         Substitution of trust assets may be permitted in the event of breaches of representations and warranties with respect to certain trust assets or in the event the documentation with respect to any trust asset is determined by the trustee to be incomplete or as further specified in the prospectus supplement. The period during which such substitution will be permitted generally will be indicated in the prospectus supplement.


                                USE OF PROCEEDS

         The net proceeds to be received from the sale of the securities will be applied by the sponsor to the purchase of trust assets or will be used by the sponsor for general corporate purposes. The sponsor expects to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of trust assets acquired by the sponsor, prevailing interest rates, availability of funds and general market conditions.


                                  THE SPONSOR

         GreenPoint Mortgage Securities Inc., the sponsor, is a Delaware corporation organized on November 18, 1996 for the limited purpose of acquiring, owning and transferring trust assets and selling interests therein or bonds secured thereby. The sponsor is a subsidiary of GreenPoint Mortgage Funding, Inc., a subsidiary of Greenpoint Financial Corp. Greenpoint Financial Corp. is listed on the New York Stock Exchange under the symbol "GPT". The sponsor maintains its principal office at 700 Larkspur Landing Circle, Suite 240, Larkspur, California 94939. Its telephone number is (415) 925-5442.

         Neither the sponsor nor any of the sponsor's affiliates will insure or guarantee distributions on the securities of any series.

                                  LOAN PROGRAM

         The loans will have been purchased by the sponsor, either directly or through affiliates, from sellers. Unless otherwise specified in the prospectus supplement, the loans acquired by the sponsor will have been originated in accordance with the underwriting criteria described below in "Underwriting Standards".

Underwriting Standards

         Each seller will represent and warrant that all loans originated and/or sold by it to the sponsor will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans. As to any loan insured by the FHA or partially guaranteed by the VA, the seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

         Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the related property as collateral. In general, a prospective borrower applying for a mortgage loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy or other significant public records. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer), which verification reports the length of employment with that organization, the borrower's current salary and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

         In determining the adequacy of the property as collateral, an appraisal will generally be made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home.

         Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available:

         o to meet the borrower's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the property (such as property taxes and hazard insurance), and

         o to meet monthly housing expenses and other financial obligations and monthly living expenses.

The underwriting standards applied by a seller, particularly with respect to the level of loan documentation and the borrower's income and credit history, may be varied in appropriate cases where factors such as low CLTVs or other favorable credit aspects exist.

         If specified in the prospectus supplement, a portion of the loans in the pool may have been originated under a limited documentation program. Under a limited documentation program, more emphasis is placed on the value and adequacy of the property as collateral and other assets of the borrower than on credit underwriting. Under a limited documentation program, certain credit underwriting documentation concerning income or income verification and/or employment verification is waived. The prospectus supplement will indicate the types of limited documentation programs pursuant to which the loans were originated and the underwriting standards applicable to such limited documentation programs.

         In the case of a loan secured by a leasehold interest in real property, the title to which is held by a third party lessor, the seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term on the related mortgage note.

         Certain of the types of loans that may be included in a trust may involve additional uncertainties not present in traditional types of loans. For example, certain of such loans may provide for escalating or variable payments by the borrower. These types of loans are underwritten on the basis of a judgment that the borrowers have the ability to make the monthly payments required initially. In some instances, however, a borrower's income may not be sufficient to permit continued loan payments as such payments increase. These types of loans may also be underwritten primarily upon the basis of CLTVs or other favorable credit factors.

Qualifications of Sellers

         Each seller must be an institution experienced in originating and servicing loans of the type contained in the pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those loans. Each seller must be a seller/servicer approved by either Fannie Mae or Freddie Mac. Each seller must be a mortgagee approved by the FHA or an institution the deposit accounts of which are insured by the Federal Deposit Insurance Corporation.

Representations by Sellers; Repurchases

         Each seller will have made representations and warranties in respect of the loans sold by such seller and evidenced by all, or a part, of a series of securities. Such representations and warranties may include, among other things:

         o that title insurance (or in the case of properties located in areas where such policies are generally not available, an attorney's certificate of title) and any required hazard insurance policy were effective at origination of each loan and that each policy (or certificate of title as applicable) remained in effect on the date of purchase of the loan from the seller by or on behalf of the sponsor;

         o that the seller had good title to each such loan and such loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

         o that each loan constituted a valid lien on, or a perfected security interest with respect to, the property (subject only to permissible liens disclosed, if applicable, title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that the property was free from damage and was in acceptable condition;

         o that there were no delinquent tax or assessment liens against the property;

         o that no required payment on a loan was delinquent more than the number of days specified in the prospectus supplement; and

         o that each loan was made in compliance with, and is enforceable under, all applicable state and federal laws and regulations in all material respects.

         The master servicer or the trustee will promptly notify the relevant seller of any breach of any representation or warranty made by it in respect of a loan which materially and adversely affects the interests of the securityholders in such loan. Unless otherwise specified in the prospectus supplement, if such seller cannot cure such breach within the time period specified in the prospectus supplement following notice from the master servicer or the trustee, as the case may be, then such seller will be obligated either

         o to repurchase such loan from the trust at a purchase price equal to 100% of the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the loan rate (less any advances or amount payable as related servicing compensation if the seller is the master servicer) or

         o substitute for such loan a replacement loan that satisfies the criteria specified in the prospectus supplement.

         If a REMIC election is to be made with respect to a trust the master servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any such repurchase or substitution and the trustee must have received a satisfactory opinion of counsel that any such substitution will not cause the trust to lose its status as a REMIC or otherwise subject the trust to a prohibited transaction tax. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a seller.

         Neither the sponsor nor the master servicer (unless the master servicer is the seller) will be obligated to purchase or substitute a loan if a seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase or substitution obligations with respect to loans.

                         DESCRIPTION OF THE SECURITIES

         Each series of certificates will be issued pursuant to either a pooling and servicing agreement or a trust agreement among the sponsor, the master servicer and the trustee. A form of pooling and servicing agreement and trust agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. Each series of notes will be issued pursuant to an indenture between the related trust and the entity named in the prospectus supplement as trustee, and the related loans will be serviced by the master servicer pursuant to a master servicing agreement. A form of indenture and master servicing agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

         A series of securities may consist of both notes and certificates. Each Agreement, dated as of the related Cut-off Date, will be among the seller, the sponsor, the master servicer and the trustee for the benefit of the holders of the securities. The provisions of each Agreement will vary depending upon the nature of the securities to be issued thereunder and the nature of the trust. The following are descriptions of the material provisions which may appear in each Agreement. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each series of securities and the prospectus supplement. The sponsor will provide a copy of the Agreement (without exhibits) relating to any series without charge upon written request of a holder of record of a security of such series addressed to GreenPoint Mortgage Securities Inc., 700 Larkspur Landing Circle, Suite 240, Larkspur, California 94939, Attention: Secretary.

General


         Unless otherwise described in the prospectus supplement, the securities of each series:

         o will be issued in book-entry or fully registered form, in the authorized denominations specified in the prospectus supplement,

         o will, in the case of certificates, evidence specified beneficial ownership interests in the assets of the trust,

         o will, in the case of notes, be secured by, the assets of the trust; and

         o will not be entitled to payments in respect of the assets included in any other trust established by the sponsor.

         Unless otherwise specified in the prospectus supplement, the securities will not represent obligations of the sponsor or any affiliate of the sponsor. Certain of the loans may be guaranteed or insured as set forth in the prospectus supplement. Each trust will consist of, to the extent provided in the related Agreement:

         o the trust assets as are subject to the related Agreement, including all payments of interest and principal received with respect to the loans after the Cut-off Date;

         o such assets as from time to time are required to be deposited in the related Security Account, as described below under "The Agreements--Payments on Loans; Deposits to Security Account";

         o property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure; and

         o any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement. If so specified in the prospectus supplement, a trust may also include one or more of the following: reinvestment income on payments received on the trust assets, a reserve account, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments.

         Each series of securities will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on, and each class of notes of a series will be secured by, the related trust assets. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of such series. Certain series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under "Credit Enhancement" herein and in the prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a series of securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related trust assets, in each case as specified in the prospectus supplement. The timing and amounts of such distributions may vary among classes or over time as specified in the prospectus supplement.

         Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related securities will be made by the trustee on each distribution date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates as are specified in the prospectus supplement) in proportion to the percentages specified in the prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the record date. Distributions will be made in the manner specified in the prospectus supplement to the persons entitled thereto at the address appearing in the register maintained for securityholders; provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of such final distribution.

         The securities will be freely transferable and exchangeable at the corporate trust office of the trustee specified in the prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

         Under current law the purchase and holding by or on behalf of any employee benefit plan subject to provisions of ERISA or the Code of certain classes of securities may result in prohibited transactions within the meaning of ERISA and the Code. See "ERISA Considerations". Retirement arrangements subject to these provisions include individual retirement accounts and annuities, Keogh plans and collective investment funds in which the plans, accounts or arrangements are invested. Unless otherwise specified in the prospectus supplement, the transfer of securities will not be registered unless the transferee:

         o represents that it is not, and is not purchasing on behalf of or with plan assets of, any such plan, account or arrangement; or

         o provides an opinion of counsel satisfactory to the trustee and the sponsor that the purchase of securities of such a class by, on behalf of such plan or with plan assets, account or arrangement is permissible under applicable law and will not subject the trustee, the master servicer or the sponsor to any obligation or liability in addition to those undertaken in the Agreements.

         As to each series, an election may be made to treat the related trust or designated portions thereof as a REMIC as defined in the Code. The prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the Agreement for a series of securities may provide that a REMIC election may be made at the discretion of the sponsor or the master servicer and may only be made if certain conditions are satisfied. As to any such series, the terms and provisions applicable to the making of a REMIC election will be set forth in the prospectus supplement. If such an election is made with respect to a series of securities, one of the classes will be designated as evidencing the sole class of residual interests in the REMIC. All other classes of securities in such a series will constitute regular interests in the REMIC. As to each series of securities with respect to which a REMIC election is to be made, the master servicer, the trustee or a holder of the residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations.

Distributions on Securities

General.

         In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to such series. See "Credit Enhancement". Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of such series.

         Distributions allocable to principal and interest on the securities will be made by the trustee out of, and only to the extent of, funds in the related Security Account, including any funds transferred from any reserve account. As between securities of different classes and as between distributions of principal (and, if applicable, between distributions of principal prepayments and scheduled payments of principal) and interest, distributions made on any distribution date will be applied as specified in the prospectus supplement. The prospectus supplement will also describe the method for allocating distributions among securities of a particular class.

Available Funds.

         All distributions on the securities of each series on each distribution date will be made from the available funds described below, in accordance with the terms described in the prospectus supplement and specified in the Agreement. Available funds for each distribution date will generally equal the amount on deposit in the related Security Account on such distribution date (net of related fees and expenses payable by the related trust) other than amounts to be held therein for distribution on future distribution dates.

Distributions of Interest.

         Interest will accrue on the aggregate principal balance of the securities (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of securities (the "Class Security Balance") entitled to interest from the date, at the pass-through rate or interest rate, as applicable (which in either case may be a fixed rate or rate adjustable as specified in such prospectus supplement), and for the periods specified in such prospectus supplement. To the extent funds are available therefor, interest accrued during each such specified period on each class of securities entitled to interest (other than a class of securities that provides for interest that accrues, but is not currently payable, referred to herein as accrual securities) will be distributable on the distribution dates specified in the prospectus supplement until the aggregate Class Security Balance of the securities of such class has been distributed in full or, in the case of securities entitled only to distributions allocable to interest, until the aggregate notional amount of such securities is reduced to zero or for the period of time designated in the prospectus supplement. Except in the case of the accrual securities, the original Class Security Balance of each security will equal the aggregate distributions allocable to principal to which such security is entitled. Distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of such security. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

         Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the prospectus supplement. In the event interest accrues over a period ending two or more days prior to a distribution date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding such distribution date, and the effective yield (at par) to securityholders will be less than the indicated coupon rate.

         With respect to any class of accrual securities, if specified in the prospectus supplement, any interest that has accrued but is not paid on a given distribution date will be added to the aggregate Class Security Balance of such class of securities on that distribution date. Distributions of interest on any class of accrual securities will commence only after the occurrence of the events specified in such prospectus supplement. Prior to such time, the beneficial ownership interest in the trust or the principal balance, as applicable, of such class of accrual securities, as reflected in the aggregate Class Security Balance of such class of accrual securities, will increase on each distribution date by the amount of interest that accrued on such class of accrual securities during the preceding interest accrual period but that was not required to be distributed to such class on such distribution date. Any such class of accrual securities will thereafter accrue interest on its outstanding Class Security Balance as so adjusted.

Distributions of Principal.

         The prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which such amount will be allocated among the classes of securities entitled to distributions of principal. The aggregate Class Security Balance of any class of securities entitled to distributions of principal generally will be the aggregate original Class Security Balance of such class of securities specified in such prospectus supplement, reduced by all distributions reported to the holders of such securities as allocable to principal and,

         o in the case of accrual securities, as specified in the prospectus supplement, increased by all interest accrued but not then distributable on such accrual securities, and

         o in the case of adjustable rate securities, subject to the effect of negative amortization, if applicable.

         If so provided in the prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the principal prepayments in the percentages and under the circumstances or for the periods specified in such prospectus supplement. Any such allocation of principal prepayments to such class or classes of securities will have the effect of accelerating the amortization of such securities while increasing the interests evidenced by one or more other classes of securities in the trust. Increasing the interests of the other classes of securities relative to that of certain securities is intended to preserve the availability of the subordination provided by such other securities. See "Credit Enhancement--Subordination".

Unscheduled Distributions.

         If specified in the prospectus supplement, the securities will be subject to receipt of distributions before the next scheduled distribution date under the circumstances and in the manner described below and in such prospectus supplement. If applicable, the trustee will be required to make such unscheduled distributions on the day and in the amount specified in the prospectus supplement if, due to substantial payments of principal (including principal prepayments) on the trust assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the Security Account and, if applicable, any reserve account, may be insufficient to make required distributions on the securities on such distribution date. Unless otherwise specified in the prospectus supplement, the amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date. Unless otherwise specified in the prospectus supplement, the unscheduled distributions will include interest at the applicable pass-through rate (if any) or interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

Advances

         To the extent provided in the prospectus supplement, the master servicer will be required to advance on or before each distribution date (from its own funds, funds advanced by subservicers or funds held in the Security Account for future distributions to the holders of securities of the related series), an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the related determination date (as specified in the prospectus supplement) and were not advanced by any subservicer, subject to the master servicer's determination that such advances may be recoverable out of late payments by borrowers, liquidation proceeds, insurance proceeds or otherwise.

         In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to securityholders, rather than to guarantee or insure against losses. If advances are made by the master servicer from cash being held for future distribution to securityholders, the master servicer will replace such funds on or before any future distribution date to the extent that funds in the applicable Security Account on such distribution date would be less than the amount required to be available for distributions to securityholders on such date. Any funds advanced will be reimbursable to the master servicer out of recoveries on the specific loans with respect to which such advances were made (e.g., late payments made by the related borrower, any related insurance proceeds, liquidation proceeds or proceeds of any loan purchased by the sponsor, a subservicer or a seller pursuant to the related Agreement). Advances by the master servicer (and any advances by a subservicer) also will be reimbursable to the master servicer (or subservicer) from cash otherwise distributable to securityholders (including the holders of senior securities) to the extent that the master servicer determines that any such advances previously made are not ultimately recoverable as described above. To the extent provided in the prospectus supplement, the master servicer also will be obligated to make advances, to the extent recoverable out of insurance proceeds, liquidation proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the related Agreement. The obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement of the type described herein under "Credit Enhancement", in each case as described in the prospectus supplement.

         If specified in the prospectus supplement, in the event the master servicer or a subservicer fails to make a required advance, the trustee will be obligated to make such advance in its capacity as successor servicer. If the trustee makes such an advance, it will be entitled to be reimbursed for such advance to the same extent and degree as the master servicer or a subservicer is entitled to be reimbursed for advances. See "Description of the Securities--Distributions on Securities".

Compensating Interest

         If so specified in the prospectus supplement, the master servicer will be required to remit to the trustee, with respect to each loan in the trust as to which a principal prepayment in full or a principal payment which is in excess of the scheduled monthly payment and is not intended to cure a delinquency was received during any Due Period, an amount, from and to the extent of amounts otherwise payable to the master servicer as servicing compensation, equal to (1) the excess, if any, of (a) 30 days' interest on the principal balance of the related loan at the loan rate net of the per annum rate at which the master servicer's servicing fee accrues, over (b) the amount of interest actually received on such loan during such Due Period, net of the master servicer's servicing fee or (2) such other amount as described in the prospectus supplement.

Reports to Securityholders

         Prior to or concurrently with each distribution on a distribution date the master servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to such series of securities, among other things:

         o the amount of such distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and if so specified in the prospectus supplement, any applicable prepayment penalties included therein;

         o        the amount of such distribution allocable to interest;

         o        the amount of any advance;

         o the aggregate amount (a) otherwise allocable to the subordinated securityholders on such distribution date, and
                  (b) withdrawn from the reserve account, if any, that is included in the amounts distributed to the senior securityholders;

         o the outstanding principal balance or notional amount of each class of the related series after giving effect to the distribution of principal on such distribution date;

         o the percentage of principal payments on the loans (excluding prepayments), if any, which each such class will be entitled to receive on the following distribution date;

         o the percentage of principal prepayments on the loans, if any, which each such class will be entitled to receive on the following distribution date;

         o the related amount of the servicing compensation retained or withdrawn from the Security Account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess liquidation proceeds and other similar charges and items;

         o        the number and aggregate principal balances of loans

                  o delinquent (exclusive of loans in foreclosure) (A) 1 to 30 days, (B) 31 to 60 days, (C) 61 to 90 days and
                           (D) 91 or more days, and

                  o in foreclosure and delinquent (A) 1 to 30 days, (B) 31 to 60 days, (C) 61 to 90 days and (D) 91 or more days, as of the close of business on the last day of the calendar month preceding such distribution date;

         o the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

         o the pass-through rate or interest rate, as applicable, if adjusted from the date of the last statement, of any such class expected to be applicable to the next distribution to such class;

         o if applicable, the amount remaining in any reserve account at the close of business on the distribution date;

         o the pass-through rate or interest rate, as applicable, as of the day prior to the immediately preceding distribution date; and

         o any amounts remaining under letters of credit, pool insurance policies or other forms of credit enhancement.

         The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

         In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each securityholder of record at any time during such calendar year a report customary information as may be deemed necessary or desirable for securityholders to prepare their tax returns.

Categories of Classes of Securities

         The securities of any series may be comprised of one or more classes. Such classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The prospectus supplement for a series of securities may identify the classes which comprise such series by reference to the following categories.



Categories of Classes                                Definition

                                                     PRINCIPAL TYPES

Accretion Directed...............................    A class that  receives  principal  payments  from the accreted
                                                     interest  from  specified   accrual   classes.   An  accretion
                                                     directed  class  also  may  receive  principal  payments  from principal paid on the trust assets.

Component Certificates...........................    A  class  consisting  of  "components."  The  components  of a class of component  certificates may have different  principal
                                                     and/or   interest   payment   characteristics   but   together
                                                     constitute  a  single  class.  Each  component  of a class  of component  certificates  may be identified as falling into one or more of the categories in this chart.

Notional Amount Certificates.....................    A class  having no principal  balance and bearing  interest on the related notional  amount.  The notional amount is used for purposes of the determination of interest distributions.

Planned Principal Class or PACs..................    A class that is designed to receive  principal


                                                     payments using a predetermined principal balance schedule
                                                     derived by assuming two constant prepayment rates for the trust assets. These two rates are the endpoints for the "structuring range" for the planned principal class. The planned principal classes in any series of certificates may be subdivided into different categories (e.g., primary planned principal classes, secondary planned principal classes and so forth) having
                                                     different effective structuring ranges and different principal payment priorities. The structuring range for the secondary planned principal class of a series of securities will be
                                                     narrower than that for the primary planned principal class of such series.

Scheduled Principal Class........................    A class that is designed to receive  principal  payments using
                                                     a  predetermined   principal   balance  schedule  but  is  not
                                                     designated   as  a  planned   principal   class  or   targeted
                                                     principal  class.  In many cases,  the  schedule is derived by assuming two constant  prepayment  rates for the trust assets.
                                                     These  two  rates  are  the  endpoints  for  the  "structuring range" for the scheduled principal class.

Sequential Pay...................................    Classes  that  receive  principal  payments  in  a  prescribed sequence,  that do not have  predetermined  principal  balance schedules and that under all  circumstances  receive  payments of principal  continuously  from the first  distribution  date on which they  receive  principal  until they are  retired.  A single  class  that  receives  principal  payments  before  or after all other classes in the same series of  securities  may be identified as a sequential pay class.

Strip............................................    A class that  receives a constant  proportion,  or "strip," of the  principal  payments  on the trust  assets.  The  constant proportion  of such  principal  payments  may or may not  vary for  each  trust  asset  included  in the  trust  and  will be
                                                     calculated   in  the  manner   described  in  the   prospectus
                                                     supplement.   Such  classes  may  also  receive   payments  of
                                                     interest.

Support Class (or companion class)...............    A class that receives  principal  payments on any distribution date only if  scheduled  payments  have been made on specified planned principal  classes,  targeted principal classes and/or scheduled principal


                                                     classes.

Targeted Principal Class ........................    A class that is designed to receive  principal  payments using
                                                     a  predetermined   principal   balance   schedule  derived  by
                                                     assuming  a single  constant  prepayment  rate  for the  trust assets.

                                                     INTEREST TYPES

Accrual..........................................    A  class  that   accretes  the  amount  of  accrued   interest
                                                     otherwise  distributable  on such class,  which amount will be added as principal to the  principal  balance of such class on
                                                     each   applicable   distribution   date.  Such  accretion  may
                                                     continue  until some  specified  event has  occurred  or until such class is retired.

Fixed Rate.......................................    A class  with a  pass-through  rate  that is fixed  throughout the life of the class.

Floating Rate....................................    A class  with a  pass-through  rate that  resets  periodically based upon a designated  index and that varies  directly  with changes in such index.

Inverse Floating Rate............................    A class  with a  pass-through  rate that  resets  periodically based upon a designated  index and that varies  inversely with changes in such index.

Interest Only or IO..............................    Securities  that receive some or all of the interest  payments
                                                     made  on  the  trust  assets  and  little  or  no   principal.
                                                     Interest  only  certificates  have either a nominal  principal balance  or a notional  amount.  A nominal  principal  balance
                                                     represents   actual  principal  that  will  be  paid  on  such
                                                     securities.   It  is  referred  to  as  nominal  since  it  is
                                                     extremely  small compared to other classes.  A notional amount is the amount used as a reference to  calculate  the amount of interest  due  on  an  interest  only  security  that  is  not entitled to any distributions in respect of principal.

Partial Accrual..................................    A class  that  accretes  a portion  of the  amount of  accrued
                                                     interest   thereon,   which   amount  will  be  added  to  the
                                                     principal   balance   of  such   class   on  each   applicable
                                                     distribution   date,   with  the  remainder  of  such  accrued
                                                     interest  to be  distributed  currently  as  interest  on such class.  Such  accretion may continue  until a specified  event has occurred or until such class is retired.


Principal Only or PO.............................    A class  that  does  not  bear  interest  and is  entitled  to receive only distributions in respect of principal.

Variable Rate....................................    A class  with a  pass-through  rate that  resets  periodically and is  calculated  by  reference  to the  rate  or  rates  of
                                                     interest   applicable  to  specified   assets  or  instruments
                                                     (e.g., the loan rates borne by the loans in the trust).

Book-Entry Registration of Securities

         As described in the prospectus supplement, if not issued in fully registered form, each class of securities will be registered as book-entry securities. Persons acquiring beneficial ownership interests in the securities, or "beneficial owners", will hold their securities through The Depository Trust Company, commonly referred to as DTC, in the United States, or Cedelbankbank or the Euroclear System ("Euroclear") in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. The book-entry securities will be issued in one or more certificates which equal the aggregate principal balance of the securities and will initially be registered in the name of Cede & Co., the nominee of DTC, Cedelbank and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A., will act as depositary for Cedelbank and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Except as described below, no beneficial owner will be entitled to receive a physical certificate representing their security. Unless and until physical securities are issued, it is anticipated that the only securityholder of record will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

         The beneficial owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for such purpose. In turn, the financial intermediary's ownership of a book-entry security will be recorded on the records of DTC (or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant, and on the records of Cedelbank or Euroclear, as appropriate).

         Beneficial owners will receive all distributions of principal of, and interest on, the securities from the trustee through DTC and DTC participants. While the securities are outstanding (except under the circumstances described below), under the DTC system, DTC is required to make book-entry transfers among its participants with respect to the securities and is required to receive and transmit distributions of principal of, and interest on, the securities. Participants and indirect participants with whom beneficial owners have accounts with respect to the securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their clients. Accordingly, although beneficial owners will not possess physical securities, the DTC system provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their interest.

         Beneficial owners will not receive or be entitled to receive physical certificates representing their interests in the securities, except under the limited circumstances described below. Unless and until physical securities are issued, beneficial owners who are not DTC participants may transfer ownership of securities only through the DTC system

         Because of time zone differences, credits of securities received in Cedelbank or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedelbank participants on such business day. Cash received in Cedelbank or Euroclear as a result of sales of securities by or through a Cedelbank participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Cedelbank or Euroclear cash account only as of the business day following settlement with DTC.

         Transfers between participants will occur in accordance with the DTC system. Transfers between Cedelbank participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedelbank participants or Euroclear participants, on the other, will be effected in DTC in accordance with the DTC system on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedelbank participants and Euroclear participants may not deliver instructions directly to the European Depositaries.

         Cedelbank is incorporated under the laws of Luxembourg as a professional depository. Cedelbank holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Cedelbank participants through electronic book-entry changes in accounts of Cedelbank participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in Cedelbank in any of 28 currencies, including United States dollars. Cedelbank provides to its Cedelbank participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedelbank interfaces with domestic markets in several countries. As a professional depository, Cedelbank is subject to regulation by the Luxembourg Monetary Institute. Cedelbank participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedelbank is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedelbank participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York ("Morgan" and in such capacity, the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Belgian Cooperative"). All operations are conducted by Morgan, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Belgian Cooperative. The Belgian Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         Morgan is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with Morgan are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

         Under a book-entry format, beneficial owners of book-entry securities may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co., as nominee of DTC.
Distributions with respect to securities held through Cedelbank or Euroclear will be credited to the cash accounts of Cedelbank participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences -Tax Treatment of Foreign Investors" and "--Tax Consequences to Holders of the Notes--Backup Withholding" herein. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the DTC system may be limited due to the lack of physical certificates. In addition, issuance of the securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

         Monthly and annual reports on the Trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the financial intermediaries to whose DTC accounts the book-entry securities are credited.

         DTC has advised the trustee that, unless and until physical securities are issued, DTC will take any action permitted to be taken by the securityholders under the applicable Agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of financial intermediaries whose holdings include such book-entry securities. Cedelbank or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder under the Agreement on behalf of a Cedelbank participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of its participants, with respect to some securities which conflict with actions taken with respect to other securities.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of physical securities. Upon surrender by DTC of the certificates representing the book-entry securities and instructions for re-registration, the trustee will issue physical securities, and thereafter the trustee will recognize the holders of such physical securities as securityholders under the applicable Agreement.

         Although DTC, Cedelbank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Cedelbank and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         None of the master servicer, the sponsor or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                               CREDIT ENHANCEMENT

General

         Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the related trust assets. Credit enhancement may be in the form of:

         o a limited financial guaranty policy issued by an entity named in the prospectus supplement,

         o the subordination of one or more classes of the securities of such series,

         o        the establishment of one or more reserve accounts,

         o        the use of a cross-collateralization feature,

         o        use of a mortgage pool insurance policy,

         o        FHA insurance or VA guarantee,

         o        bankruptcy bond,

         o        special hazard insurance policy,

         o        surety bond,

         o        letter of credit,

         o        guaranteed investment contract,

         o        overcollateralization,

         o or another method of credit enhancement contemplated herein and described in the prospectus supplement, or any combination of the foregoing.

         Unless otherwise specified in the prospectus supplement, credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.

         If specified in the prospectus supplement, the coverage provided by one or more of the forms of credit enhancement described in this prospectus may apply concurrently to two or more separate trusts. If applicable, the prospectus supplement will identify the trusts to which such credit enhancement relates and the manner of determining the amount of coverage provided to such trusts thereby and of the application of such coverage to the identified trusts.

Subordination

         If so specified in the prospectus supplement, protection afforded to holders of one or more classes of securities of a series by means of the subordination feature may be accomplished by the preferential right of holders of senior securities to receive distributions in respect of scheduled principal, principal prepayments, interest or any combination thereof that otherwise would have been payable to holders of subordinate securities under the circumstances and to the extent specified in the prospectus supplement. Protection may also be afforded to the holders of senior securities by (a) reducing the ownership interest (if applicable) of the related subordinate securities; (b) a combination of the immediately preceding sentence and clause
(a) above; or (c) as otherwise described in the prospectus supplement.

         If so specified in the prospectus supplement, delays in receipt of scheduled payments on the loans and losses on defaulted loans may be borne first by the various classes of subordinate securities and thereafter by the various classes of senior securities, in each case under the circumstances and subject to the limitations specified in the prospectus supplement. The aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted loans which must be borne by the subordinate securities by virtue of subordination and the amount of the distributions otherwise distributable to the subordinate securityholders that will be distributable to senior securityholders on any distribution date may be limited as specified in the prospectus supplement. If aggregate distributions in respect of delinquent payments on the loans or aggregate losses in respect of such loans were to exceed an amount specified in the prospectus supplement, holders of senior securities would experience losses.

         As specified in the prospectus supplement, all or any portion of distributions otherwise payable to holders of subordinate securities on any distribution date may instead be deposited into one or more reserve accounts established with the trustee or distributed to holders of senior securities. Such deposits may be made on each distribution date, for specified periods or until the balance in the reserve account has reached a specified amount and, following payments from the reserve account to holders of senior securities or otherwise, thereafter to the extent necessary to restore the balance in the reserve account to required levels, in each case as specified in the prospectus supplement. Amounts on deposit in the reserve account may be released to the holders of certain classes of securities at the times and under the circumstances specified in the prospectus supplement.

         If specified in the prospectus supplement, various classes of senior securities and subordinate securities may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinate securities, respectively, through a cross-collateralization mechanism or otherwise. As between classes of senior securities and as between classes of subordinate securities, distributions may be allocated among such classes:

         o        in the order of their scheduled final distribution dates,

         o        in accordance with a schedule or formula,

         o        in relation to the occurrence of events, or

         o        otherwise, as specified in the prospectus supplement.

         As between classes of subordinate securities, payments to holders of senior securities on account of delinquencies or losses and payments to any reserve account will be allocated as specified in the prospectus supplement.

Letter of Credit

         The letter of credit, if any, with respect to a series of securities will be issued by the bank or financial institution specified in the prospectus supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the prospectus supplement of the aggregate principal balance of the loans on the related Cut-off Date or of one or more classes of securities. If so specified in the prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the federal Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each series of securities will expire at the earlier of the date specified in the prospectus supplement or the termination of the trust. See "The Agreements--Termination: Optional Termination." A copy of the letter of credit for a series, if any, will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the securities of the related series.

Insurance Policies, Surety Bonds and Guaranties

         If so provided in the prospectus supplement, deficiencies in amounts otherwise payable on the securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of securities, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the prospectus supplement. In addition, if specified in the prospectus supplement, a trust may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of:

         o maintaining timely payments or providing additional protection against losses on the assets included in such trust,

         o        paying administrative expenses, or

         o establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets.

         Such arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the prospectus supplement. A copy of any such instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the securities.

Over-Collateralization

         If so provided in the prospectus supplement, a portion of the interest payment on each loan may be applied as an additional distribution in respect of principal to reduce the principal balance of a certain class or classes of securities and, thus, accelerate the rate of payment of principal on such class or classes of securities relative to the principal balance of the loans in the related trust.

Reserve Accounts

         If specified in the prospectus supplement, credit support with respect to a series of securities will be provided by the establishment and maintenance with the trustee for such series of securities, in trust, of one or more reserve accounts for such series. The prospectus supplement will specify whether or not any such reserve accounts will be included in the trust for such series.

         The reserve account for a series will be funded:

         o by the deposit therein of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the prospectus supplement,

         o by the deposit therein from time to time of certain amounts, as specified in the prospectus supplement to which the subordinate securityholders, if any, would otherwise be entitled, or

         o in such other manner as may be specified in the prospectus supplement.


         Any amounts on deposit in the reserve fund and the proceeds of any other instrument deposited therein upon maturity will be held in cash or will be invested in investments consisting of United States government securities and other high-quality investments ("Permitted Investments"). Any instrument deposited therein will name the trustee, in its capacity as trustee for securityholders, or such other entity as is specified in the prospectus supplement, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the securities. Additional information with respect to such instruments deposited in the reserve funds will be set forth in the prospectus supplement.

         Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve account for distribution to the holders of securities of the related series for the purposes, in the manner and at the times specified in the prospectus supplement.

Pool Insurance Policies

         If specified in the prospectus supplement, a separate pool insurance policy will be obtained for the pool and issued by the pool insurer named in the prospectus supplement. Each pool insurance policy will, subject to the limitations described below, cover loss by reason of default in payment on loans in the pool in an amount equal to a percentage specified in such prospectus supplement of the aggregate principal balance of such loans on the Cut-off Date. As more fully described below, the master servicer will present claims thereunder to the pool insurer on behalf of itself, the trustee and the holders of the securities of the related series. The pool insurance policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted loans and only upon satisfaction of certain conditions precedent described below. The pool insurance policies generally will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy.

         The pool insurance policies generally will provide that no claims may be validly presented unless:

         o any required primary mortgage insurance policy is in effect for the defaulted loan and a claim thereunder has been submitted and settled;

         o hazard insurance on the related property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

         o if there has been physical loss or damage to the property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and

         o the insured has acquired good and merchantable title to the property free and clear of liens except certain permitted encumbrances.

         Upon satisfaction of these conditions, the pool insurer will have the option either:

         o to purchase the property securing the defaulted loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the loan rate to the date of such purchase and certain expenses incurred by the master servicer on behalf of the trustee and securityholders, or

         o to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the loan rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the property, in either case net of certain amounts paid or assumed to have been paid under the related primary mortgage insurance policy.

         If any property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the pool insurance policy, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines that (a) such restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (b) such expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy.

         The pool insurance policies generally will not insure (and many primary mortgage insurance policies do not insure) against loss sustained by reason of a default arising from, among other things:

         o fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination thereof, or

         o failure to construct a property in accordance with plans and specifications.

A failure of coverage attributable to one of the foregoing events might result in a breach of the related seller's representations described above, and, in such events might give rise to an obligation on the part of such seller to repurchase the defaulted loan if the breach cannot be cured by such seller. No pool insurance policy will cover (and many primary mortgage insurance policies do not cover) a claim in respect of a defaulted loan occurring when the servicer of such loan, at the time of default or thereafter, was not approved by the applicable insurer.

         The original amount of coverage under each pool insurance policy generally will be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent loans to the date of payment of the claim or such other date set forth in the prospectus supplement. Accordingly, if aggregate net claims paid under any pool insurance policy reach the original policy limit, coverage under that pool insurance policy will be exhausted and any further losses will be borne by the related securityholders.

Cross Support

         If specified in the prospectus supplement, the beneficial ownership of separate groups of assets included in a trust may be evidenced by separate classes of the related series of securities. In such case, credit support may be provided by a cross support feature which requires that distributions be made to securities evidencing a beneficial ownership interest in, or secured by, one or more asset groups within the same trust prior to distributions to subordinate securities evidencing a beneficial ownership interest in, or secured by, one or more other asset groups within such trust. The prospectus supplement for a series of securities which includes a cross support feature will describe the manner and conditions for applying such cross support feature.

Other Insurance, Guaranties, Letters of Credit and Similar Instruments or Agreements

         If specified in the prospectus supplement, a trust may also include insurance, guaranties, letters of credit or similar arrangements for the purpose of:

         o maintaining timely payments or providing additional protection against losses on the assets included in such trust,

         o        paying administrative expenses, or

         o establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets. Such arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in such prospectus supplement.

                      YIELD AND PREPAYMENT CONSIDERATIONS

         The yields to maturity and weighted average lives of the securities will be affected primarily by the amount and timing of principal payments received on or in respect of the trust assets. The original terms to maturity of the loans in a given pool will vary depending upon the type of loans included therein. Each prospectus supplement will contain information with respect to the type and maturities of the loans in the related pool. The prospectus supplement will specify the circumstances, if any, under which the related loans will be subject to prepayment penalties. The prepayment experience on the loans in a pool will affect the weighted average life of the securities.

         The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the loan rates borne by the loans, such loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above such loan rates. Conversely, if prevailing interest rates rise appreciably above the loan rates borne by the loans, such loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below such loan rates. However, there can be no assurance that such will be the case.

         The rate of prepayment on the loans cannot be predicted. Home equity loans and home improvement contracts have been originated in significant volume only during the past few years and the sponsor is not aware of any publicly available studies or statistics on the rate of prepayment of such loans. Generally, home equity loans and home improvement contracts are not viewed by borrowers as permanent financing. Accordingly, such loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgage loans. The prepayment experience of the trust may be affected by a wide variety of factors, including:

         o        general economic conditions,

         o        prevailing interest rate levels,

         o        the availability of alternative financing,

         o        homeowner mobility,

         o the frequency and amount of any future draws on any revolving credit line loans,

         o the amounts of, and interest rates on, the underlying senior mortgage loans,

         o the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles.

         Accordingly, the loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the loans. The enforcement of due-on-sale provision will have the same effect as a prepayment of the related loan. See "Certain Legal Aspects of the Loans--Due-on-Sale Clauses".

         The yield to an investor who purchases securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different than the rate anticipated by such investor at the time such securities were purchased.

         Collections on home equity loans may vary because, among other things, borrowers may:

         o make payments during any month as low as the minimum monthly payment for such month or, during the interest-only period for certain revolving credit line loans and, in more limited circumstances, closed-end loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for such month, or

         o make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the loans may vary due to seasonal purchasing and the payment habits of borrowers.

         As specified in the prospectus supplement, certain of the conventional loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or certain transfers by the borrower of the related property. Loans insured by the FHA, and single family loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on such loans may be lower than that of conventional loans bearing comparable interest rates. The master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "Certain Legal Aspects of the Loans" for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the loans.

         When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. The effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to holders of securities because interest on the principal amount of any loan so prepaid will generally be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in such month. Generally, neither full nor partial prepayments will be passed through or paid until the month following receipt.

         Even assuming that the properties provide adequate security for the loans, substantial delays could be encountered in connection with the liquidation of defaulted loans and corresponding delays in the receipt of related proceeds by securityholders could occur. An action to foreclose on a property securing a loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the master servicer to foreclose on or sell the property or to obtain liquidation proceeds sufficient to repay all amounts due on the related loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

         Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

         If the rate at which interest is passed through or paid to the holders of securities of a series is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different loan rates will affect the yield on such securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable pass-through rate and purchase price, because while interest will accrue on each loan from the first day of the month (unless otherwise specified in the prospectus supplement), the distribution of such interest will not be made earlier than the month following the month of accrual.

         Under certain circumstances, the master servicer, the holders of the residual interests in a REMIC or any person specified in the prospectus supplement may have the option to purchase the assets of a trust and thereby effect earlier retirement of the related series of securities. See "The Agreements--Termination; Optional Termination".

         The relative contribution of the various factors affecting prepayment may vary from time to time. There can be no assurance as to the rate of payment of principal of the trust assets at any time or over the lives of the securities.

         The prospectus supplement will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of the securities.

                                 THE AGREEMENTS

         Set forth below is a description of the material provisions of each Agreement which are not described elsewhere in this prospectus. The description is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.

Assignment of the Trust Assets

         Assignment of the Loans. At the time of issuance of the securities, the sponsor will assign the loans to the trustee, without recourse, together with all principal and interest received by or on behalf of the sponsor on or with respect to such loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any amounts specified in the prospectus supplement. The trustee will, concurrently with such assignment, deliver the securities to the sponsor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each loan after application of payments due on or before the Cut-off Date, as well as information regarding the loan rate or annual percentage rate, the maturity of the loan, the LTVs or CLTVs, as applicable, at origination and certain other information.

         Unless otherwise specified in the prospectus supplement, the related Agreement will require that, within the time period specified therein, the sponsor will also deliver or cause to be delivered to the trustee (or to the custodian hereinafter referred to) as to each mortgage loan or home equity loan, among other things:

         o the mortgage note or contract endorsed without recourse in blank or to the order of the trustee,

         o the mortgage, deed of trust or similar instrument with evidence of recording indicated thereon, except that any mortgage not returned from the public recording office, in which case the sponsor will deliver or cause to be delivered a copy of such mortgage together with a certificate that the original of such mortgage was delivered to such recording office,

         o an assignment of the mortgage to the trustee, which assignment will be in recordable form in the case of a mortgage assignment, and

         o such other security documents, including those relating to any senior interests in the property, as may be specified in the prospectus supplement or the related Agreement.

         Unless otherwise specified in the prospectus supplement, the sponsor will promptly cause the assignments of the loans to be recorded in the appropriate public office for real property records. If specified in the prospectus supplement, some or all of the loan documents may not be delivered to the trustee until after the occurrence of certain events specified in the prospectus supplement.

         Unless otherwise specified in the prospectus supplement, the sponsor will as to each home improvement contract, deliver or cause to be delivered to the trustee the original home improvement contract and copies of documents and instruments related to each home improvement contract and, other than in the case of unsecured home improvement contracts, the security interest in the property securing such home improvement contract. In order to give notice of the right, title and interest of securityholders to the home improvement contracts, the sponsor will cause a UCC-1 financing statement to be executed by the sponsor or the seller identifying the trustee as the secured party and identifying all home improvement contracts as collateral. Unless otherwise specified in the prospectus supplement, the home improvement contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the home improvement contracts without notice of such assignment, the interest of securityholders in the home improvement contracts could be defeated. See "Certain Legal Aspects of the Loans--The Home Improvement Contracts."

         The trustee or an appointed custodian will review the loan documents within the time period specified in the prospectus supplement after receipt thereof to ascertain that all required documents have been properly executed and received, and the trustee will hold such documents in trust for the benefit of the related securityholders. Unless otherwise specified in the prospectus supplement, if any such document is found to be missing or defective in any material respect, the trustee (or such custodian) will notify the master servicer and the sponsor, and the master servicer will notify the related seller. If such seller cannot cure the omission or defect within the time period specified in the prospectus supplement after receipt of such notice, such seller will be obligated to either purchase the related loan from the trust at the Purchase Price or if so specified in the prospectus supplement, remove such loan from the trust and substitute in its place one or more other loans that meets certain requirements set forth therein. There can be no assurance that a seller will fulfill this purchase or substitution obligation. Unless otherwise specified in the prospectus supplement, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

         The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

         Notwithstanding the foregoing provisions, with respect to a trust for which a REMIC election is to be made, no purchase or substitution of a loan will be made if such purchase or substitution would result in a prohibited transaction tax under the Code.

         No Recourse to Sellers; Sponsor or Master Servicer. As described above under "--Assignment of the Loans," the sponsor will assign the loans comprising the trust to the trustee, without recourse. However, each seller will be obligated to repurchase or substitute for any loan as to which certain representations and warranties are breached or for failure to deliver certain documents relating to the loans as described herein under "Assignment of the Loans" and "Loan Program--Representations by Sellers; Repurchases." These obligations to purchase or substitute constitute the sole remedy available to the securityholders or the trustee for a breach of any such representation or warranty or failure to deliver a constituent document.

Payments on Loans; Deposits to Security Account

         The master servicer will establish and maintain or cause to be established and maintained with respect to the each trust a separate account or accounts for the collection of payments on the trust assets in the trust (the "Security Account"). The prospectus supplement may provide for other requirements for the Security Account, but if it does not, then the Security Account must be either:

         o maintained with a depository institution the short-term debt obligations of which (or, in the case of a depository institution that is the principal subsidiary of a holding company, the short-term debt obligations of such holding company) are rated in one of the two highest short-term rating categories by the rating agency that rated one or more classes of the related series of securities,

         o an account or accounts the deposits in which are fully insured by the FDIC,

         o an account or accounts the deposits in which are insured by the FDIC to the limits established by the FDIC and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, securityholders have a claim with respect to the funds in such account or accounts, or a perfected first-priority security interest against any collateral securing such funds, that is superior to the claims of any other depositors or general creditors of the depository institution with which such account or accounts are maintained, or

         o an account or accounts otherwise acceptable to such rating agency.

         The collateral eligible to secure amounts in the Security Account is limited to Permitted Investments. A Security Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding distribution date in Permitted Investments. The master servicer or its designee will be entitled to receive any such interest or other income earned on funds in the Security Account as additional compensation and will be obligated to deposit in the Security Account the amount of any loss immediately as realized. The Security Account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided it meets the standards set forth above.

         The master servicer will deposit or cause to be deposited in the Security Account for each trust, to the extent applicable and unless otherwise specified in the prospectus supplement and provided in the related Agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the Cut-off Date (other than certain payments due on or before the Cut-off Date and any excluded amounts):

         o all payments on account of principal and interest (which may be net of the applicable servicing compensation), including principal prepayments and, if specified in the prospectus supplement, any applicable prepayment penalties, on the loans;

         o all net insurance proceeds, less any incurred and unreimbursed advances made by the master servicer, of the hazard insurance policies and any primary mortgage insurance policies, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the master servicer's normal servicing procedures;

         o all proceeds received in connection with the liquidation of defaulted loans, less any expenses of liquidation and any unreimbursed advances made by the master servicer;

         o any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

         o        all advances as described herein under "Advances";

         o all proceeds of any loan or property in respect thereof repurchased by any seller as described under "Loan Program--Representations by Sellers; Repurchases" or "--Assignment of Trust Assets" above and all proceeds of any loan repurchased as described under "--Termination; Optional Termination" below;

         o all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance" below;

         o any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the Security Account and, to the extent specified in the prospectus supplement, any payments required to be made by the master servicer in connection with prepayment interest shortfalls; and

         o all other amounts required to be deposited in the Security Account pursuant to the related agreement.

         The master servicer (or the sponsor, as applicable) may from time to time direct the institution that maintains the Security Account to withdraw funds from the Security Account for the following purposes:

         o to pay to the master servicer the servicing fees described in the prospectus supplement and, as additional servicing compensation, earnings on or investment income with respect to funds in the Security Account credited thereto;

         o to reimburse the master servicer for advances, such right of reimbursement with respect to any loan being limited to amounts received that represent late recoveries of payments of principal and/or interest on such loan (or insurance proceeds or liquidation proceeds with respect thereto) with respect to which such advance was made;

         o to reimburse the master servicer for any advances previously made which the master servicer has determined to be nonrecoverable;

         o to reimburse the master servicer from insurance proceeds for expenses incurred by the master servicer and covered by insurance policies;

         o to reimburse the master servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the master servicer in the performance of its servicing obligations, such right of reimbursement being limited to amounts received representing late recoveries of the payments for which such advances were made;

         o to pay to the master servicer, with respect to each loan or property acquired in respect thereof that has been purchased by the master servicer pursuant to the Agreement, all amounts received thereon and not taken into account in determining the principal balance of such repurchased loan,

         o to reimburse the master servicer or the sponsor for expenses incurred and reimbursable pursuant to the Agreement;

         o to withdraw any amount deposited in the Security Account and not required to be deposited therein; and

         o to clear and terminate the Security Account upon termination of the Agreement.

         In addition, unless otherwise specified in the prospectus supplement, on or prior to the business day immediately preceding each distribution date, the master servicer shall withdraw from the Security Account the amount of available funds, to the extent on deposit, for deposit in an account maintained by the trustee.

         The applicable Agreement may require the master servicer to establish and maintain one or more escrow accounts into which mortgagors deposit amounts sufficient to pay taxes, assessments, hazard insurance premiums or comparable items. Withdrawals from the escrow accounts maintained for mortgagors may be made to effect timely payment of taxes, assessments and hazard insurance premiums or comparable items, to reimburse the master servicer out of related assessments for maintaining hazard insurance, to refund to mortgagors amounts determined to be overages, to remit to mortgagors, if required, interest earned, if any, on balances in any of the escrow accounts, to repair or otherwise protect the property and to clear and terminate any of the escrow accounts. The master servicer will be solely responsible for administration of the escrow accounts and will be expected to make advances to such account when a deficiency exists therein.

Pre-Funding Account

         If so provided in the prospectus supplement, the master servicer will establish and maintain, in the name of the trustee on behalf of the securityholders, a pre-funding account into which the sponsor will deposit cash on the Closing Date. The pre-funding account will be maintained with the trustee. The deposit will not exceed 50% of the initial aggregate principal amount of the securities. The money will be used by the trustee to purchase additional loans from the sponsor from time to time during the funding period. Monies on deposit in the pre-funding account will not be available to cover losses on or in respect of the loans. The funding period for a trust will begin on the Closing Date and will end on the date specified in the prospectus supplement, which will not be later than one year after the Closing Date. Monies on deposit in the pre-funding account may be invested in Permitted Investments as specified in the related Agreement. Earnings on investment of funds in the pre-funding account will be applied as specified in the prospectus supplement and losses will be charged against the funds on deposit in the pre-funding account. Any amounts remaining in the pre-funding account at the end of the funding period will be distributed to securityholders as a prepayment of principal, in the manner and priority specified in the prospectus supplement.

         In addition, if so provided in the prospectus supplement, on the related Closing Date the sponsor will make a deposit to a capitalized interest account, which will be maintained with the trustee. The funds on deposit in the capitalized interest account will be used solely to cover shortfalls in interest that may arise as a result of utilization of the pre-funding account. Monies on deposit in the capitalized interest account will not be available to cover losses on or in respect of the loans. To the extent that the entire amount on deposit in the capitalized interest account has not been used to cover shortfalls in interest by the end of the funding period, any remaining amounts will be paid to the sponsor.

Subservicing by Sellers

         The master servicer may enter into subservicing agreements with any servicing entity which will act as the subservicer for the loans, which will not contain any terms inconsistent with the related Agreement. While each subservicing agreement will be a contract solely between the master servicer and the subservicer, the Agreement pursuant to which a series of securities is issued will provide that, if for any reason the master servicer for such series of securities is no longer the master servicer of the loans, the trustee or any successor master servicer must recognize the subservicer's rights and obligations under such subservicing agreement. Notwithstanding any such subservicing arrangement, unless otherwise provided in the prospectus supplement, the master servicer will remain liable for its servicing duties and obligations under the master servicing agreement as if the master servicer alone were servicing the loans.

Collection Procedures

         The master servicer, directly or through one or more subservicers, will make reasonable efforts to collect all payments called for under the loans and will, consistent with each Agreement and any pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the loans. Consistent with the above, the master servicer may, in its discretion:

         o waive any prepayment charge, assumption fee, late payment or other charge in connection with a loan, and

         o to the extent not inconsistent with the coverage of such loan by a pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty, bankruptcy bond or alternative arrangements, if applicable, suspend or reduce regular monthly payment for a period of up to six months, or arrange with a borrower a schedule for the liquidation of delinquencies.

         To the extent the master servicer is obligated to make or cause to be made advances, such obligation will remain during any period of such an arrangement.

         Under the Agreement, the master servicer will be required to enforce due-on-sale clauses with respect to any loans to the extent contemplated by the terms of such loans and permitted by applicable law. Where an assumption of, or substitution of liability with respect to, a loan is required by law, upon receipt of assurance that the primary mortgage insurance policy covering such loan will not be affected, the master servicer may permit the assumption of a loan, pursuant to which the borrower would remain liable on the related loan note, or a substitution of liability with respect to such loan, pursuant to which the new borrower would be substituted for the original borrower as being liable on the loan note. Any fees collected for entering into an assumption or substitution of liability agreement may be retained by the master servicer as additional servicing compensation. In connection with any assumption or substitution, the loan rate borne by the related loan note may not be changed.

Hazard Insurance

         Except as otherwise specified in the prospectus supplement, the master servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing coverage against loss by fire and other hazards which are covered under the standard extended coverage endorsement customary for the type of property in the state in which such property is located. Such coverage will be in an amount that is at least equal to the lesser of:

         o the maximum insurable value of the improvements securing such loan from time to time and

         o        the greater of

                  o the combined principal balance owing on such loan and any mortgage loan senior to such loan and

                  o an amount such that the proceeds of such policy shall be sufficient to prevent the mortgagor or obligor and/or the lender from becoming a co-insurer.

All amounts collected by the master servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the property or released to the mortgagor or obligor in accordance with the master servicer's normal servicing procedures) will be deposited in the related Security Account. In the event that the master servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit from its own funds into the Security Account the amounts which would have been deposited therein but for such clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover (among other things) any physical damage resulting from the following:

         o        war,

         o        revolution,

         o        governmental actions,

         o        floods and other water-related causes,

         o earth movement, including earthquakes, landslides and mud flows,

         o        nuclear reactions,

         o        wet or dry rot,

         o        vermin, rodents, insects or domestic animals,

         o        theft and, in certain cases, vandalism.

The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive.

         If, however, any mortgaged property at the time of origination of the related loan is located in an area identified by the Flood Emergency Management Agency as having special flood hazards and flood insurance has been made available, the master servicer will cause to be maintained with a generally acceptable insurance carrier a flood insurance policy in accordance with mortgage servicing industry practice. Such flood insurance policy will provide coverage in an amount not less than the lesser of the principal balance of the loan and the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, but not more than the maximum amount of such insurance available for the related mortgaged property under either the regular or emergency programs of the National Flood Insurance Program.

         The hazard insurance policies covering properties securing the loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (a) the replacement costs of the improvements less physical depreciation and (b) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property.

Primary Mortgage Insurance

         The master servicer will maintain or cause to be maintained, as the case may be, in full force and effect, to the extent specified in the prospectus supplement, a primary mortgage insurance policy with regard to each loan for which such coverage is required. The master servicer will not cancel or refuse to renew any such primary mortgage insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement primary mortgage insurance policy for such cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of such series that have been rated.

         Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a mortgage loan will consist of the insured percentage of the unpaid principal amount of the covered loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less:

         o all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the property,

         o hazard insurance proceeds in excess of the amount required to restore the property and which have not been applied to the payment of the loan,

         o amounts expended but not approved by the insurer of the related primary mortgage insurance policy,

         o        claim payments previously made by the insurer, and

         o        unpaid premiums.

         Primary mortgage insurance policies reimburse certain losses sustained by reason of default in payments by borrowers. Primary mortgage insurance policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including:

         o fraud or negligence in ordination or servicing of the loans, including misrepresentation by the originator, mortgagor (or obligor) or other persons involved in the origination of the loan;

         o failure to construct the property subject to the loan in accordance with specified plans;

         o        physical damage to the property; and

         o the related subservicer not being approved as a servicer by the insurer.

         Evidence of each primary mortgage insurance policy will be provided to the trustee simultaneously with the transfer to the trustee of the loan. The master servicer, on behalf of itself, the trustee and securityholders, is required to present claims to the insurer under any primary mortgage insurance policy and to take such reasonable steps as are necessary to permit recovery thereunder with respect to defaulted loans. Amounts collected by the master servicer on behalf of the master servicer, the trustee and securityholders shall be deposited in the related Security Account for distribution as set forth above. The master servicer will not cancel or refuse to renew any primary mortgage insurance policy required to be kept in force by the Agreement.

Claims Under Insurance Policies and Other Realization Upon Defaulted Loans

         The master servicer, on behalf of the trustee and securityholders, will present claims to the insurer under any applicable insurance policies. If the property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property, the master servicer is not required to expend its own funds to restore the damaged property unless it determines (a) that such restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (b) that such expenses will be recoverable by it from related insurance proceeds or liquidation proceeds.

         If recovery on a defaulted loan under any insurance policy is not available, or if the defaulted loan is not covered by an insurance policy, the master servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted loan. If the proceeds of any liquidation of the property securing the defaulted loan are less than the principal balance of such loan plus interest accrued thereon that is payable to securityholders, the trust will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the master servicer in connection with such proceedings and which are reimbursable under the Agreement.

         The proceeds from any liquidation of a loan will be applied in the following order of priority:

         first, to reimburse the master servicer for any unreimbursed expenses incurred by it to restore the related property and any unreimbursed servicing compensation payable to the master servicer with respect to such loan;

         second, to reimburse the master servicer for any unreimbursed advances with respect to such loan;

         third, to accrued and unpaid interest (to the extent no advance has been made for such amount) on such loan; and

         fourth, as a recovery of principal of such loan.

Servicing and Other Compensation and Payment of Expenses

         The master servicer's primary compensation for its activities as master servicer will come from the payment to it, with respect to each interest payment on a loan, of the amount specified in the prospectus supplement. As principal payments are made on the loans, the portion of each monthly payment which represents interest will decline, and thus servicing compensation to the master servicer will decrease as the loans amortize. Prepayments and liquidations of loans prior to maturity will also cause servicing compensation to the master servicer to decrease. As compensation for its servicing duties, a subservicer, if any, will be entitled to a monthly servicing fee as described in the prospectus supplement. In addition, the master servicer or subservicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable Security Account (unless otherwise specified in the prospectus supplement).

         The master servicer will pay or cause to be paid certain ongoing expenses associated with each trust and incurred by it in connection with its responsibilities under the related Agreement, including, without limitation, and if so specified in the prospectus supplement, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of subservicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of subservicers and sellers under certain limited circumstances.

Evidence as to Compliance

         Each Agreement will provide that the master servicer at its expense shall cause a firm of independent public accountants to furnish a report annually to the trustee to the effect that such firm has performed certain procedures specified in the Agreement and that such review has disclosed no items of noncompliance with the provisions of such Agreement which, in the opinion of such firm, are material, except for such items of noncompliance as shall be set forth in such report.

         Each Agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by an officer of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding year.

Certain Matters Regarding the Master Servicer and the Sponsor

         The master servicer under each pooling and servicing agreement or master servicing agreement, as applicable, will be named in the prospectus supplement. The entity serving as master servicer may have normal business relationships with the sponsor or the sponsor's affiliates.

         Each Agreement will provide that the master servicer may not resign from its obligations and duties under the Agreement except upon (a) appointment of a successor servicer and receipt by the trustee of a letter from the applicable rating agency that such resignation and appointment will not result in a downgrade of the securities or (b) a determination that its duties thereunder are no longer permissible under applicable law. The master servicer may, however, be removed from its obligations and duties as set forth in the Agreement. No such resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Agreement.

         Each Agreement will further provide that neither the master servicer, the sponsor nor any director, officer, employee, or agent of the master servicer or the sponsor (collectively, the "Indemnified Parties") will be under any liability to the related trust or securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the master servicer, the sponsor nor any such person will be protected against any liability which would otherwise be imposed by reason of wilful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that each Indemnified Party will be entitled to indemnification by the related trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the securities for such series, other than any loss, liability or expense related to any specific loan or loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of such Indemnified Party's duties thereunder or by reason of reckless disregard by such Indemnified Party of obligations and duties thereunder. In addition, each Agreement will provide that neither the master servicer nor the sponsor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer or the sponsor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the trust and the master servicer or the sponsor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to securityholders.

         Except as otherwise specified in the prospectus supplement, any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each Agreement, provided that such person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac and further provided that such merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of securities of such series that have been rated.

Events of Default; Rights Upon Event of Default

         Pooling and Servicing Agreement; Master Servicing Agreement. Except as otherwise specified in the prospectus supplement, events of default under each Agreement will consist of:

         o any failure by the master servicer to make an Advance which continues unremedied for one business day

         o any failure by the master servicer to make or cause to be made any other required payment pursuant to the Agreement which continues unremedied for five days after written notice of such failure to the master servicer in the manner specified in the Agreement;

         o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for sixty days after written notice of such failure to the master servicer in the manner specified in the Agreement; and

         o certain events of insolvency, readjustments of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

         If specified in the prospectus supplement, the Agreement will permit the trustee to sell the trust assets and the other assets of the trust described under "Credit Enhancement" herein in the event that payments in respect thereto are insufficient to make payments required in the Agreement. The trust assets will be sold only under the circumstances and in the manner specified in the prospectus supplement.

         Unless otherwise provided in the prospectus supplement, so long as an event of default under an Agreement remains unremedied, the trustee may, and at the direction of holders of securities evidencing not less than 25% of the aggregate voting rights of such series and under such other circumstances as may be specified in such Agreement, the trustee shall terminate all of the rights and obligations of the master servicer under the Agreement relating to such trust and in and to the related trust assets, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Agreement, including, if specified in the prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution which is a Fannie Mae or Freddie Mac approved servicer with a net worth of a least $10,000,000 to act as successor to the master servicer under the Agreement. Pending such appointment, the trustee is obligated to act in such capacity. The trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement.

         Unless otherwise provided in the prospectus supplement, no securityholder, solely by virtue of such holder's status as a securityholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement, unless such holder previously has given to the trustee written notice of default and unless the holders of securities evidencing not less than 25% of the aggregate voting rights for such series have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any such proceeding. However, the trustee is under no obligation to exercise any of the trusts or powers vested in it by the Agreement for any series or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any securityholders, unless such securityholders have offered and provided to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

         Indenture. Except as otherwise specified in the prospectus supplement, events of default under the indenture for each series of notes include:

         o a default in the payment of any principal of or interest on any note which continues unremedied for five days after the giving of written notice of such default is given as specified in the prospectus supplement;

         o failure to perform in any material respect any other covenant of the sponsor or the trust in the indenture which continues for a period of sixty (60) days after notice thereof is given in accordance with the procedures described in the prospectus supplement;

         o certain events of bankruptcy, insolvency, receivership or liquidation of the sponsor or the trust; or

         o any other event of default provided with respect to notes of that series including but not limited to certain defaults on the part of the issuer, if any, of a credit enhancement instrument supporting such notes.

         If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of such series may declare the principal amount (or, if the notes have an interest rate of 0%, such portion of the principal amount as may be specified in the terms of that series, as provided in the prospectus supplement) of all the notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the aggregate voting rights of the notes of such series.

         If, following an event of default with respect to any series of notes, the notes of such series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of such series as they would have become due if there had not been such a declaration. In addition, unless otherwise specified in the prospectus supplement, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, other than a default in the payment of any principal or interest on any note of such series for which continues unremedied for no more than five days after written notice of such default is given as specified in the prospectus supplement, unless:

         o the holders of 100% of the aggregate voting rights of the notes of such series consent to such sale,

         o the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of such series at the date of such sale, or

         o the trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such notes as such payments would have become due if such notes had not been declared due and payable, and the trustee obtains the consent of the holders of 662/3% of the aggregate voting rights of the notes of such series.

         In the event that the trustee liquidates the collateral in connection with an event of default involving a default in the payment of principal of or interest on the notes of a series which continues unremedied for five days after written notice of such default is given as specified in the prospectus supplement, the indenture provides that the trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an event of default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of such an event of default.

         Except as otherwise specified in the prospectus supplement, in the event the principal of the notes of a series is declared due and payable, as described above, the holders of any such notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

         Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of notes of such series, unless such holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of such series, and the holders of a majority of the then aggregate outstanding amount of the notes of such series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of such series affected thereby.

Amendment

         Except as otherwise specified in the prospectus supplement, each Agreement may be amended by the sponsor, the master servicer and the trustee, without the consent of any of the securityholders:

         o        to cure any ambiguity;

         o to correct a defective provision or correct or supplement any provision therein which may be inconsistent with any other provision therein;

         o to make any other revisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof; or

         o to comply with any requirements imposed by the Code or any regulation thereunder, provided, however, that no such amendments (except those pursuant to this clause) will adversely affect in any material respect the interests of any securityholder.

         An amendment will be deemed not to adversely affect in any material respect the interests of the securityholders if the trustee receives a letter from each rating agency requested to rate the class or classes of securities of such series stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to such securities. Each Agreement may also be amended by the sponsor, the master servicer and the trustee with consent of holders of securities of such series evidencing not less than 66 2/3% of the aggregate voting rights of each class affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related securities; provided, however, that no such amendment may (a) reduce in any manner the amount of, or delay the timing of, payments received on loans which are required to be distributed on any security without the consent of the holder of such security, or (b) with respect to any series of certificates, reduce the aforesaid percentage of securities of any class the holders of which are required to consent to any such amendment without the consent of the holders of all securities of such class covered by such Agreement then outstanding. If a REMIC election is made with respect to a trust, the trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such trust to fail to qualify as a REMIC.

Termination; Optional Termination

         Pooling and Servicing Agreement; Trust Agreement. Unless otherwise specified in the related Agreement, the obligations created by each pooling and servicing agreement and trust agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the Security Account or by the master servicer and required to be paid to them pursuant to such Agreement following the later of:

         (a) the final payment of or other liquidation of the last of the trust assets subject thereto or the disposition of all property acquired upon foreclosure of any such trust assets remaining in the trust, and

         (b) the purchase by the master servicer or, if REMIC treatment has been elected and if specified in the prospectus supplement, by the holder of the residual interest or any other party specified to have such rights (see "Federal Income Tax Consequences" below), from the related trust of all of the remaining trust assets and all property acquired in respect of such trust assets.

         Unless otherwise specified by the prospectus supplement, any such purchase of trust assets and property acquired in respect of trust assets evidenced by a series of securities will be made at the option of the master servicer, such other person or, if applicable, such holder of the REMIC residual interest, at a price specified in the prospectus supplement. The exercise of such right will effect early retirement of the securities of that series, but the right of the master servicer, such other person or, if applicable, such holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related trust assets being less than the percentage specified in the prospectus supplement of the aggregate principal balance of the trust assets at the Cut-off Date for the series. The foregoing is subject to the provision that if a REMIC election is made with respect to a trust, any repurchase pursuant to clause (b) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Code.

         Indenture. The indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the indenture) upon the delivery to the trustee for cancellation of all the notes of such series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of such series.

         In addition to such discharge with certain limitations, the indenture will provide that, if so specified with respect to the notes of any series, the related trust will be discharged from any and all obligations in respect of the notes of such series (except for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of such series, to replace stolen, lost or mutilated notes of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of such series on the last scheduled distribution date for such notes and any installment of interest on such notes in accordance with the terms of the indenture and the notes of such series. In the event of any such defeasance and discharge of notes of such series, holders of notes of such series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

The Trustee

         The trustee under each Agreement will be named in the prospectus supplement. The commercial bank, savings and loan association or trust company serving as trustee may have normal banking relationships with the sponsor, the master servicer and any of their respective affiliates.

                       CERTAIN LEGAL ASPECTS OF THE LOANS

         The following discussion contains summaries, which are general in nature, of certain legal matters relating to the loans. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor do they encompass the laws of all states in which the security for the loans is situated. The descriptions are qualified in their entirety by reference to the applicable federal laws and the appropriate laws of the states in which loans may be originated.

General

         The loans for a series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

Foreclosure/Repossession

         Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states (such as California), the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In some states (including California), the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states (including California), published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.


         Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.

         Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the


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

burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

         Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

         When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary so to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "Junior Mortgages; Rights of Senior Mortgagees" below.

Environmental Risks

         Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states such a lien has priority over the lien of an existing mortgage against such property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the United States Environmental Protection Agency ("EPA") may impose a lien on property where the EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

         Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an owner or operator for the costs of addressing releases or threatened releases of hazardous substances at a mortgaged property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for such costs on any and all responsible parties, including owners or operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest (the "secured creditor exclusion"). Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an owner or operator under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment (including leasing the facility or property to a third party), or fails to market the property in a timely fashion.


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

         If a lender is or becomes liable, it can bring an action for contribution against any other responsible parties, including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that such costs arising from the circumstances set forth above would result in a loss to securityholders.

         CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under such rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. In addition, under the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

         Except as otherwise specified in the applicable supplement, at the time the mortgage loans were originated, no environmental assessment or a very limited environmental assessment of the mortgaged properties was conducted.

         Whether actions taken by a lender would constitute participation in the management of a mortgaged property, or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender has been a matter of judicial interpretation of the statutory language, and court decisions have been inconsistent. In 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exemption to the lender.

         This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, which was signed into law by President Clinton on September 30, 1996. The new legislation provides that in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The legislation also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property.

         Except as otherwise specified in the prospectus supplement, at the time the loans were originated, no environmental assessments or very limited environmental assessments of the properties were conducted.


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

Rights of Redemption

         In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states (including California), this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

Anti-Deficiency Legislation; Bankruptcy Laws; Tax Liens

         Certain states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property at the time of the foreclosure sale. As a result of these prohibitions, it is anticipated that in most instances the master servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

         Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.


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

         In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the loans underlying a series of securities and possible reductions in the aggregate amount of such payments.

         The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party.

Due-on-Sale Clauses

         Each conventional loan generally will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the property, the loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restrictions on the right of lenders to enforce such clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses are generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (a) originated or assumed during the "window period" under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and (b) originated by lenders other than national banks, federal savings institutions and federal credit unions. Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Garn-St Germain Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related property to an uncreditworthy person, which could increase the likelihood of



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default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

         In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

Enforceability of Prepayment and Late Payment Fees

         Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the loans. The absence of such a restraint on prepayment, particularly with respect to fixed rate loans having higher loan rates, may increase the likelihood of refinancing or other early retirement of such loans or contracts. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

Applicability of Usury Laws

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

         Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

The Home Improvement Contracts

         General. The home improvement contracts, other than those home improvement contracts that are unsecured or secured by mortgages on real estate (such home improvement contracts are hereinafter referred to in this section as "contracts") generally are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Pursuant to the UCC,


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the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related Agreement, the sponsor will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the sponsor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the trust's ownership of the contracts. Unless otherwise specified in the prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the sponsor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the trust's interest in the contracts could be defeated.

         Security Interests in Home Improvements. The contracts that are secured by the home improvements financed thereby grant to the originator of such contracts a purchase money security interest in such home improvements to secure all or part of the purchase price of such home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in such home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

         Enforcement of Security Interest in Home Improvements. So long as the home improvement has not become subject to the real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by self-help repossession that is peaceful (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before such resale.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.


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         Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.


         Consumer Protection Laws. The so-called "Holder-in-Due Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

         Applicability of Usury Laws. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that, subject to the following conditions, state usury limitations shall not apply to any contract which is secured by a first lien on certain kinds of consumer goods. The contracts would be covered if they satisfy certain conditions governing, among other things, the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

         Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

Installment Contracts

         The loans may also consist of installment contracts. Under an installment contract the seller (referred to in this section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (referred to in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.



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

         The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

Soldiers' and Sailors' Civil Relief Act

         Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on certain of the loans. Unless otherwise provided in the prospectus supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to securityholders. The Relief Act also imposes limitations which would impair the ability of the master servicer to foreclose on an affected loan during the borrower's period of active duty status. Moreover, the Relief Act permits the extension of a loan's maturity and the re-adjustment of its payment schedule beyond the completion of military service. Thus, in the event that such a loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Property in a timely fashion.

Junior Mortgages; Rights of Senior Mortgagees

         To the extent that the loans comprising the trust for a series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the trust (and therefore the securityholders), as mortgagee under any such junior mortgage, are



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subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

         The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under a senior mortgage will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

         Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor reimbursing the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

         The form of credit line trust deed or mortgage generally used by most institutional lenders which make revolving credit line loans typically contains a future advance clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the Cut-off Date with respect to any mortgage will not be included in the trust. The priority of the lien securing any advance made under a future advance clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of such intervening junior trust deeds or mortgages and other liens at the time of the advance. In


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

most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

Consumer Protection Laws

         Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the originating, servicing and enforcing of loans secured by single family properties. These laws include the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, Real Estate Settlement Procedures Act and Regulation B promulgated thereunder, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. In particular, Regulation Z requires certain disclosures to borrowers regarding the terms of the loans; the Equal Credit Opportunity Act and Regulation B promulgated thereunder prohibit discrimination in the extension of credit on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act; and the Fair Credit Reporting Act regulates the use and reporting of information related to the borrower's credit experience. Certain provisions of these laws impose specific statutory liabilities upon lenders who fail to comply therewith. In addition, violations of such laws may limit the ability of the sellers to collect all or part of the principal of or interest on the loans and could subject the sellers and in some cases their assignees to damages and administrative enforcement.

                        FEDERAL INCOME TAX CONSEQUENCES
General

         The following is a summary of the anticipated material federal income tax consequences of the purchase, ownership, and disposition of the securities and is based on advice of tax counsel. The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and those changes could apply retroactively.

         The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold securities as capital assets within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Prospective investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.

         The federal income tax consequences to holders will vary depending on whether

         o        the securities are classified as indebtedness;

         o an election is made to treat the trust as a REMIC or a FASIT under the Internal Revenue Code of 1986, as amended (the "Code");

         o the securities represent an ownership interest in some or all of the trust assets; or

         o        an election is made to treat the trust as a partnership.

         The prospectus supplement will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC or FASIT election will be made.

Taxation of Debt Securities

         Status as Real Property Loans. Except to the extent otherwise provided in the prospectus supplement, tax counsel will have advised the sponsor that:

         o securities held by a domestic building and loan association will constitute "loans... secured by an interest in real property" within the meaning of Code Section
                  7701(a)(19)(C)(v); and

         o securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code
                  Section 856(c)(5)(A) and interest on these securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B).

         The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

         Interest and Acquisition Discount. Securities representing regular interests in a REMIC are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the regular interest securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's normal accounting method. Interest, other than original issue discount, on securities, other than regular interest securities, that are characterized as indebtedness for federal income tax purposes will be includible in income by holders in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and regular interest securities will be referred to collectively as debt securities. If a FASIT election is made, the material federal tax income consequences for investors associated with the purchase, ownership and disposition of those securities will be set forth under the heading "Federal Income Tax Consequences" in the prospectus supplement.

         Debt securities that are compound interest securities will, and other debt securities may, be issued with original issue discount, which we refer to as "OID". The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued on February 2, 1994, which we refer to as "OID

Regulations". A holder should be aware, however, that the OID Regulations do not adequately address some issues relevant to prepayable securities, such as the debt securities.

         In general, OID, will equal the difference between the stated redemption price at maturity of a debt security and its issue price. A holder of a debt security must include OID in gross income as ordinary interest income as it accrues under an accrual method of accounting. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a debt security will be considered to be zero if it is less than a de minimis amount determined under the Code.

         The issue price of a debt security is the first price at which a substantial amount of debt securities of that class are sold to the public, excluding bond houses, brokers, underwriters or wholesalers. If less than a substantial amount of a particular class of debt securities is sold for cash on or prior to the closing date, the issue price for the class will be treated as the fair market value of the class on the closing date. The issue price of a debt security also includes the amount paid by an initial debt security holder for accrued interest that relates to a period prior to the issue date of the debt security. The stated redemption price at maturity of a debt security includes the original principal amount of the debt security, but generally will not include distributions of interest if distributions constitute qualified stated interest.

         Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate, which we describe below, and those interest payments are unconditionally payable at intervals of one year or less during the entire term of the debt security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Some debt securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on those debt securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, where debt securities do not provide for default remedies, the interest payments will be included in the debt security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on debt securities on which deferred interest will accrue will not constitute qualified stated interest payments and will be part of the stated redemption price at maturity of those debt securities. Where the interval between the issue date and the first distribution date on a debt security is either longer or shorter than the interval between subsequent distribution dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a debt security with a long first period which has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the debt security will generally have OID. Holders of debt securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a debt security.

         Under the de minimis rule, OID on a debt security will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the debt security multiplied by the weighted average maturity of the debt security. For this purpose, the weighted average maturity of the debt security is computed as the sum of the amounts determined by multiplying the number of full years from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the debt security and the denominator of which is the stated redemption price at maturity of the debt security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the debt security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

         Debt securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally,

         o        the interest is unconditionally payable at least annually,

         o the issue price of the debt instrument does not exceed the total noncontingent principal payments and

         o interest is based on a qualified floating rate, an objective rate, or a combination of qualified floating rates that do not operate in a manner that significantly accelerates or defers interest payments on the debt security.

In the case of compound interest securities, some interest weighted securities, and other debt securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

         The IRS recently issued final regulations governing the calculation of OID on instruments having contingent interest payments. The regulations specifically do not apply for purposes of calculating OID on debt instruments subject to Code Section 1272(a)(6), such as the debt security. Additionally, the OID Regulations do not contain provisions specifically interpreting Code
Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the trustee intends to base its computation on Code Section 1272(a)(6) and the OID Regulations as described in this Prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that this methodology represents the correct manner of calculating OID.

         The holder of a debt security issued with OID must include in gross income, for all days during its taxable year on which it holds the debt security, the sum of the "daily portions" of the OID. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period. In the case of a debt security that is not a regular interest security and the principal payments on which are not subject to acceleration resulting from prepayments on the loans, the amount of OID includible in income of a holder for an accrual period, which generally is the period over which interest accrues on the debt instrument, will equal the product of the yield to maturity of the debt security and the adjusted issue price of the debt security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price


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

plus prior accruals or OID, reduced by the total payments made with respect to the debt security in all prior periods, other than qualified stated interest payments.

         The amount of OID to be included in income by a holder of a debt instrument, that is subject to acceleration due to prepayments on other debt obligations securing such instruments, is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument. The amount of OID that will accrue during an accrual period on a this type of security is the excess, if any, of the sum of

         o the present value of all payments remaining to be made on the security as of the close of the accrual period and

         o the payments during the accrual period of amounts included in the stated redemption price of the security, over the adjusted issue price of the security at the beginning of the accrual period.

         The present value of the remaining payments is to be determined on the basis of three factors:

         o the original yield to maturity of the pay-through security, which is determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period,

         o events which have occurred before the end of the accrual period, and

         o the assumption that the remaining payments will be made in accordance with the original prepayment assumption.

The effect of this method is to increase the portions of OID required to be included in income by a holder to take into account prepayments with respect to the loans at a rate that exceeds the prepayment assumption, and to decrease, but not below zero for any period, the portions of OID required to be included in income by a holder of this type of security to take into account prepayments with respect to the loans at a rate that is slower than the prepayment assumption. Although OID will be reported to holders of these securities based on the prepayment assumption, no representation is made to holders that loans will be prepaid at that rate or at any other rate.

         The sponsor may adjust the accrual of OID on a class of regular interest securities or other regular interests in a REMIC in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a class of regular interest securities could increase.

         Some classes of regular interest securities may represent more than one class of REMIC regular interests. Unless otherwise provided in the prospectus supplement, the trustee intends, based on the OID Regulations, to calculate OID on these securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

         A subsequent holder of a debt security will also be required to include OID in gross income, but a holder who purchases that debt security for an amount that exceeds its adjusted issue price will be entitled, as will an initial holder who pays more than a debt security's issue price, to offset such OID by comparable economic accruals of portions of the excess.

         Effects of Defaults and Delinquencies. Holders will be required to report income with respect to the securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that those amounts are uncollectible. As a result, the amount of income, including OID, reported by a holder of that security in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss, or will be allowed to report a lesser amount of income, to the extent that the aggregate amount of distributions on the securities is deducted as a result of a loan default. However, the timing and character of the losses or reductions in income are uncertain and, accordingly, holders of securities should consult their own tax advisors on this point.

         Interest Weighted Securities. It is not clear how income should be accrued with respect to regular interest securities or stripped securities, which we define under "--Tax Status as a Grantor Trust; General", the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying pass-through securities which we refer to interest weighted securities and define below. The sponsor intends to take the position that all of the income derived from an interest weighted security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the interest weighted security as a compound interest security. However, in the case of interest weighted securities that are entitled to some payments of principal and that are regular interest securities the IRS could assert that income derived from an interest weighted security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for the security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that an interest weighted security should be taxable under the rules governing bonds issued with contingent payments. That treatment may be more likely in the case of interest weighted securities that are stripped securities as described below. See "--Tax Status as a Grantor Trust--Discount or Premium on Pass-Through Securities."

         Variable Rate Debt Securities. In the case of debt securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that

         o        the yield to maturity of those debt securities and

         o in the case of pay-through securities, the present value of all payments remaining to be made on those debt securities, should be calculated as if the interest index remained at its value as of the issue date of those securities.

Because the proper method of adjusting accruals of OID on a variable rate debt security is uncertain, holders of variable rate debt securities should consult their own tax advisers regarding the appropriate treatment of such securities for federal income tax purposes.

         Market Discount. A purchaser of a security may be subject to the market discount rules of Sections 1276-1278 of the Code. A holder that acquires a debt security with more than a prescribed de minimis amount of market discount, which generally is the excess of the principal amount of the debt security over the purchaser's purchase price, will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the debt security received in that month and, if the securities are sold, the gain realized. Market discount would accrue in a manner to be provided in Treasury regulations but, until regulations are issued, market discount would in general accrue either:

         o on the basis of a constant yield, in the case of a security subject to prepayment, taking into account a prepayment assumption, or

         o in the ratio of (a) in the case of securities or the loans underlying pass-through security that have not been originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities or the loans underlying pass-through security originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

         Section 1277 of the Code provides that, regardless of the origination date of the debt security or the loans for a pass-through security, the excess of interest paid or accrued to purchase or carry a security or the underlying loans for a pass-through security with market discount over interest received on the security is allowed as a current deduction only to the extent excess is greater than the market discount that accrued during the taxable year in which interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when market discount is included in income, including upon the sale, disposition, or repayment of the security or an underlying loan for a pass-through security. A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by holder during the taxable year the election is made and after, in which case the interest deferral rule will not apply.

         Premium. A holder who purchases a debt security, other than an interest weighted security to the extent described above, at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on such security, and not as a separate deduction item, on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of pay-through securities will be calculated using the prepayment assumption used in pricing. If a holder makes an election to amortize premium on a debt security, the election will apply to all taxable debt instruments, including all REMIC regular interests and all pass-through securities representing ownership interests in a trust holding debt obligations, held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired after by the holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities should consult their tax advisers regarding the election to amortize premium and the method to be employed. Recently, the IRS issued final regulations dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the securities. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the securities should consult their tax advisors regarding the possible application of these regulations.

         Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a holder of a debt security to elect to accrue all interest, discount, including de minimis market or OID, and premium income as interest, based on a constant yield method for debt securities acquired on or after April 4, 1994. If an election were to be made with respect to a debt security with market discount, the holder of the debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the debt security acquires during the year of the election or thereafter. Similarly, a holder of a debt security that makes this election for a debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium for all debt instruments having amortizable bond premium that such holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method for a debt security is irrevocable.

Taxation of the REMIC and its Holders

         General. In the opinion of tax counsel, if a REMIC election is made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as a REMIC as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as regular interests or residual interests in a REMIC, as specified in the prospectus supplement.

         Except to the extent specified otherwise in a prospectus supplement, if a REMIC election is made with respect to a series of securities,

         o securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi), assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code
                  Section 7701(a)(19)(C); and

         o securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code
                  Section 856(c)(5)(B), and income with respect to the securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets.

If less than 95% of the REMIC's assets consist of assets described above, then a security will qualify for the tax treatment described above in the proportion that REMIC assets are qualifying assets.

         The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

REMIC Expenses; Single Class REMICs

         As a general rule, all of the expenses of a REMIC will be taken into account by holders of the residual interest securities. In the case of a single class REMIC, however, the expenses will be allocated, under Treasury regulations, among the holders of the regular interest securities and the holders of the residual interest securities, which we define below, on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. In the case of a holder of a regular interest security who is an individual or a pass-through interest holder, including certain pass-through entities but not real estate investment trusts, expenses will be deductible only to the extent that expenses, plus other "miscellaneous itemized deductions" of the holder, exceed 2% of the holder's adjusted gross income. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount, which amount will be adjusted for inflation for taxable years beginning after 1990, will be reduced by the lesser of:

         o 3% of the excess of adjusted gross income over the applicable amount, or

         o 80% of the amount of itemized deductions otherwise allowable for such taxable year.

         The reduction or disallowance of this deduction may have a significant impact on the yield of the regular interest security to such a holder. In general terms, a single class REMIC is one that either:

         o would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or

         o is similar to a trust and which is structured with the principal purpose of avoiding the single class REMIC rules.

Unless otherwise specified in the prospectus supplement, the expenses of the REMIC will be allocated to holders of the related residual interest securities.

Taxation of the REMIC

         General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a

REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

         Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between

         o the gross income produced by the REMIC's assets, including stated interest and any OID or market discount on loans and other assets, and

         o deductions, including stated interest and OID accrued on regular interest securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC.

A holder of a residual interest security that is an individual or a pass-through interest holder, including certain pass-through entities, but not including real estate investment trusts, will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such holder's other miscellaneous itemized deductions for that year, do not exceed two percent of such holder's adjusted gross income.

         For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the day that the interests are issued, which we refer to as the "start up day". The aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

         The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on the loans will be equivalent to the method under which holders of pay-through securities accrue OID, i.e., under the constant yield method taking into account the prepayment assumption. The REMIC will deduct OID on the regular interest securities in the same manner that the holders of the regular interest securities include such discount in income, but without regard to the de minimis rules. See "Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

         To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans, taking into account the prepayment assumption on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before that date, it is possible that the premium may be recovered in proportion to payments of loan principal.

         Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

         o subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

         o subject to limited exceptions, the sale or other disposition of a cash flow investment;

         o the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or

         o the receipt of any fees or other compensation for services rendered by the REMIC.

It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the startup day. The holders of residual interest securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such holders or otherwise, however, taxes will be paid out of the trust and will be allocated pro rata to all outstanding classes of securities of such REMIC.

Taxation of Holders of Residual Interest Securities

         The holder of a security representing a residual interest security will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which holder held the residual interest security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders, on that day of the residual interest securities in proportion to their respective holdings on such day.

         The holder of a residual interest security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to the income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC regular interests issued without any discount or at an insubstantial discount. If this occurs, it is likely that cash distributions will exceed taxable income in later years. Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC regular interest securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

         In any event, because the holder of a residual interest security is taxed on the net income of the REMIC, the taxable income derived from a residual interest security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the residual interest security may be less than that of a bond or instrument.

         Limitation on Losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which the loss arises. A holder's basis in a residual interest security will initially equal such holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased, but not below zero, by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of residual interest securities to deduct net losses may be subject to additional limitations under the Code, as to which such holders should consult their tax advisers.

         Distributions. Distributions on a residual interest security, whether at their scheduled times or as a result of prepayments, will generally not result in any additional taxable income or loss to a holder of a residual interest security. If the amount of such payment exceeds a holder's adjusted basis in the residual interest security, however, the holder will recognize gain, treated as gain from the sale of the residual interest security, to the extent of the excess.

         Sale or Exchange. A holder of a residual interest security will recognize gain or loss on the sale or exchange of a residual interest security equal to the difference, if any, between the amount realized and the holder's adjusted basis in the residual interest security at the time of the sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a residual interest security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after the disposition.

         Excess Inclusions. The portion of the REMIC taxable income of a holder of a residual interest security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on the holder's federal income tax return. Further, if the holder of a residual interest security is an organization subject to the tax on unrelated business income imposed by Code Section 511, the holder's excess inclusion income will be treated as unrelated business taxable income of the holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust, or certain cooperatives were to own a residual interest security, a portion of dividends or other distributions paid by the real estate investment trust or other entity would be treated as excess inclusion income. If a Residual security is owned by a foreign person excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as portfolio interest and is subject to certain additional limitations. See "Tax Treatment of Foreign Investors."


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

         The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a residual interest security, over the daily accruals for the quarterly period of:

         o 120% of the long term applicable federal rate on the startup day multiplied by

         o the adjusted issue price of the residual interest security at the beginning of the quarterly period.

The adjusted issue price of a residual interest at the beginning of each calendar quarter will equal its issue price, calculated in a manner analogous to the determination of the issue price of a regular interest, increased by the aggregate of the daily accruals for prior calendar quarters, and decreased, but not below zero, by the amount of loss allocated to a holder and the amount of distributions made on the residual interest security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

         Under the REMIC Regulations, in certain circumstances, transfers of residual securities may be disregarded. See "--Restrictions on Ownership and Transfer of Residual Interest Securities" and "--Tax Treatment of Foreign Investors" below.

         Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a residual interest security by any disqualified organization. Disqualified organizations include the United States, any State or political subdivision of the United States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in
Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Agreement will prohibit disqualified organizations from owning a residual interest security. In addition, no transfer of a residual interest security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a disqualified organization nor an agent or nominee acting on behalf of a disqualified organization.

         If a residual interest security is transferred to a disqualified organization in violation of the restrictions set forth above, a substantial tax will be imposed on the transferor of the residual interest security at the time of the transfer. In addition, if a disqualified organization holds an interest in a pass-through entity, including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee, that owns a residual interest security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

         Under the REMIC Regulations, if a residual interest security is a noneconomic residual interest, a transfer of the residual interest security to a United States person will be disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the



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

assessment or collection of tax. A residual interest security is a noneconomic residual interest unless, at the time of the transfer:

         o the present value of the expected future distributions on the residual interest security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and

         o the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

If a transfer of a residual interest is disregarded, the transferor would be liable for any Federal income tax imposed upon taxable income derived by the transferee from the REMIC. The REMIC Regulations provide no guidance as to how to determine if a significant purpose of a transfer is to impede the assessment or collection of tax. A similar type of limitation exists with respect to certain transfers of residual interest securities by foreign persons to United States persons. See "--Tax Treatment of Foreign Investors."

         Mark to Market Rules. Prospective purchasers of a residual interest security should be aware that the IRS regulations which provide that a residual interest security acquired after January 3, 1995 cannot be marked-to-market.

Administrative Matters

         The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

Tax Status as a Grantor Trust

         General. As specified in the prospectus supplement if a REMIC election is not made, in the opinion of tax counsel, the trust relating to a series of securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Code and not as an association taxable as a corporation. In some series there will be no separation of the principal and interest payments on the loans. In such circumstances, a holder will be considered to have purchased a pro rata undivided interest in each of the loans. In other cases, i.e. stripped securities, sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.

         Each holder must report on its federal income tax return its share of the gross income derived from the loans (not reduced by the amount payable as trustee fees and the servicing fees, at the same time and in the same manner as those items would have been reported under the holder's tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of the servicing fees. In the case of pass-through securities other than stripped securities, the income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of stripped securities, the income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a security will generally be entitled to deduct servicing fees under Section 162 or Section 212 of the Code to the extent that the servicing fees represent reasonable compensation for the services rendered by the trustee and the master servicer or third parties that are compensated for the performance of services. In the case of a noncorporate holder, however, servicing fees, to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation, will be deductible in computing the holder's regular tax liability only to the extent that the fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing the holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount, which will be adjusted for inflation, will be reduced by the lesser of:

         o 3% of the excess of adjusted gross income over the applicable amount or

         o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

         Discount or Premium on Pass-Through Securities. The holder's purchase price of a pass-through security is to be allocated among the loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee, to the extent necessary to fulfill its reporting obligations, will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities, unless otherwise specified in the prospectus supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a pass-through security allocated to a loan, other than to a right to receive any accrued interest thereon and any undistributed principal payments, is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the pass-through security will be deemed to have been acquired at a discount or premium, respectively.

         The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a stripped security, a holder of a security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a loan will be includible in income, generally in the manner described above, except that in the case of pass-through securities, market discount is calculated on the loans underlying the Certificate, rather than on the security. A holder that acquires an interest in a loan originated after July 18, 1984 with more than a de minimis amount of market discount, generally, the excess of the principal amount of the loan over the purchaser's allocable purchase price, will be required to include accrued market discount in income in the manner set forth above. See "--Taxation of Debt Securities; Market Discount" and "--Premium" above.

         In the case of market discount on a pass-through security attributable to loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of the discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time such principal payment is made. That treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

         Stripped Securities. A stripped security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive certain payments of both interest and principal. Certain stripped securities such as ratio strip securities may represent a right to receive differing percentages of both the interest and principal on each loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of stripped bonds with respect to principal payments and stripped coupons with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing OID, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to the stripped interest.

         Servicing fees in excess of reasonable servicing fees will be treated under the stripped bond rules. If the excess servicing fees are less than 100 basis points or 1% interest on the loan principal balance or the securities are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

         The Code, OID Regulations and judicial decisions provide no direct guidance as to how the interest and OID rules are to apply to stripped securities and other pass-through securities. Under the method described above for prepayment securities or the cash flow bond method, a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during the period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the stripped securities which technically represent ownership interests in the underlying loans, rather than being debt instruments secured by those loans. Nevertheless, it is believed that the cash flow bond method is a reasonable method of reporting income for the securities, and it is expected that OID will be reported on that basis unless otherwise specified in the prospectus supplement. In applying the calculation to pass-through securities, the trustee will treat all payments to be received by a holder with respect to the underlying loans as payments on a single installment obligation. The IRS could, however, assert that OID must be calculated separately for each loan underlying a security.

         Under certain circumstances, if the loans prepay at a rate faster than the prepayment assumption, the use of the cash flow bond method may accelerate a holder's recognition of income. If, however, the loans prepay at a rate slower than the prepayment assumption, in some circumstances the use of this method may decelerate a holder's recognition of income.

         In the case of a stripped security that is an interest weighted security, the trustee intends, absent contrary authority, to report income to securityholders as OID, in the manner described above for interest weighted securities.

         Possible Alternative Characterizations. The characterizations of the stripped securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that:

         o in some series, each non-interest weighted security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments;

         o the non-interest weighted securities are subject to the contingent payment provisions of the Contingent Regulations; or

         o each interest weighted stripped security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

         Given the variety of alternatives for treatment of the stripped securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the securities for federal income tax purposes.

         Character as Qualifying Loans. In the case of stripped securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the loans. The IRS could take the position that the loans' character is not carried over to the securities. Pass-through securities will be, and, although the matter is not free from doubt, stripped securities should be considered to represent "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code. In addition, interest income attributable to the securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities.

Sale or Exchange

         Subject to the discussion below with respect to trusts as to which a partnership election is made, a holder's tax basis in its security is the price such holder pays for a security, plus amounts of original issue or market discount included in income and reduced by any payments received, other than qualified stated interest payments, and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security's basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset. In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a regular interest security will be taxable as ordinary income or loss. In addition, gain from the disposition of a regular interest security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of the amount that would have been includible in the holder's income if the yield on the regular interest security had equaled 110% of the applicable federal rate as of the beginning of the holder's holding period, over the amount of ordinary income actually recognized by the holder on the regular interest security.

Miscellaneous Tax Aspects

         Backup Withholding. Subject to the discussion below with respect to trusts as to which a partnership election is made, a holder, other than a holder of a residual interest security, may, under certain circumstances, be subject to "backup withholding" at a rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or OID on the securities. This withholding generally applies if the holder of a security

         o fails to furnish the trustee with its taxpayer identification number ("TIN");

         o        furnishes the trustee an incorrect TIN;

         o fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or

         o under some circumstances, fails to provide the trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding.

Backup withholding will not apply, however, to some payments made to holders, including payments to certain exempt recipients, such as exempt organizations, and to certain nonresidents which we define below. Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

         The trustee will report to the holders and to the master servicer for each calendar year the amount of any reportable payments during the year and the amount of tax withheld, if any, with respect to payments on the securities.

Tax Treatment of Foreign Investors

         Subject to the discussion below with respect to trusts as to which a partnership election is made, under the Code, unless interest, including OID, paid on a security, other than a residual interest security, is considered to be effectively connected with a trade or business conducted in the United
States by a nonresident alien individual, foreign partnership or foreign corporation, which we define as "nonresident", those interest will normally qualify as portfolio interest, except where the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or the recipient is a controlled foreign corporation to which the issuer is a related person, and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from the interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate, unless that rate were reduced or eliminated by an applicable tax treaty, on, among other things, interest and other fixed or determinable, annual or periodic income paid to nonresidents. Holders of pass-through securities and stripped securities, including ratio strip securities, however, may be subject to withholding to the extent that the loans were originated on or before July 18, 1984.

         Interest and OID of holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder. They will, however, generally be subject to the regular United States income tax.

         Payments to holders of residual interest securities who are foreign persons will generally be treated as interest for purposes of the 30% or lower treaty rate United States withholding tax. Holders should assume that the income does not qualify for exemption from United States withholding tax as portfolio interest. It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a residual interest security will not be entitled to an exemption from or reduction of the 30% or lower treaty rate withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed or when the residual interest security is disposed of. The Treasury has statutory authority, however, to promulgate regulations which would require that these amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of residual interest securities that do not have significant value. Under the REMIC Regulations, if a residual interest security has tax avoidance potential, a transfer of a residual interest security to a nonresident will be disregarded for all federal tax purposes. A residual interest security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30% of each excess inclusion, and that these amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a residual interest security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the residual interest security for purposes of the withholding tax provisions of the Code. See "--Excess Inclusions."

         On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

Tax Characterization of the Trust as a Partnership

         Tax counsel will deliver its opinion that a trust will not be treated as a publicly traded partnership taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the related Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the securities has been structured as a private placement under an IRS safe harbor, so that the trust will not be characterized as a publicly traded partnership taxable as a corporation.

         If the trust were taxable as a corporation for federal income tax purposes, the trust would be subject to corporate income tax on its taxable income. The trust's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for any tax that is unpaid by the trust.

Tax Consequences to Holders of the Notes

         Treatment of the Notes as Indebtedness. The trust will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Tax counsel will, except as otherwise provided in the prospectus supplement, advise the sponsor that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

         OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not indexed securities or strip notes. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for qualified stated interest under the OID Regulations, and that any OID on the notes, i.e., any excess of the principal amount of the notes over their issue price, does not exceed a de minimis amount, i.e., 0.25% of their principal amount multiplied by the number of full years included in their term, all within the meaning of the OID Regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to such notes will be disclosed in the prospectus supplement.

         Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with noteholder's method of tax accounting. Under the OID Regulations, a holder of a note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

         A holder of a note that has a fixed maturity date of not more than one year from the issue date of note which we refer to as a short-term note may be subject to special rules. An accrual basis holder of a short-term note and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a short-term note would, in general, be required to report interest income as interest is paid or, if earlier, upon the taxable disposition of the short-term note. However, a cash basis holder of a short-term note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the short-term note until the taxable disposition of the short-term note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the short-term note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a short-term note is purchased for more or less than its principal amount.

         Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by noteholder in income with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by noteholder with respect to the note. Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

         Foreign Holders. Interest payments made or accrued to a noteholder who is a nonresident alien, foreign corporation or other non-United States person generally will be considered portfolio interest, and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person, and the foreign person:

         o is not actually or constructively a "10 percent shareholder" of the trust or the seller (including a holder of 10% of the outstanding certificates) or a "controlled foreign corporation" with respect to which the trust or the seller is a "related person" within the meaning of the Code and

         o provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement on Form W-8 or a similar form, signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person's name and address.

If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, if:

         o the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and

         o in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

         Backup Withholding. Each holder of a note, other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

         Possible Alternative Treatments of the Notes. If, contrary to the opinion of tax counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust. If so treated, the trust might be treated as a publicly traded partnership taxable as a corporation with the adverse consequences described above and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, and most likely in the view of tax counsel, the trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a publicly traded partnership could have adverse tax consequences to some holders. For example, income to certain tax-exempt entities including pension funds would be unrelated business taxable income, income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the trust's expenses.

Tax Consequences to Holders of the Certificates

         Treatment of the Trust as a Partnership. The trust and the master servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust, the certificates, the notes, the trust and the master servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

         A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

         Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are indexed securities or strip certificates, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to such certificates will be disclosed in the prospectus supplement.

         Partnership Taxation. As a partnership, the trust will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the trust. The trust's income will consist primarily of interest and finance charges earned on the loans including appropriate adjustments for market discount, OID and bond premium and any gain upon collection or disposition of loans. The trust's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the related Agreement and related documents. The Agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust for each month equal to the sum of:

         o the interest that accrues on the certificates in accordance with their terms for the month, including interest accruing at the pass-through rate for the month and interest on amounts previously due on the certificates but not yet distributed;

         o any trust income attributable to discount on the loans that corresponds to any excess of the principal amount of the certificates over their initial issue price;

         o prepayment premium payable to the certificateholders for the month; and

         o any other amounts of income payable to the certificateholders for the month.

         The allocation will be reduced by any amortization by the trust of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust will be allocated to the sponsor. Based on the economic arrangement of the parties, this approach for allocating trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire pass-through rate plus the other items described above even though the trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust income even if they have not received cash from the trust to pay taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust.

         All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity including an individual retirement account will constitute unrelated business taxable income generally taxable to the holder under the Code.

         An individual taxpayer's share of expenses of the trust including servicing fees but not interest expense would be miscellaneous itemized deductions. The deductions might be disallowed to the individual in whole or in part and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust.

         The trust intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each loan, the trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

         Discount and Premium. It is believed that the loans were not issued with OID, and, therefore, the trust should not have OID income. However, the purchase price paid by the trust for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. As indicated above, the trust will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.

         If the trust acquires the loans at a market discount or premium, the trust will elect to include any discount in income currently as it accrues over the life of the loans or to offset any premium against interest income on the loans. As indicated above, a portion of market discount income or premium deduction may be allocated to certificateholders.

         Section 708 Termination. Pursuant to regulations under Code Section 708, a sale or exchange of 50% or more of the capital and profits in a partnership would cause a deemed contribution of assets of the partnership which we refer to as the "old partnership" to a new partnership which we refer to as the "new partnership" in exchange for interests in the new partnership. The interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. Accordingly, under these new regulations, if the Trust Fund were characterized as a partnership and a sale of certificates terminated the partnership under Code Section 708, the purchaser's basis in its ownership interest would not change.

         Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust income includible in income and decreased by any distributions received with respect to such certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of such aggregate tax basis to the certificates sold rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

         Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust will elect to include market discount in income as it accrues.

         If a certificateholder is required to recognize an aggregate amount of income not including income attributable to disallowed itemized deductions described above over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, the excess will generally give rise to a capital loss upon the retirement of the certificates.

         Allocations Between Transferors and Transferees. In general, the trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items which will affect its tax liability and tax basis attributable to periods before the actual transaction.

         The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed or only applies to transfers of less than all of the partner's interest, taxable income or losses of the trust might be reallocated among the certificateholders. The trust's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

         Section 754 Election. In the event that a certificateholder sells its certificates at a profit or loss, the purchasing certificateholder will have a higher lower basis in the certificates than the selling certificateholder had. The tax basis of the trust's assets will not be adjusted to reflect that higher or lower basis unless the trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust will not make an election. As a result, certificateholders might be allocated a greater or lesser amount of trust income than would be appropriate based on their own purchase price for certificates.

         Administrative Matters. The trustee is required to keep or have kept complete and accurate books of the trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust and will report each certificateholder's allocable share of items of trust income and expense to holders and the IRS on Schedule K-1. The trust will provide the Schedule K-l information to nominees that fail to provide the trust with the information statement described below and nominees will be required to forward information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the holder notifies the IRS of all inconsistencies .

         Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. The information includes:

         o the name, address and taxpayer identification number of the nominee and

         o        as to each beneficial owner

                  o the name, address and identification number of the person,

                  o whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and

                  o some information on certificates that were held, bought or sold on behalf of the person throughout the year.

In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the trust. The information referred to above for any calendar year must be furnished to the trust on or before the following January
31. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

         The sponsor will be designated as the tax matters partner in the Agreement and will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders. In some circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust.

         Tax Consequences to Foreign Certificateholders. It is not clear whether the trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust would be engaged in a trade or business in the United States for such purposes, the trust will withhold as if it were so engaged in order to protect the trust from possible adverse consequences of a failure to withhold. The trust expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust to change its withholding procedures. In determining a holder's withholding status, the trust may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

         The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, other than a partnership that is not treated as a United States person under any applicable Treasury regulation , or an estate whose income is subject to U.S. federal income tax regardless of its source of income, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

         Each foreign holder might be required to file a U.S. individual or corporate income tax return including, in the case of a corporation, the branch profits tax on its share of the trust's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust taking the position that no taxes were due because the trust was not engaged in a U.S. trade or business. However, interest payments made or accrued to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the trust. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered portfolio interest. As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

         Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax of 31% if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                            STATE TAX CONSIDERATIONS

         In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.


                              ERISA CONSIDERATIONS

         The following describes certain considerations under ERISA and the Code, which apply only to securities of a series that are not divided into subclasses. If securities are divided into subclasses the prospectus supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to such securities.

         ERISA imposes requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) (collectively "Plans") subject to ERISA and on persons who are fiduciaries with respect to such Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA
Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable state law. Any such plan which is qualified and exempt from taxation under Code Sections 401(a) and 501(a), however, is subject to the prohibited transaction rules set forth in Code
Section 503.

         On November 13, 1986, the United States Department of Labor (the "DOL") issued final regulations concerning the definition of what constitutes the assets of a Plan. (Labor Reg. Section 2510.3-101) Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an equity investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. However, the regulation provides that, generally, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of such Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined in the Labor Reg. Section 2510.3-101, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended. The prospectus supplement will indicate the anticipated treatment under these regulations of securities issued by the trust.

         In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA prohibits a broad range of transactions involving Plan assets and persons ("Parties in Interest") having certain specified relationships to a Plan and imposes additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. Because the loans may be deemed Plan assets of each Plan that purchases securities, an investment in the securities by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code Section 4975 unless a statutory, regulatory or administrative exemption applies.

         In Prohibited Transaction Exemption 83-1 ("PTE 83-1") the DOL exempted from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates. PTE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by Plans. If the general conditions (discussed below) of PTE 83-1 are satisfied, investments by a Plan in certificates that represent interests in a pool consisting of mortgage loans secured by single family homes ("Single Family Securities") will be exempt from the prohibitions of ERISA Sections 406(a) and 407 (relating generally to transactions with Parties in Interest who are not fiduciaries) if the Plan purchases the Single Family Securities at no more than fair market value and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and
(2) (relating generally to transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25% of all Single Family Securities, and at least 50% of all Single Family Securities are purchased by persons independent of the pool sponsor or pool trustee. PTE 83-1 does not provide an exemption for transactions involving subordinate securities. Accordingly, no transfer of a subordinate certificate or a security which is not a Single Family Security may be made to a Plan unless specified in the prospectus supplement.

         The discussion in this and the next succeeding paragraph applies only to Single Family Securities. The sponsor believes that, for purposes of PTE 83-1, the term "mortgage pass-through certificate" would include: (1) certificates issued in a series consisting of only a single class of certificates; and (2) senior certificates issued in a series in which there is only one class of such certificates; provided that the certificates in the case of clause (1), or the senior certificates in the case of clause (2), evidence the beneficial ownership of both a specified percentage (greater than 0%) of future interest payments and a specified percentage (greater than 0%) of future principal payments on the loans. It is not clear whether a class of certificates that evidences the beneficial ownership in a trust divided into loan groups, beneficial ownership of a specified percentage of interest payments only or principal payments only, or a notional amount of either principal or interest payments, or a class of certificates entitled to receive payments of interest and principal on the loans only after payments to other classes or after the occurrence of certain specified events would be a mortgage pass-through certificate for purposes of PTE 83-1.

         PTE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption:

         o the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan;

         o the existence of a pool trustee who is not an affiliate of the pool sponsor; and

         o a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the pool.

         The sponsor believes that the first general condition referred to above will be satisfied with respect to the certificates issued without a subordination feature, or the senior certificates only in a series issued with a subordination feature, provided that the subordination and reserve account, subordination by shifting of interests, the pool insurance or other form of credit enhancement described under "Credit Enhancement" herein (such subordination, pool insurance or other form of credit enhancement being the system of insurance or other protection referred to above) with respect to a series of certificates is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the loans or the principal balance of the largest loan. See "Description of the Securities" herein. In the absence of a ruling that the system of insurance or other protection with respect to a series of certificates satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the DOL. The trustee will not be affiliated with the sponsor.

         Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Single Family Securities must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraphs, of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions. Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

         The DOL has granted to certain underwriters individual administrative exemptions (the "Underwriter Exemptions"), from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Underwriter Exemptions.

         While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially the following:

         o the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

         o the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

         o the certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from S&P, Moody's, DCR or Fitch;

         o the trustee must not be an affiliate of any other member of the Restricted Group as defined below;

         o the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the trust represents not more than the fair market value of such loans; the sum of all payments made to and retained by the servicer and any other servicer represents not more than reasonable compensation for such person's services under the agreement pursuant to which the loans are pooled and reimbursements of such person's reasonable expenses in connection therewith; and

         o the Plan investing in the certificates is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act of 1933, as amended.


         The trust must also meet the following requirements:

         o the corpus of the trust must consist solely of assets of the type that have been included in other investment pools;

         o the certificates in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, Fitch or DCR for at least one year prior to the Plan's acquisition of the securities; and

         o certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

         Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities in a trust holding receivables as to which the fiduciary (or its affiliate) is an obligor provided that, among other requirements:

         o in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group (as defined below),

         o such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust;

         o the Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and

         o immediately after the acquisition, no more than twenty-five percent of the assets of any Plan with respect to which such person is a fiduciary is invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

         The Underwriter Exemptions do not apply to Plans sponsored by the seller, any underwriter of the certificates, the trustee, the master servicer, any insurer with respect to the loans, any obligor with respect to loans included in the trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust, or any affiliate of such parties (the "Restricted Group").

         On July 21, 1997, the U.S. Department of Labor published in the Federal Register an amendment to the Underwriter Exemptions, which extends exemptive relief to certain mortgage-backed and asset-backed certificates transactions using pre-funding accounts for trusts issuing pass-through certificates. The amendment generally allows mortgage loans or other secured receivables supporting payments to securityholders, and having a value equal to no more than twenty-five percent of the total principal amount of the securities being offered by the trust, to be transferred to the trust within a 90-day or three-month pre-funding period following the closing date, instead of requiring that all such obligations be either identified or transferred on or before the closing date. The relief is available when certain conditions are met.

         The prospectus supplement will indicate the classes of securities, if any, as to which it is expected that an Underwriter Exemption will apply.

         Any Plan fiduciary that proposes to cause a Plan to purchase securities is encouraged to consult with its counsel concerning the impact of ERISA and the Code, the applicability of PTE 83-1, the availability and applicability of any Underwriter Exemption or any other exemptions from the prohibited transaction provisions of ERISA and the Code and the potential consequences in their specific circumstances, before making the investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

         The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered thereby constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of securities that qualify as mortgage related securities will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to mortgage related securities, securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Approximately twenty-one states adopted such legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, so long as such contractual commitment was made or such securities were acquired prior to the enactment of such legislation.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by NCUA Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), which sets forth certain restrictions on investments by federal credit unions in mortgage related securities (in each case whether or not the class of securities under consideration for purchase constituted a mortgage related security).

         All depository institutions considering an investment in the securities (whether or not the class of securities under consideration for purchase constitutes a mortgage related security) should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators) (the "Policy Statement") setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including mortgage related securities which are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy

Statement, high-risk mortgage securities include securities not entitled to distributions allocated to principal or interest and subordinate securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a high-risk mortgage security, and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying".

         There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for such investors.

                             METHOD OF DISTRIBUTION

         The securities are being offered hereby in series from time to time (each series evidencing or relating to a separate trust) through any of the following methods:

         o by negotiated firm commitment underwriting and public reoffering by underwriters;

         o by agency placements through one or more placement agents primarily with institutional investors and dealers; and

         o by placement directly by the sponsor with institutional investors.

         A prospectus supplement will be prepared for each series which will describe the method of offering being used for that series and will set forth:

         o        the identity of any underwriters thereof,

         o        either:

                  o the price at which such series is being offered, the nature and amount of any underwriting discounts or additional compensation to such underwriters and the proceeds of the offering to the sponsor,

                  o or the method by which the price at which the underwriters will sell the securities will be determined,

         o information regarding the nature of the underwriters' obligations,

         o any material relationship between the sponsor and any underwriter and,

         o where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the securities so offered.

         In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the securities of such series if any such securities are purchased. securities may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

         Underwriters and agents may be entitled under agreements entered into with the sponsor to indemnification by the sponsor against certain civil liabilities, including liabilities under the securities Act of 1933, as amended, or to contribution with respect to payments which such underwriters or agents may be required to make in respect thereof.

         If a series is offered other than through underwriters, the prospectus supplement relating thereto will contain information regarding the nature of such offering and any agreements to be entered into between the sponsor and purchasers of securities of such series.

                                 LEGAL MATTERS

         The validity of the securities will be passed upon for the sponsor by Tobin & Tobin, a professional corporation, San Francisco, California. Certain federal income tax consequences with respect to the securities will be passed upon for the sponsor by Brown & Wood LLP, New York, New York. Brown & Wood LLP, New York, New York or Dewey Ballantine LLP, New York, New York will act as counsel for the underwriter.

                             FINANCIAL INFORMATION

         A new trust will be formed with respect to each series of securities and no trust will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the prospectus supplement.


                             AVAILABLE INFORMATION

         The sponsor has filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the securities. This prospectus, which forms a part of the registration statement, and the supplement relating to each series of securities contain information set forth in the registration statement pursuant to the rules and regulations of the SEC. For further information, reference is made to such registration statement and the exhibits thereto, which may be inspected and copied at the facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows:

         Chicago Regional Office,                     New York Regional Office
         500 West Madison Street,                     Seven World Trade Center
         Chicago, IL 60661                            New York, NY 10048

         The SEC maintains a website at http://www.sec.gov. that contains reports, proxy and information statements and other information regarding registrants including the sponsor, that file electronically with the SEC.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to incorporate by reference some of the information we file with it, which means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained herein (or in the accompanying supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this prospectus. Neither the sponsor nor the master servicer for any series intends to file with the SEC periodic reports with respect to the related trust following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         All documents filed by or on behalf of the trust referred to in the accompanying supplement with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of such supplement and prior to the termination of any offering of the securities issued by such trust shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of the filing of such documents.

         The trust will provide without charge to each person to whom this prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Such requests should be directed to the corporate trust office of the trustee specified in the accompanying supplement.

                                     RATING

         It is a condition to the issuance of the securities of each series offered hereby and by the supplement that they shall be rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the prospectus supplement.

         Ratings on asset-backed securities address the likelihood of receipt by securityholders of all distributions on the trust assets. These ratings address the structural, legal and issuer- related aspects associated with such securities, the nature of the trust assets and the credit quality of the credit enhancer or guarantor, if any. Ratings on asset-backed securities do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped securities in extreme cases might fail to recoup their underlying investments.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Further, such ratings do not address the effect of prepayments on the yield anticipated by the investor. Each security rating should be evaluated independently of any other security rating.

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    NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SPONSOR OR THE UNDERWRITER. THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH THEY RELATE OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THEIR RESPECTIVE DATES.

                         ------------------------------

                               TABLE OF CONTENTS

                  Prospectus Supplement
                                                     PAGE
                                                     ----
Summary...........................................    S-4
Risk Factors......................................   S-10
Formation of the Trust............................   S-15
The Trust Property................................   S-15
The Insurer and the Policy........................   S-16
GreenPoint Mortgage Funding, Inc..................   S-19
The Company's Mortgage Loan Program...............   S-21
The Sponsor.......................................   S-23
Description of the Mortgage Loans.................   S-23
Yield, Maturity and Prepayment Considerations.....   S-42
Pool Factor and Trading Information...............   S-48
Description of the Class A Notes..................   S-48
Certain Provisions of the Sale and Servicing
  Agreement.......................................   S-58
Use of Proceeds...................................   S-66
Certain Federal Income Tax Consequences...........   S-66
State Taxes.......................................   S-68
ERISA Considerations..............................   S-69
Legal Investment Considerations...................   S-69
Underwriting......................................   S-70
Legal Matters.....................................   S-70
Experts...........................................   S-70
Ratings...........................................   S-71
Index of Defined Terms............................   S-72

                    Prospectus
Risk Factors......................................      4
The Trust.........................................      8
Use of Proceeds...................................     14
The Sponsor.......................................     14
Loan Program......................................     14
Description of the Securities.....................     17
Credit Enhancement................................     31
Yield and Prepayment Considerations...............     38
The Agreements....................................     41
Certain Legal Aspects of the Loans................     58
Federal Income Tax Consequences...................     69
State Tax Considerations..........................     96
ERISA Considerations..............................     96
Legal Investment..................................    101
Method of Distribution............................    102
Legal Matters.....................................    103
Financial Information.............................    103
Available Information.............................    103
Incorporation of Certain Documents by Reference...    104
Rating............................................    104

================================================================================

================================================================================

                           GREENPOINT HOME EQUITY LOAN
                                  TRUST 1999-2

                      $193,275,000 CLASS A-1 VARIABLE RATE
                               ASSET-BACKED NOTES

                      $52,370,000 CLASS A-2 VARIABLE RATE
                               ASSET-BACKED NOTES

                                HOME EQUITY LOAN
                               ASSET-BACKED NOTES
                                 SERIES 1999-2

                 [Logo of GreenPoint Mortage Securities Inc.]
                                   SPONSOR

                   ------------------------------------------
                             PROSPECTUS SUPPLEMENT
                   ------------------------------------------


GREENWICH CAPITAL
--------------------------------------------------------------------------------
-----------------

                               December 15, 1999

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